Exhibit 10.1

EXECUTION COPY

SPIRIT MASTER FUNDING, LLC

as Issuer

and

SPIRIT FINANCE CORPORATION
as Property Manager and Special Servicer

and

MIDLAND LOAN SERVICES, INC.
as Back-Up Manager

PROPERTY MANAGEMENT AND SERVICING AGREEMENT

Dated as of July26, 2005

Net-Lease Mortgage Notes

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.01.	Defined Terms
Section 1.02.	Other Definitional Provisions
Section 1.03.	Certain Calculations in Respect of the Leases and the Mortgage Loans
Section 1.04.	Fee Calculations; Interest Calculations

ARTICLE II REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION; FINANCIAL COVENANTS

Section 2.01.	Representations and Warranties of Spirit Finance and the Back-Up Manager
Section 2.02.	Representations and Warranties of the Issuer
Section 2.03.	Recordings and Filings; Books and Records
Section 2.04.	Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES

Section 3.01.	Administration of the Mortgaged Properties, Leases and Mortgage Loans
Section 3.02.	Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts
Section 3.03.	Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; Emergency Property Expenses
Section 3.04.	Collection Account; Release Account
Section 3.05.	Withdrawals From the Collection Account and the Release Account
Section 3.06.	Investment of Funds in the Collection Account and the Release Account
Section 3.07.	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage
Section 3.08.	Enforcement of Alienation Clauses; Consent to Assignment
Section 3.09.	Realization Upon Specially Serviced Assets
Section 3.10.	Issuer, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files
Section 3.11.	Servicing Compensation; Interest on Property Protection Advances
Section 3.12.	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports
Section 3.13.	Annual Statement as to Compliance
Section 3.14.	Reports by Independent Public Accountants

Section 3.15.	Access to Certain Information; Delivery of Certain Information
Section 3.16.	Appraisals After a Property Protection Event; Title to REO Property
Section 3.17.	Management of REO Properties and Mortgaged Properties relating to Defaulted Assets
Section 3.18.	Sale and Exchange of Mortgage Loans, Leases and Mortgaged Properties
Section 3.19.	Modifications, Waivers, Amendments and Consents
Section 3.20.	Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping
Section 3.21.	Sub-Management Agreements

ARTICLE IV REPORTS

Section 4.01.	Reports to the Issuer, the Indenture Trustee and the Insurers
Section 4.02.	Use of Agents

ARTICLE V THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01.	Liability of the Property Manager and the Special Servicer
Section 5.02.	Merger, Consolidation or Conversion of the Property Manager and the Special Servicer
Section 5.03.	Limitation on Liability of the Property Manager and the Special Servicer; Environmental Liabilities
Section 5.04.	Term of Service; Property Manager and Special Servicer Not to Resign
Section 5.05.	Rights of Certain Persons in Respect of the Property Manager and the Special Servicer
Section 5.06.	[Reserved]
Section 5.07.	Property Manager or Special Servicer as Owner of Notes

ARTICLE VI SERVICER REPLACEMENT EVENTS

Section 6.01.	Servicer Replacement Events
Section 6.02.	Back-Up Manager
Section 6.03.	Additional Remedies of the Issuer and the Indenture Trustee upon a Servicer Replacement Event

ARTICLE VII TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY ISSUER; RELEASE OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY ISSUER

Section 7.01.	Released Mortgage Loans and Released Mortgaged Properties
Section 7.02.	Third Party Purchase Options; Release of Mortgaged Properties to Affiliates under Defaulted or Delinquent Assets; Other Sales or Exchanges
Section 7.03.	Transfer of Lease to New Mortgaged Property

ARTICLE VIII TERMINATION

Section 8.01.	Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture

ARTICLE IX MISCELLANEOUS PROVISIONS

Section 9.01.	Amendment
Section 9.02.	Counterparts
Section 9.03.	GOVERNING LAW
Section 9.04.	Notices
Section 9.05.	Severability of Provisions
Section 9.06.	Effect of Headings and Table of Contents
Section 9.07.	Notices to Insurers and Rating Agencies
Section 9.08.	Successors and Assigns: Beneficiaries
Section 9.09.	Complete Agreement
Section 9.10.	Certain Rights of Insurers; Insurer Default
Section 9.11.	Consent to Jurisdiction
Section 9.12.	No Proceedings

EXHIBITS

EXHIBIT A-1	MORTGAGED PROPERTY SCHEDULE

EXHIBIT A-2	MORTGAGE LOAN SCHEDULE

EXHIBIT B	FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

EXHIBIT C	FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

EXHIBIT D	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER OR INDENTURE TRUSTEE

EXHIBIT E	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

EXHIBIT F	FORM OF DETERMINATION DATE REPORT

This PROPERTY MANAGEMENT AND SERVICING AGREEMENT, dated as of July 26, 2005 (this “Agreement”), is made among Spirit Master Funding, LLC, as issuer (the “Issuer”), Spirit Finance Corporation (“Spirit Finance”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), and Midland Loan Services, Inc., as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).

PRELIMINARY STATEMENT

As of the Initial Closing Date, the Issuer owns the Mortgaged Properties and related Leases described on Exhibit A-1 and the Mortgage Loans described on Exhibit A-2.  Spirit Finance has agreed to provide property management services with respect to the Mortgaged Properties and to service the Leases and the Mortgage Loans.  Upon the issuance of the Notes under the Indenture, the Issuer will pledge its right, title and interest in and to such Mortgaged Properties, Leases and Mortgage Loans to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and the Notes issued under the Indenture and for payment of amounts owed to the Insurers under each Insurance Agreement and the Indenture.

ARTICLE I

DEFINITIONS

Section 1.01.          Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the words and phrases set forth below, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.  Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below).

“30/360 Basis”:  The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to each Insurer and the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee with respect thereto.

“Additional Servicing Compensation”:  Property Manager Additional Servicing Compensation and Special Servicer Additional Servicing Compensation.

“Advance Interest”:  Interest accrued on any Property Protection Advance at the Reimbursement Rate and payable to the Property Manager or the Back-Up Manager, as the case may be, each in accordance with Section 3.11(e).

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”:  This Property Management and Servicing Agreement and all amendments hereof and supplements hereto.

“Aggregate Collateral Value”:  On any date of determination, the sum of the Collateral Values of the Mortgage Loans and Mortgaged Properties (that do not otherwise secure Mortgage Loans) that are included in the Collateral Pool.  As of the Series 2005-1 Closing Date, the Aggregate Collateral Value was approximately $630,421,106.

“Aggregate Note Principal Balance”:  For any date of determination and any Series, the sum of the Class Principal Balances of each Class of Notes of such Series.

“Aggregate Series Principal Balance”:  On any date of determination, the sum of the Aggregate Note Principal Balances of each Series, in each case after giving effect to any payments of principal on such date.

“Allocated Collateral Amount”:  For any Mortgage Loan or Mortgaged Property (that does not otherwise secure a Mortgage Loan) at any time, the product of (i) the Collateral Value of the related Mortgaged Property or Mortgage Loan, multiplied by (ii) a fraction, the numerator of which is the Aggregate Series Principal Balance at such time and the denominator of which is the Aggregate Collateral Value.

“Appraised Value”:  For any Mortgaged Property included in the Collateral Pool or securing a Mortgage Loan included in the Collateral Pool, an appraised value determined pursuant to an independent MAI appraisal in accordance with the Uniform Standards of Professional Appraisal Practice and which takes into account the leased fee value of the related buildings and land of such Mortgaged Property, consistent with industry standards, and excludes the value of equipment and other tangible personal property and business enterprise value, and (1) with respect to any Mortgage Loan included in the Collateral Pool as of the Series Closing Date, the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisal obtained by the Property Manager with respect to the related Mortgaged Property, (2) with respect to any Mortgaged Property included in the Collateral Pool as of the Series Closing Date, the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisals obtained by the Property Manager with respect to such Mortgaged Property, (3) with respect to any Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property, is either (a) a full narrative (complete summary) MAI appraisal or (b) with respect to Mortgaged Properties operated within the Restaurant Business Sector (as defined in the Indenture), a limited scope (limited restricted) MAI appraisal obtained within 12 months prior to the date such Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property is pledged as part of the Collateral Pool, or (4) at any time subsequent to a Series Closing Date, in accordance with the Servicing Standard, the Property Manager or Special

Servicer determines that obtaining a new Appraised Value is necessary, a full narrative (complete summary) or, with respect to Mortgaged Properties operated within the Restaurant Business Sector, limited scope (limited restricted) MAI appraisal obtained by the Property Manager or the Special Servicer with respect to such Mortgaged Property.

“Asset File”:  A Loan File or a Lease File, as the context requires.

“Assignment of Leases”:  With respect to any Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Mortgage Loan.

“Authorized Officer”: With respect to the Issuer, any person who is authorized to act for the Issuer and who is identified on the list delivered by the Issuer to the Indenture Trustee on each Series Closing Date (as such list may be modified or supplemented from time to time thereafter).  With respect to an Insurer, the president, any vice president, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers.

“Available Amount”:  The Available Amount on any Payment Date will consist of the aggregate of all amounts received in respect of the Collateral Pool during the immediately preceding Collection Period and on deposit in the Collection Account on the immediately preceding Determination Date, including amounts earned, if any, on the investment of funds on deposit in the Collection Account and the Release Account during the immediately preceding Collection Period, Unscheduled Proceeds, amounts received on account of payments under any Guaranties, amounts received on account of payments under the Performance Undertaking and the Environmental Indemnity Agreement, and upon the termination of any Sweep Period, any amounts released from the Cashflow Coverage Reserve Account, but excluding (i) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date, (ii) the amount of any collections allocated to Companion Loans, if any, as provided in the applicable Pari Passu Co-Lender Agreements, (iii) the amount of any Additional Servicing Compensation, (iv) amounts received on account of Excess Cashflow (so long as no Early Amortization Event has occurred and is continuing), (v) amounts withdrawn from the Collection Account to reimburse the Property Manager or the Back-Up Manager for any unreimbursed Property Protection Advances (plus Advance Interest thereon) and to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fee, Workout Fees or Liquidation Fees and any Emergency Property Expenses, (vi) amounts required to be paid by the Issuer as the lessor under the Leases in respect of sales taxes (vii) any amount received from a Tenant or Borrower as reimbursement for any cost paid by or on behalf of the Issuer (other than as a Property Protection Advance, Emergency Property Expense or a Collateral Pool Expense)  as lessor or lender under a Lease or Mortgage Loan, as applicable and (viii) any amounts collected by or on behalf of the Issuer and held in escrow or impound as lender or lessor to pay future obligations due under a Mortgage Loan or Lease, as applicable.

“Average Cashflow Coverage Ratio”:  On any date of determination, the average of the Cashflow Coverage Ratios for the Determination Dates for the Collection Period most recently ended and each of the two Collection Periods immediately preceding such

Collection Period; provided, however, that until the occurrence of the third Determination Date after the applicable Series Closing Date, the Average Cashflow Coverage Ratio shall be the average of the Cashflow Coverage Ratios for the Determination Dates for all Collection Periods ended since such Series Closing Date.

“Back-Up Fee”:  With respect to each Mortgage Loan and each Lease, the fee payable to the Back-Up Manager pursuant to Section 3.11(h).

“Back-Up Fee Rate”:  With respect to each Mortgage Loan and each Mortgaged Property owned by Issuer, a fixed percentage rate equal to 0.005% per annum.

“Back-Up Manager”:  Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

“Back-Up Servicing Transfer Date”:  As defined in Section 6.02(b).

“Balloon Loan”:  Mortgage Loans which have substantial payments of principal due at their stated maturities.

“Bankruptcy Code”:  The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Borrower”:  The obligor or obligors on a Mortgage Note, including any Person that has acquired the related Collateral and assumed the obligations of the Original Obligor under the Mortgage Note.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Scottsdale, Arizona, or any other city in which is located the principal office of the Issuer, the Primary Servicing Office of the Property Manager or the Special Servicer or the Indenture Trustee’s Office.

“Cashflow Coverage Ratio”:  The ratio, expressed as a fraction, the numerator of which is the sum of the Monthly Loan Payments and the Monthly Lease Payments received during the Collection Period ending on the related Determination Date plus any income earned from the investment of funds on deposit in the Collection Account and the Release Account in Permitted Investments during the immediately preceding Collection Period, plus or minus any net payments due to or from the Issuer under the applicable hedge agreements for any Series of Notes for the related Payment Date, and the denominator of which is the Total Debt Service for such Determination Date.

“Cashflow Coverage Reserve Account”:  As defined in the Indenture.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change of Control”: The acquisition of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 50% or more of the common stock of Spirit Finance without the prior consent of the Insurers.

“Class Principal Balance”:  As defined in the Indenture.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Co-Issuer”:  As defined in the Indenture.

“Collateral”: As defined in the Indenture.

“Collateral Agent”:  As defined in the Indenture.

“Collateral Defect”:  As defined in Section 2.04(a).

“Collateral Pool”:  As defined in the Indenture.

“Collateral Value”:  As defined in the Indenture.

“Collection Account”:  The segregated account or accounts created and maintained by the Property Manager in the name of the Indenture Trustee, held on behalf of the Noteholders, for the collection of payments on the Mortgage Loans and Leases.

“Collection Account Agreement”:  As defined in Section 3.04(a).

“Collection Account Bank”:  As defined in Section 3.04(a).

“Collection Period”:  With respect to any Payment Date, the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, commencing on the applicable Series Closing Date) and ending with the Determination Date related to such Payment Date.

“Companion Loans”:  A mortgage loan secured by a Mortgaged Property held, on a pari passu basis, with the Issuer or any Co-Issuer, by parties other than the Issuer or any Co-Issuer.

“Condemnation Proceeds”:  All proceeds received in connection with the condemnation of, or granting an easement on, any Mortgaged Property other than proceeds applied to the restoration of such Mortgaged Property or released to the related Tenant or Borrower in accordance with the Servicing Standard.

“Control Person”:  With respect to any Person, anyone that constitutes a “controlling person” of such Person within the meaning of the Securities Act of 1933, as amended.

“Controlling Party”:  As defined in the Indenture.

“Corrected Lease”:  Any Lease that had been a Specially Serviced Lease but with respect to which (a) as of the date of determination, no circumstance identified in clauses (a) through (e) of the definition of the term “Specially Serviced Lease” then exists and (b) one or more of the following as are applicable occur:

(i)            with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Lease”, the related Tenant has made three consecutive full and timely Monthly Lease Payments, as applicable, under the terms of such Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or such Lease has been terminated and the related Mortgaged Property has been re-leased;

(ii)           with respect to the circumstances described in clauses (b) or (c) of the definition of the term “Specially Serviced Lease”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)          with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Lease”, such default is cured; and

(iv)          with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Lease”, such proceedings are terminated.

“Corrected Mortgage Loan”:  Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but with respect to which (a) as of the date of determination, no circumstance identified in clauses (a) through (e) of the definition of the term “Specially Serviced Mortgage Loan” then exists and (b) one or more of the following as are applicable occur:

(i)            with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Mortgage Loan”, the related Borrower has made three consecutive full and timely Monthly Loan Payments, as applicable, under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or such Mortgage Loan has been terminated and the related Mortgaged Property has been re-leased;

(ii)           with respect to the circumstances described in clauses (b) or (c) of the definition of the term “Specially Serviced Mortgage Loan”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)          with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Mortgage Loan”, such default is cured; and

(iv)          with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Mortgage Loan”, such proceedings are terminated.

“Cure Party”: (i) With respect to any Mortgaged Property or Mortgage Loan acquired by the Issuer pursuant to the Purchase and Sale Agreements or any Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property substituted for any such Mortgage Loan or Mortgaged Property by such Originator, the applicable Originator, (ii) with respect to any Mortgage Loan, Mortgaged Property, Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan acquired by the Issuer from a third party, the Issuer and (iii) with respect to the obligations of an Originator or the Issuer in the case of each of the foregoing clauses (i) and (ii), Spirit Finance in its capacity as Support Provider under the Performance Undertaking.

“Custodian”:  As defined in the Indenture.

“Custodian Inventory List”:  As defined in the Custody Agreement.

“Custody Agreement”:  The Custody Agreement, dated as of July 26, 2005, among the Issuer, the Indenture Trustee and the Custodian, as the same may be amended from time to time.

“Default Interest”:  With respect to any (i) Lease, any amounts collected thereon (other than late payments, late payment charges or amounts representing Third Party Purchase Price paid by the related the Tenant) that represent penalty interest accrued at the rate specified in the related lease agreement and (ii) Mortgage Loan, any amounts collected thereon (other than late payments, late payment charges or Yield Maintenance Premiums) that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan accrued at the related Interest Rate.

“Defaulted Asset”:  Any Mortgage Loan or Lease included in the Collateral Pool, with respect to which a default (other than with respect to a Delinquent Asset) occurs that materially and adversely affects the interests of the Issuer and that continues unremedied for the applicable grace period under the terms of such Mortgage Loan or Lease (or, if no grace period is specified, for 30 days).

“Deficiency”:  As defined in Section 4.01(c).

“Defaulting Party”:  As defined in Section 6.01(b).

“Delinquent Asset”:  Any Mortgage Loan or Lease included in the Collateral Pool (other than a Defaulted Asset), with respect to which any Monthly Loan Payment or Monthly Lease Payment, as applicable, becomes delinquent for 60 or more consecutive days.

“Determination Date”:  With respect to any Payment Date, the 7th day of the month in which such Payment Date occurs or, if such 7th day is not a business day, the business day immediately succeeding such 7th day.

“Determination Date Report”:  As defined in Section 4.01(a).

“Due Date”:  With respect to any Mortgage Loan or Lease, as applicable, the day of each calendar month on which the Monthly Loan Payment or Monthly Lease Payment, as applicable, with respect thereto is due.

“Early Amortization Event”:  As defined in the Indenture.

“Eligible Account”:  Any of (i) a segregated account maintained with a federal-or state-chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A” or better by each Rating Agency other than S&P, and “AA-” or better by S&P, if the deposits are to be held in the account for more than 30 days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated  “P-1” by Moody’s and “A-1” by S&P if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state-chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state-chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. § 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with PNC Bank (A) so long as PNC Bank’s long-term unsecured debt rating shall be at least (x) “A1” by Moody’s and “A” by S&P (if the deposits are to be held in the account for more than 30 days) and (y) “A” by Fitch, or (B) so long as PNC’s short-term deposit or short-term unsecured debt rating shall be at least (x) “P-1” by Moody’s and “A-1” by S&P (if the deposits are to be held in the account for 30 days or less) and (y) “F1” by Fitch, or (iv) any other account that is acceptable to the Rating Agencies and each Insurer (as evidenced by written confirmation from such Rating Agencies and each Insurer).  Eligible Accounts may bear interest.

“Emergency Property Expenses”:  As defined in Section 3.03(e).

“Environmental Indemnity Agreement”:  As defined in the Indenture.

“Environmental Insurer”: Any Qualified Insurer that issues Environmental Policies relating to any of the Mortgage Loans or Mortgaged Properties.

“Environmental Policy”: Any insurance policy issued by an Environmental Insurer, together with any endorsements thereto, providing insurance coverage for losses with respect to certain Mortgage Loans or Mortgaged Properties caused by the presence of hazardous substances on, or the migration of hazardous substances from, the related Mortgaged Properties.

“Equipment Loan”:  Any commercial equipment loan secured by equipment used in the operation of a Mortgaged Property.

“Escrow Payment”:  Any payment received by the Property Manager or the Special Servicer for the account of any Obligor or otherwise deposited in the Servicing Account for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

“Event of Default”:  As defined in the Indenture.

“Excess Cashflow”:  As defined in the Indenture.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Extraordinary Expense”:  As defined in the Indenture.

“Fair Market Value”:  With respect to any Mortgaged Property or Mortgage Loan secured by a Mortgaged Property, at any time, a price determined by the Property Manager (or by the Special Servicer with respect to a Specially Serviced Asset) in accordance with the Servicing Standard and Section 7.01(b).

“FDIC”:  Federal Deposit Insurance Corporation or any successor.

“Financing Statement”:  A financing statement either filed or recorded or in a form suitable for filing and recording under the Uniform Commercial Code.

“Fixed Charge Coverage Ratio” or “FCCR”:  The fixed charge coverage ratio for a Tenant determined in accordance with the provisions of Exhibit E attached hereto.

“FNMA”:  Federal National Mortgage Association or any successor.

“GAAP”:  Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“Grant”:  As defined in the Indenture.

“Granting Clause”:  The Granting Clause set forth in the Indenture.

“Ground Lease”:  With respect to any Mortgaged Property, the lease agreement, if any, between the fee owner or any intermediate lessor thereof and the Issuer with respect to the land comprising such Mortgaged Property.

“Ground Lessor”:  The fee owner (or intermediate lessor) of the land with respect to any Mortgaged Property which is subject to a Ground Lease.

“Guaranty”:  With respect to any Lease or Mortgage Loan, the guaranty, if any, related to such Lease or Mortgage Loan executed by an individual or an Affiliate or parent of the Tenant or Borrower, as applicable, in favor of the lessor or the lender, as applicable.

“Hazardous Materials”: Any petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Mortgaged Property is regulated by or prohibited by any federal, state or local authority.

“Indenture”:  The Master Indenture, dated as of July 26, 2005, between the Issuer and the Indenture Trustee, relating to the issuance of the Notes, including all amendments and supplements thereto and any indenture between the Indenture Trustee and a Co-Issuer.

“Indenture Trustee”:  Citibank, N.A., a national banking association, in its capacity as indenture trustee under the Indenture, or its successor in interest or any successor indenture trustee appointed as provided in the Indenture, including any indenture trustee under any indenture related to a Co-Issuer of any Series of Notes.

“Indenture Trustee Fee”:  As defined in the Indenture.

“Independent”:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer and any and all of their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, as the case may be.

“Industry Group”:  Any industry sector including, but not limited to the following: (a) the Retail Industry, (b) the Distribution Industry and (c) the Services Industry.  Additional Industry Groups may be indicated in the applicable Series Supplement.

“Initial Closing Date”:  As defined in the Indenture.

“Initial Purchaser”:  Any underwriter that is an initial purchaser of the Notes.

“Insurance Agreement”:  As defined in the Indenture.

“Insurance Policy”:  Any certificate guaranty insurance or similar policy issued by an Insurer with respect to any Series of Notes.

“Insurer”:  Any insurer of any Series of Notes.

“Insurer Default”:  As defined in the Indenture.

“Interest Accrual Period”: With respect to each Due Date related to any Mortgage Loan, the period specified in the related Loan Documents.

“Interest Rate”: With respect to any Mortgage Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time during any Interest Accrual Period in accordance with the related Note and applicable law, as such rate may be modified in accordance with Section 3.19 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

“Interested Person”:  The Issuer, the Issuer Member, the Property Manager, the Special Servicer, the Insurers, any holder of Notes or an Affiliate of any such Person.

“Issuer”:  Spirit Master Funding, LLC, a Delaware limited liability company, or its successor in interest.

“Issuer Member”:  The holder of the LLC Interests, which on the date hereof is Spirit Finance Acquisitions, LLC, a Delaware limited liability company, or its successor in interest.

“Land and Building Lease”: A lease pursuant to which land, buildings and other improvements are leased by a Tenant from the related land and building lessor.

“Lease”:  Each lease listed on the Mortgaged Property Schedule from time to time.  As used herein, the term “Lease” includes the related lease agreement and other documents contained in the related Lease File.

“Lease Documents”:  Any related lease agreement, non-disturbance agreement, guaranty or other agreement or instrument, to the extent made for the benefit of the related Originator.

“Lease File”:  As defined in the Custody Agreement.

“Lease Security Deposit”:  As defined in Section 3.03(a).

“Lease Transfer Mortgaged Property”:  As defined in Section 7.03.

“Liquidated Lease”:  A Defaulted Asset that is a Lease with respect to which the related Mortgaged Property has been either re-leased or sold, or any Lease related to a Mortgaged Property purchased from the Issuer or disposed of by the Issuer pursuant to an exchange whether or not terminated because of a default by the Tenant.

“Liquidation Fee”:  The fee payable to the Special Servicer pursuant to Section 3.11(g).

“Liquidation Fee Rate”:  A percentage equal to 0.50%.

“Liquidation Proceeds”:  All cash proceeds and all other amounts (other than Property Insurance Proceeds and REO Revenues) received by the Issuer, the Property Manager, or the Special Servicer and retained in connection with the liquidation of any Mortgage Loan, Lease or Mortgaged Property relating to a Defaulted Asset; all cash proceeds from the purchase or substitution of any Removed Mortgaged Property as described herein other than to the extent deposited into the Release Account; and all cash proceeds from the purchase or substitution of any Removed Mortgaged Property transferred from the Release Account pursuant to Section 3.04(b).

“LLC Agreement”:  The Issuer’s amended and restated limited liability company agreement dated as of May 20, 2005, as the same may be amended from time to time in accordance with the terms thereto.

“LLC Interests”:  The limited liability company interests issued pursuant to the LLC Agreement and held by the Issuer Member.

“Loan Agreement”: The agreement pursuant to which a Mortgage Loan was made.

“Loan Documents”: With respect to each of the Mortgage Loans, the related Loan Agreement, if any, and Mortgage Note, and any related Mortgage, Ground Lease or Land and Building Lease, as applicable, Guaranty or other agreement or instrument, to the extent made for the benefit of the related lender or holder of the Mortgage Note.

“Loan File”: As defined in the Custody Agreement.

“Lockbox Account”:  The account or accounts created and maintained pursuant to Section 3.02(b).

“Lockbox Account Bank”:  As defined in Section 3.02(b).

“Lockbox Transfer Account”:  The account or accounts created and maintained pursuant to Section 3.02(c).

“Lockbox Transfer Account Bank”:  As defined in Section 3.02(c).

“MAI”:  A designation signifying that the designee is a Member of the Appraisal Institute.

 “Modified Collateral Detail and Realized Loss Report”:  As defined in Section 4.01(c).

“Monthly Lease Payment”:  With respect to any Lease (except as otherwise described in the Mortgaged Property Schedule), the fixed or “base” rent monthly lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease (excluding any Percentage Rent), after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages based on increases in the Consumer Price Index.

“Monthly Loan Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Borrower on each Due Date under the terms of the related Note as in effect on the applicable Series Closing Date or, if otherwise applicable, such date such Mortgage Loan was first included in the Collateral Pool, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.19, and assuming that each prior Monthly Loan Payment has been made in a timely manner.

“Moody’s”:  Moody’s Investors Service, Inc.

“Mortgage”:  With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the Issuer or Borrower, as applicable, pursuant to which the Issuer or Borrower grants a lien on its interest in such Mortgaged Property in favor of the Collateral Agent or the initial lender of the related Mortgage Loan, as applicable.

“Mortgage Loan”: Each fixed- and adjustable-rate, monthly pay, first lien, commercial mortgage loan (including each Equipment Loan, as the context indicates) on the Mortgage Loan Schedule and from time to time included in the Collateral Pool.

“Mortgage Loan Schedule”:  The list of Mortgage Loans transferred to the Issuer as part of the Collateral Pool and attached hereto as Exhibit A-2 (as such list may be amended from time to time in accordance with the Transaction Documents).

“Mortgage Note”: The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Mortgaged Property”:  Each parcel of real property listed on the Mortgaged Property Schedule and from time to time included in the Collateral Pool and each parcel of real property securing a Mortgage Loan, including the buildings, structures, fixtures (to the extent not property of the related Tenant), additions, enlargements, extensions, modifications, repairs, replacements or improvements now or hereinafter erected or located on such parcel and appurtenant easements and other property rights relating thereto.

“Mortgaged Property Schedule”:  The list of Mortgaged Properties and Leases included in the Collateral Pool and attached hereto as Exhibit A-1 (as such list may be amended from time to time in accordance with the Transaction Documents).  Such list shall set forth the following information with respect to each Mortgaged Property:

(i)            the street address (including city, state and zip code) of the Mortgaged Property;

(ii)           the related Issuer lease number and name of Tenant;

(iii)          the Appraised Value; and

(iv)          the Lease’s final payment date.

“Net Default Interest”:  With respect to any (i) Lease, any Default Interest collected thereon, net of any Advance Interest accrued on Property Protection Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture and (ii) Mortgage Loan, any Default Interest collected thereon, net of any Advance Interest accrued on Property Protection Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with Section 2.11 of the Indenture.

“Net Investment Earnings”:  The amount by which the aggregate of all interest and other income realized during a Collection Period on funds held in the Collection Account and the Release Account, if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

“Net Worth”:  With respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, adding back accumulated depreciation but excluding the impact of “other comprehensive income”, all as determined in accordance with GAAP.

“Nonrecoverable Property Protection Advance”:  Any Property Protection Advance previously made or to be made in respect of a Lease or Mortgage Loan that, as determined by the Property Manager in accordance with the Servicing Standard and Section 3.03(f) (or, if applicable, the Back-Up Manager in its sole discretion in accordance with the Servicing Standard and Section 3.03(f)), will not be ultimately recoverable from late payments, Property Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Lease and the related Mortgaged Property or such Mortgage Loan (including any Monthly Lease Payments in respect of any Lease added to the Collateral upon any re-leasing of the related Mortgaged Property).

“Note Registrar”:  As defined in the Indenture.

“Notes”:  The Notes issued pursuant to the Indenture and secured by the Collateral.

“Noteholders”:  Persons in whose names the Notes are registered.

“Obligor”:  A Tenant or a Borrower, as the context requires.

“Officer’s Certificate”:  A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the Issuer Member on behalf of Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”:  A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuer, the Issuer Member, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Originators”:  Collectively, each of the Persons (including Spirit Finance and its Affiliates) which has sold one or more Mortgage Loans or Mortgaged Properties to the Issuer pursuant to a Purchase and Sale Agreement or otherwise.

“OTS”:  The Office of Thrift Supervision or any successor thereto.

“Pari Passu Co-Lender Agreements”:  Any co-lender agreement relating to the Issuer and any Co-Issuer acquiring Pari Passu Loans secured by Companion Loans held by parties other than the Issuer or any Co-Issuer, if any.

“Pari Passu Loans”:  Mortgage Loans secured by real property that are also secured on a pari passu basis with Companion Loans.

“Participant”: The holder of a Participation Interest in any Participated Mortgage Loan.

“Participant Distribution Account”: Any separate account or accounts created and maintained by the Participant and held on behalf of the related Participant for pari passu payments due to the Participant.

“Participated Mortgage Loan”: Each Mortgage Loan that is subject to a Participation Interest.

“Participation Agreement”: A pari passu participation agreement, if any, between the Issuer or Originator, as the initial noteholder and the Participant creating a Participation Interest in each Participated Mortgage Loan, as amended, restated or otherwise supplemented from time to time.

“Participation Interest”: A participation interest in a Participated Mortgage Loan created pursuant to a Participation Agreement.

“Participation Interest Principal Balance”: With respect to any Participation Interest at any date of determination, (a) the principal balance of such Participation Interest minus (b) the sum of (i) the principal portion of each Monthly Payment due on the related Participated Mortgage Loan prior to such date of determination, if received from the related Borrower and allocable to the related Participant, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to the related Participated Mortgage Loan and allocable to the related Participant, (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on the related Participated Mortgage Loan to the extent allocable to the Participant and (iv) the principal portion of any realized loss attributable to such Participation Interest.

“Participation Interest Servicing Fee”: With respect to any Participation Interest, the portion of the servicing fees payable in respect of such Participation Interest.

“Payment Account”:  The segregated trust account established by the Indenture Trustee under the Indenture and designated as the “Payment Account” thereunder.

“Payment Date”:  As defined in the Indenture.

“Payoff Amount”:  An amount equal to the Collateral Value of any Mortgage Loan or Mortgaged Property, as applicable, plus any due and unpaid Monthly Loan Payment(s) or Monthly Lease Payment(s), as applicable, and any unreimbursed Property Protection Advances (plus interest thereon), Emergency Property Expenses, Liquidation Fees, Special Servicing Fees and Extraordinary Expenses, in each case related to such Mortgage Loan or Mortgaged Property or the related Lease.

“Percentage Rent”:  With respect to any Lease, the rent thereunder, if any, calculated as a percentage of the total sales generated by the related Tenant at the related Mortgaged Property in excess of (or in lieu of, as applicable) the Monthly Lease Payments as provided in the applicable Lease.

“Performance Undertaking”:  As defined in the Indenture.

“Permitted Investments”:  Any one or more of the following obligations or securities:

(i)            direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof; provided, that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(ii)           obligations of the following agencies or instrumentalities of the United States of America (provided such obligations are backed by the full faith and credit of the United States of America):  the Export-Import Bank, the Farm Credit System Financial Assistance Corporation, the Rural Economic Community Development Administration, the General Services Administration, the U.S. Maritime Administration, the Small Business Administration, the Government National Mortgage Association, the U.S. Department of Housing & Urban Development, the Federal Housing Administration and the Federal Financing Bank; provided, that such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iii)          direct obligations of the following agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States:  the Resolution Funding Corporation, the Federal Home Loan Bank System (senior debt obligations only), the Federal National Mortgage Association (senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P only) or the Federal Home Loan Mortgage Corporation (senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P only); provided, that such obligations have a predetermined amount of principal due at maturity (that cannot vary or change), do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iv)          uncertificated certificates of deposit, time deposits and bankers’ acceptances having maturities of not more than 360 days, of any bank or trust company organized under the laws of the United States of America or any state thereof; provided, that such items are rated in the highest short-term debt rating category of each Rating Agency (or, if not rated by either Rating Agency, have a comparable rating from another nationally recognized statistical rating organization) or, such lower rating (with the prior written consent of each Insurer) as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), do not have an “r” highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

(v)           commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated; provided, that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that is rated in the highest short-term debt rating category of each Rating Agency or, such lower rating (with the prior written consent of each Insurer) as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), does not have an “r” highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of each Rating Agency;

(vi)          units of money market funds that have as one of their investment objectives the maintenance of a constant net asset value and that are rated in the highest applicable rating category of each Rating Agency or such lower rating (with the prior written consent of each Insurer) as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency); and

(vii)         any other obligation or security acceptable to each Rating Agency and each Insurer, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency);

provided, that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

“Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision of any government.

“Primary Servicing Office”:  The office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

“Principal Prepayment”: Any payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Prime Rate”:  The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index.  In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Property Insurance Policy”:  With respect to any Mortgage Loan and/or Mortgaged Property, any hazard insurance policy, flood insurance policy, title policy, Environmental Policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan and/or Mortgaged Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the Issuer).

“Property Insurance Proceeds”:  All proceeds received under any Property Insurance Policy that provides coverage with respect to any Mortgaged Property or the related Mortgage Loan, if applicable.

“Property Management Fee”:  With respect to each Mortgage Loan and each Mortgaged Property owned by the Issuer, the fee payable to the Property Manager pursuant to Section 3.11(a).

“Property Management Fee Rate”:  With respect to each Mortgage Loan and each Lease, a fixed percentage rate equal to 0.25% per annum.

“Property Manager”:  Spirit Finance, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”:  As defined in Section 3.11(b).

“Property Protection Advances”:  With respect to the Leases, the Mortgage Loans and the Mortgaged Properties:

(i)            All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager (or, if applicable, the Back-Up Manager), in connection with servicing the Leases, the Mortgaged Properties and the Mortgage Loans, in accordance with the Servicing Standard and this Agreement, for the purpose of paying real estate taxes, premiums on Property Insurance Policies (not already paid pursuant to Section 2.11 of the Indenture as confirmed by the Issuer) and other amounts necessary to preserve or maintain the security interest and lien of the Indenture Trustee in, and value of, each related Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property), Lease or Mortgage Loan (including costs and expenses related to collection efforts).

(ii)           All customary, reasonable and necessary out of pocket costs and expenses incurred by the Property Manager, the Back-Up Manager or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Property Manager or the Special Servicer set forth in Sections 2.04(c), 3.03(c) and 3.17(b), (b) the preservation, insurance, restoration, protection and management of any Collateral, including the cost of any “force placed” insurance policy purchased by the Property Manager to the extent such cost is allocable to a particular item of Collateral that the Property Manager is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in the definition thereof) or Insurance Proceeds in respect of any Collateral or REO Property, (d) any enforcement of judicial proceedings with respect to any Collateral, including foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property.  Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Property Protection Event”:  Will occur upon the making of any Property Protection Advance (other than as required in connection with the sale or re-leasing of such Mortgaged Property) with respect to any Mortgaged Property by the Property Manager in an amount which, when added to the amount of all Property Protection Advances previously made with respect to such Mortgaged Property, exceeds the difference between (a) the Fair Market Value of such Mortgaged Property at the time of such proposed Property Protection Advance and (b) 30% of the Collateral Value of such Mortgaged Property.

“Purchase and Sale Agreements”:  As defined in the Indenture.

“Purchase Option Deficiency”: An amount equal to the deficiency, if any, between 125% of the Allocated Collateral Amount of a Mortgaged Property released in connection with a Third Party Purchase Option and the related Third Party Option Price for such Mortgaged Property.

“Purchase Premium”:  As defined in Section 7.01(c).

“Qualified Insurer”:  An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction.

“Qualified Substitute Mortgage Loan”:  Any commercial real estate loan acquired by the Issuer in substitution for a Released Mortgage Loan or with the proceeds (or a portion thereof) from the sale of a Released Mortgage Loan and which, as of the date of the acquisition thereof (i) is secured by a Qualified Substitute Mortgaged Property, (ii) has an unpaid principal balance not less than the unpaid principal balance of the Released Mortgage Loan, (iii) has an Interest Rate not more than one percentage point less than such Released Mortgage Loan, (iv) complies with all of the representations and warranties originally made with respect to such Released Mortgage Loan under the Indenture (with each date referring therein to the date of substitution), (v) pays interest and, if applicable, principal, on a monthly basis, (vi) has been approved in writing by the Support Provider, (vii) has a maturity date that is not more than one year earlier than the related Released Mortgage Loan, (viii) if such Mortgage Loan is a Balloon Loan, has a balloon payment that is not more than 10% larger than the related released Balloon Loan’s balloon payment and (ix) has been approved in writing by the Series 2005-1 Insurer.

“Qualified Substitute Mortgaged Property”: Any commercial real estate property acquired by the Issuer in substitution for a Released Mortgaged Property or with the proceeds (or a portion thereof) from the sale of a Released Mortgaged Property and which, as of the date of the acquisition thereof, (i) has a Fair Market Value that, when combined with the Fair Market Value of all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for or with the proceeds from such Released Mortgaged Property and all cash payments in addition thereto, is equal to or greater than the Fair Market Value of such Released Mortgaged Property, (ii) has a Collateral Value that, when combined with the Collateral Values of all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for or with the proceeds from such Released Mortgaged Property and all cash payments in addition thereto, is equal to or greater than the Collateral Value of such Released Mortgaged Property, (iii) complies with all of the representations and warranties originally made with respect to such Released Mortgaged Property under the Indenture (with each date therein referring to the date of substitution), except to the extent the Insurer, in its sole discretion, otherwise consents and 20 days’ prior written notice is given to the Rating Agencies, (iv) is leased to a Tenant who leased such Released Mortgaged Property, or to a different Tenant whose FCCR is greater than or equal to the greater of the then-current FCCR and the FCCR at the Series Closing Date of the Tenant who leased such Released Mortgaged Property, (v) has, together with all other Qualified Substitute Mortgaged Properties to be acquired by the Issuer in exchange for or with the proceeds from such Released Mortgaged Property, the same or greater aggregate Monthly Lease Payment as the Released Mortgaged Property, (vi) is leased pursuant to a Lease whose term equals or exceeds the remaining term of the Lease of the Released Mortgaged Property, (vii) if the tenant thereof or any third party has an option to purchase such Qualified Substitute Mortgaged Property, the contractual amount of such option price is no less than what the Allocated Collateral Amount of such Qualified Substitute Mortgaged Property would be after giving effect to the substitution of such Mortgaged Property, (viii) has been approved in writing by the Support Provider, (ix) has been approved in writing by the Series 2005-1 Insurer and (x) is leased pursuant to a “triple net” lease.  If one or more of the foregoing criteria are not met, such substitute commercial mortgage loan or substitute commercial real estate property will be a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property if the Special Servicer considers the substitution of such substitute commercial mortgage loan or substitute commercial real estate property to be in the best interest of the Noteholders and the Series 2005-1 Insurer so consents.

“Rating Agency”:  As defined in the Indenture.

“Rating Condition”:  As defined in the Indenture.

“Reimbursement Rate”:  The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

“Release”:  As defined in Section 7.01(a).

“Release Account”:  The segregated account established and maintained by the Indenture Trustee on behalf of the Noteholders and the Issuer.

“Release Price”:  As defined in Section 7.01(b).

“Released Mortgage Loan”:  As defined in Section 7.01(a).

“Released Mortgaged Property”:  As defined in Section 7.01(a).

“Remittance Date”:  The Business Day preceding each Payment Date.

“Removed Mortgaged Property”:  Each Third Party Option Mortgaged Property and each Lease Transfer Mortgaged Property, released at any time from the lien of the Indenture.

“Rent-to-Sales Ratio”:  With respect to any Lease, a ratio, expressed as a percentage, (i) the numerator of which is the total Monthly Lease Payments required to be made pursuant to such Lease during the period described in the following clause (ii), and (ii) the denominator of which is the aggregate amount of sales generated by the related Tenant at such Mortgaged Property during the last consecutive 12 month period for which such figures are available (or, if sales figures are not available for any 12 month period, annualized sales based on the most recent information provided).

“REO Acquisition”: The acquisition of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of any REO Property pursuant to Section 3.18.

“REO Property”: A Mortgaged Property acquired by or on behalf of the Indenture Trustee through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“REO Revenues”: All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

“Request for Release”:  A request signed by a Servicing Officer, as applicable, of the Property Manager in the form of Exhibit B attached hereto or of the Special Servicer in the form of Exhibit C attached hereto.

“Requisite Global Majority”:  As defined in the Indenture.

“Responsible Officer”:  When used with respect to the Issuer Member and the Indenture Trustee, any officer of the Issuer Member or the Indenture Trustee, as the case may be (and, in the case of the Indenture Trustee, assigned to its Corporate Trust Services Group and customarily performing functions with respect to corporate trust matters), and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement.

When used with respect to the Property Manager, the Backup Manager or the Special Servicer, any officer or employee involved in or responsible for the administration or servicing of the Mortgage Loans, Leases or Mortgaged Properties under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Restaurant Concept”:  With respect to single-tenant operationally-essential properties operated within the Restaurant Business Sector, any chain of properties that share substantially the same characteristics.

“S&P”:  Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Series”:  Pursuant to the terms of the Indenture, any series of notes each of which is secured on a specified pro rata basis by the Collateral Pool, issuable by the Issuer or Co-Issuers.

“Series 2005-1 Controlling Party”:  As defined in the Indenture.

“Series 2005-1 Insurer”:  Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or its successor in interest.

“Series Closing Date”: As defined in the Indenture.

“Servicer Replacement Event”:  The meaning specified in Section 6.01(a).

“Servicing Account”:  The segregated account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Fees”:  With respect to each Mortgage Loan, Mortgaged Property and Lease, the Property Management Fee, the Back-Up Fee, the Special Servicing Fee, if any, and the Additional Servicing Compensation, if any.

“Servicing File”:  Any documents (other than documents required to be part of the related Loan File or Lease File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or Lease or the administration of any Mortgaged Property (including copies of all applicable Property Insurance Policies with respect thereto).

“Servicing Officer”:  Any officer or employee of the Property Manager or the Special Servicer involved in, or responsible for, the administration, management and servicing of the Mortgaged Properties and Leases, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Issuer Member, the Issuer and the Indenture Trustee on each Series Closing Date, as such list may be amended from time to time.

“Servicing Standard”:  To provide property management services for the Mortgaged Properties and to service the Mortgage Loans and Leases in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and Leases and, to the extent consistent with the foregoing, (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Property Manager or the Special Servicer, as the case may be, (a) services and administers similar mortgage loans, leases and mortgaged properties for other third party portfolios or (b) administers mortgage loans, leases and mortgaged properties for its own account or (y) in a manner normally associated with the servicing and administration of similar properties and in material compliance with all applicable laws, whichever standard is highest, in all cases taking into account the best interests of the Noteholders and the Insurers but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an Affiliate of the Property Manager or Special Servicer, may have with the Issuer, any Originator, the Support Provider, any Tenant, any Borrower, any of their respective Affiliates or any other party to the Transaction Documents; (ii) the ownership of any Note or LLC Interest by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Property Protection Advances, to incur servicing expenses or to withdraw (or, in the event the Property Manager is Spirit Finance, to direct the Indenture Trustee to withdraw) funds from the Collection Account to pay Emergency Property Expenses with respect to the Mortgage Loans, the Leases or Mortgaged Properties; (iv) the Property Manager’s or Special Servicer’s right to receive compensation under this Agreement; (v) the ownership, or servicing or management for others, by the Property Manager, Special Servicer or any Originator or other Affiliate of any other leases or property; (vi) the repurchase and indemnification obligations of the Originators or Support Provider; or (vii) the existence of any loans made to a Tenant by the Property Manager, the Special Servicer, or any Affiliate of the Property Manager or Special Servicer.

“Servicing Transfer Agreement”:  As defined in Section 5.04.

“Servicing Transfer Date”:  As defined in Section 5.04.

“Servicing Transfer Event”:  With respect to any Mortgaged Property, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Lease.”  With Respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Mortgage Loan.”

“Special Servicer”:  Spirit Finance, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”:  As defined in Section 3.11(d).

“Special Servicer Report”:  As defined in Section 4.01(b).

“Special Servicing Fee”:  With respect to each Specially Serviced Asset, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

“Special Servicing Fee Rate”:  With respect to each Specially Serviced Lease, a fixed percentage rate equal to 0.75% per annum.

“Specially Serviced Asset”:  A Specially Serviced Lease or a Specially Serviced Mortgage Loan.

“Specially Serviced Lease”:  Any Mortgaged Property as to which any of the following events has occurred:

(a) any Monthly Lease Payment, as applicable, becomes delinquent 60 or more consecutive days;

(b) the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Lease Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(c) the Property Manager receives written notice from the Tenant, as applicable, indicating that such Tenant cannot make future Monthly Lease Payments, as applicable, or requesting a reduction in the amount of its respective payment;

(d) a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuer and that continues unremedied for the applicable grace period under the terms of the Lease (or, if no grace period is specified, for 30 days); or

(e) the related Tenant becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Tenant occur, or as to which the related Tenant takes certain actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Specially Serviced Mortgage Loan”:  Any Mortgage Loan as to which any of the following events has occurred:

(a) any Monthly Loan Payment, as applicable, becomes delinquent 60 or more consecutive days;

(b) the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Loan Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(c) the Property Manager receives written notice from the Borrower, as applicable, indicating that such Borrower cannot make future Monthly Loan Payments, as applicable, or requesting a reduction in the amount of its respective payment;

(d) a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuer and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

(e) the related Borrower becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Borrower occur, or as to which the related Borrower takes certain actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Spirit Finance”:  Spirit Finance Corporation, a Maryland corporation.

“Spirit SPE”:  Any special purpose, bankruptcy remote subsidiary (direct or indirect) of Spirit Finance (other than any Originator).

“Statistical Cut-off Date”:  As defined in the Indenture.

“Sub-Manager”:  Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Sub-Management Agreement”:  The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Mortgage Loans, Leases and Mortgaged Properties, as provided in Section 3.21.

“Successor Property Manager”:  As defined in Section 6.01(b).

“Successor Replacement Date”:  As defined in Section 6.01(b).

“Successor Special Servicer”:  As defined in Section 6.01(b).

“Support Provider”: Spirit Finance or any successor support provider.

“Sweep Period”:  As defined in the Indenture.

“Tax Required Condition”:  As defined in Section 7.01(a).

“Tenant”:  With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Third Party Option Mortgaged Property”:  As defined in Section 7.02(a).

“Third Party Purchase Option”: An option of a Tenant or any other Person under or in connection with a Lease or related agreements to purchase the related Mortgaged Property.

“Third Party Purchase Price”:  A cash price equal to the amount payable by a Tenant or any other Person in connection with the exercise of a Third Party Purchase Option.

“Title Company”:  As defined in Section 2.03(a).

“Title Insurance Policies”:  As defined in Section 2.03(a).

“Total Debt Service”:  As defined in the Indenture.

“Transfer Date”:  The date on which a Mortgage Loan or Mortgaged Property is acquired by the Issuer.

“Transaction Documents”:  As defined in the Indenture.

“Unscheduled Principal Payment”:  On any Payment Date, the sum of (a) the Unscheduled Proceeds deposited into the Collection Account for such Payment Date plus (b) any Purchase Option Deficiency from the related Collection Period, together with any unpaid Purchase Option Deficiency from any prior Payment Date.

“Unscheduled Proceeds”:  Collectively, Liquidation Proceeds, Condemnation Proceeds, Property Insurance Proceeds, Release Prices and Purchase Premiums; provided, however, that any amounts which are on deposit in the Release Account shall not be deemed Unscheduled Proceeds until such amounts have been transferred to the Collection Account and are available therein.

“Uniform Commercial Code”:  The Uniform Commercial Code as in effect in any applicable jurisdiction.

“Workout Fee”:  With respect to each Corrected Mortgage Loan and each Corrected Lease, the fee payable to the Special Servicer pursuant to Section 3.11(f).

“Workout Fee Rate”:  With respect to each Corrected Mortgage Loan and each Corrected Lease, a fixed percentage rate equal to 0.50%.

“Yield Maintenance Premium”: With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on or other early collection of principal of a Mortgage Loan.

Section 1.02.          Other Definitional Provisions.

(a)         All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)        As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles of the United States.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles of the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)         The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d)        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)         Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03.          Certain Calculations in Respect of the Leases and the Mortgage Loans.

(a)         All amounts collected in respect of any Lease in the form of payments from the related Tenants, Guaranties, Property Insurance Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease, and all amounts collected in respect of any Mortgage Loan in the form of payments from the related Borrower, Guaranties, Liquidation Proceeds or Property Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage; in the absence of such express provisions, all amounts collected shall be applied for purposes of this Agreement:  (i) with respect to amounts collected in respect to any Lease, first, as a recovery of any related and unreimbursed Property Protection Advances; and second, in accordance with the Servicing Standard, as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Percentage Rent and Default Interest; and (ii) with respect to amounts collected in respect of any Mortgage Loan, first, as a recovery of any related and unreimbursed Property Protection Advances; second, as a recovery of accrued and unpaid interest at the related Interest Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or the Due Date in the Collection Period of receipt; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of any Yield Maintenance Premium then due and owing under such Mortgage Loan; fifth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Mortgage Loan, including Default Interest; and sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.  Any proceeds derived from an unleased Mortgaged

Property (exclusive of related operating costs, including reimbursement of Property Protection Advances made by the Property Manager or the Back-Up Manager in connection with the operation and disposition of such Mortgaged Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Mortgaged Property until such Lease becomes a Liquidated Lease.  With respect to any Companion Loan or Participated Mortgage Loan, the amounts collected in respect of such related Lease or Mortgage Loan shall be allocated in accordance with the applicable Pari Passu Co-Lender Agreement or Participation Agreement therefor.

(b)        Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Property Protection Advances; second, as a recovery of accrued and unpaid interest on the related Mortgage Loan at the related Interest Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts deemed to be due and owing in respect of the related Mortgage Loan.

(c)         Insofar as amounts received in respect of any Lease, Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Lease, Mortgage Loan or REO Property constituting Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

(d)        The foregoing applications of amounts received in respect of any Lease, Mortgage Loan or REO Property shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and any Modified Collateral Detail and Realized Loss Report.

(e)         Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

Section 1.04.          Fee Calculations; Interest Calculations.

(a)         The calculation of the Servicing Fees shall be made in accordance with Section 3.11.  All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

(b)        The amount of interest accrued on each Mortgage Loan during any Interest Accrual Period will be calculated in arrears on the basis of the Interest Rate for such Mortgage Loan and the accrual period specified in the related Mortgage Note.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND
RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION;
FINANCIAL COVENANTS

Section 2.01.          Representations and Warranties of Spirit Finance and the Back-Up Manager.

(a)         Spirit Finance represents and warrants to the other parties hereto, and for the benefit of the Issuer, the Indenture Trustee on behalf of the Noteholders and the Insurers, as of each Series Closing Date:

(i)            Spirit Finance is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii)           The execution and delivery of this Agreement by Spirit Finance, and the performance and compliance with the terms of this Agreement by Spirit Finance, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)          Spirit Finance has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Spirit Finance, enforceable against Spirit Finance in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           Spirit Finance is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of Spirit Finance to perform its obligations under this Agreement or the financial condition of Spirit Finance;

(vi)          No litigation is pending or, to Spirit Finance’s knowledge, threatened against Spirit Finance that is reasonably likely to be determined adversely to Spirit Finance and, if determined adversely to Spirit Finance, would prohibit Spirit Finance from entering into this Agreement or that, in Spirit Finance’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Spirit Finance to perform its obligations under this Agreement or the financial condition of Spirit Finance;

(vii)         No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by Spirit Finance of, or the compliance by Spirit Finance with, this Agreement or the consummation of the transactions of Spirit Finance contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of Spirit Finance to perform its obligations hereunder;

(viii)        Each officer and employee of Spirit Finance that has responsibilities concerning the management, servicing and administration of Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

(b)        The representations and warranties of Spirit Finance set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders and the Insurers under or in connection with this Agreement, the Indenture, the Notes and the Insurance Agreement have been indefeasibly paid in full.  Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c)         Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d)        The Back-Up Manager represents and warrants to the other parties hereto, and for the benefit of the Issuer, the Indenture Trustee on behalf of the Noteholders and the Insurers, as of each Series Closing Date:

(i)            The Back-Up Manager is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii)           The execution and delivery of this Agreement by the Back-Up Manager, and the performance and compliance with the terms of this Agreement by the Back-Up Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)          The Back-Up Manager has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Back-Up Manager, enforceable against the Back-Up Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Back-Up Manager is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vi)          No litigation is pending or, to the Back-Up Manager’s knowledge, threatened against the Back-Up Manager that is reasonably likely to be determined adversely to the Back-Up Manager and, if determined adversely to the Back-Up Manager, would prohibit the Back-Up Manager from entering into this Agreement or that, in the Back-Up Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vii)         No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by the Back-Up Manager of, or the compliance by the Back-Up Manager with, this Agreement or the consummation of the transactions contemplated by the Back-Up Manager by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of the Back-Up Manager to perform its obligations hereunder.

(viii)        Each officer and employee of the Back-Up Manager that has responsibilities concerning the management, servicing and administration of Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

Section 2.02.          Representations and Warranties of the Issuer.

(a)           The Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Insurers as of each Series Closing Date:

(i)            The Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii)           The execution and delivery of this Agreement by the Issuer, and the performance and compliance with the terms of this Agreement by Issuer, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii)          The Issuer has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Issuer is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Issuer to perform its obligations under this Agreement or the financial condition of the Issuer;

(vi)          No litigation is pending or, to Issuer’s knowledge, threatened against the Issuer that is reasonably likely to be determined adversely to Issuer and, if determined adversely to the Issuer, would prohibit the Issuer from entering into this Agreement or that, in the Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Issuer to perform its obligations under this Agreement or the financial condition of the Issuer;

(vii)         No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by Issuer of, or the compliance by the Issuer with, this Agreement or the consummation of the transactions of the Issuer contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of the Issuer to perform its obligations hereunder;

(viii)        Each officer and employee of the Issuer that has responsibilities concerning the management, servicing and administration of Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c); and

(ix)           To the Issuer’s knowledge each of the Mortgaged Properties is a commercial property and is operated for commercial purposes.

(b)        The representations and warranties of the Issuer set forth in Section 2.02(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as the Issuer remains in existence.  Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.          Recordings and Filings; Books and Records.

(a)         In connection with the Grant made by the Issuer to the Indenture Trustee pursuant to the Granting Clause of the Indenture, the Issuer shall cause the delivery of the Lease Files for the Leases and the Loan Files for the Mortgage Loans to the Custodian in accordance with the Custody Agreement for the benefit of the Indenture Trustee in furtherance of such Grant and the Issuer shall cause: (i) with respect to the Mortgaged Properties owned by the Issuer (A) each Mortgage, Financing Statement and continuation statement referred to in the definition of “Lease File” in the Custody Agreement to be submitted to the appropriate Title Company (as defined below) on or before the applicable Series Closing Date or Transfer Date for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements, at the expense of the Issuer and (B) each title insurance binder or commitment referred to in the definition of “Lease File” in the Custody Agreement to be issued as a final title insurance policy by the title companies (the “Title Companies”) issuing the same (the “Title Insurance Policies”); and (ii) with respect to the Mortgage Loans, promptly (and in any event within 60 days following the applicable Series Closing Date or Transfer Date) each assignment of Mortgage in favor of the Collateral Agent referred to in clauses (v) and (vi) of the definition of “Loan File” in the Custody Agreement and each Financing Statement on Form UCC-2 and UCC-3 in favor of the Collateral Agent referred to in clause (iii) of such definition to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements.  Each such assignment and each Mortgage shall reflect that, following recording, it should be returned by the public recording office to the Custodian, on behalf of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian), and each such Financing Statement shall reflect that the file copy thereof should be returned to the Custodian, for the benefit of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such filed document to the Custodian) following filing; provided, that, in those instances where the public recording office retains the original Mortgage, assignment of Mortgage and assignment of Assignment of Leases, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original.  Each of the Title Companies issuing the Title Insurance Policies shall be instructed by the Issuer to deliver such policies to the Custodian, for the benefit of the Indenture Trustee.  The Property Manager, on behalf of the Indenture Trustee, shall use reasonable efforts to diligently pursue with the Title Companies the return of each of the Mortgages, assignments of Mortgage and Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Companies.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Issuer shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Issuer shall cause the same to be duly recorded or filed, as appropriate.  The Property Manager shall file any continuation statements necessary to continue the effectiveness of the Financing Statements.

(b)        The Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of the Issuer or any Originator that relate to the Mortgaged Properties, the Leases and the Mortgage Loans and that are not required to be a part of a Lease File or a Loan File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee (in hard copy or electronic format).  The Property Manager’s possession of such documents and records shall be at the will of the Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the Leases, the Mortgage Loans and the Mortgaged Properties pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee.  The ownership of such documents and records shall be vested in the Issuer, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the Leases, the Mortgage Loans and the Mortgaged Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in the Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein.  All such documents and records shall be appropriately maintained in a manner to clearly reflect the ownership of such documents and records by the Issuer, subject to the lien of the Indenture, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c)         [Reserved].

(d)        The Property Manager shall monitor the delivery of the Lease Files and the Loan Files to the Custodian, for the benefit of the Indenture Trustee.

Section 2.04.          Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties.

(a)         If any party hereto discovers that any document required to be included in any Loan File or Lease File is missing (after the date it is required to be delivered) or otherwise deficient or that there exists a breach of any of the representations and warranties made by any Originator set forth in the applicable Purchase and Sale Agreement or the Issuer as required under Section 2.19 of the Indenture with respect to any Mortgage Loan or Mortgaged Property, and if such absence, deficiency or breach materially and adversely affects the value of the related Mortgage Loan, Mortgaged Property or Lease or the interests of the Issuer, the Noteholders or the Insurers therein, such party shall give prompt written notice thereof to the other parties hereto and each Insurer.  If such deficiency or breach materially and adversely affects the value of the related Mortgage Loan, Mortgaged Property or Lease or the interests of the Issuer, the Noteholders or the Insurers in the related Mortgage Loan, Mortgaged Property or Lease (a “Collateral Defect”), (a) within 60 days following notice thereof, the applicable Originator or the Issuer, as the case may be, shall deliver the missing document or cure the deficiency or breach, as the case may be, in all material respects or (b) the applicable Originator or the Support Provider, as required under the Performance Undertaking, shall repurchase such Mortgage Loan or Mortgaged Property and the related Lease from the Issuer at an amount equal to the Payoff Amount, or exchange one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties for such Mortgage Loan or Mortgaged Property, as the case may be; provided, that if (i) such Collateral Defect is capable of being cured but not within such 60-day period, (ii) the applicable Cure Party has commenced and is diligently proceeding with the cure of such Collateral Defect within such 60-day period, and (iii) prior to the end of such 60-day period, the applicable Cure Party shall have delivered to the Issuer, the Property Manager and the Indenture Trustee a certification executed on its behalf by an officer thereof setting forth the reason such Collateral Defect is not capable of being cured within an initial 60-day period and what actions such Cure Party is pursuing in connection with the cure thereof and stating that it anticipates that such Collateral Defect will be cured within an additional period not to exceed 60 more days, then such Cure Party shall have up to an additional 60 days commencing on the 61st day from receipt of such request to complete such cure.  If the affected Mortgaged Property or Mortgage Loan is to be repurchased, funds in the amount of the Payoff Amount shall be wired to the Release Account, and the Property Manager shall promptly notify the Issuer, the Backup Manager, and the Indenture Trustee when such deposit is made.  In addition, failure to deliver the documents specified in clauses (i), (ii), (iv) or (ix) of the definition of “Loan File” or clauses (i), (iv) or (v) in the definition of “Lease File” shall be deemed to constitute a Collateral Defect.

In the event that any Cure Party elects to substitute one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans for the affected Mortgaged Property or Mortgage Loan pursuant to this Section 2.04(a), such Cure Party shall give notice of same to Backup Manager, Issuer and each Insurer and deliver, or cause to be delivered, to the Custodian all documents as specified in the definition of “Lease File” or “Loan File” in the Custody Agreement with respect to such Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan no later than the date such Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan is acquired by the Issuer.  Monthly Lease Payments due with respect to Qualified Substitute Mortgaged Properties and Monthly Loan Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to the applicable Cure Party.  For the month of substitution, the Issuer shall be entitled to receive the Monthly Lease Payment due on the Lease for any Mortgaged Property to be repurchased and the Monthly Loan Payment due on any Mortgage Loan to be repurchased in such month and thereafter the applicable Person acquiring such Mortgaged Property or Mortgage Loan shall be entitled to retain all amounts received in respect of such Lease or Mortgage Loan.  On or prior to the effective date of any such substitution, the Property Manager shall deliver to the Indenture Trustee, the Insurers and the Issuer an amended Mortgaged Property Schedule and Mortgage Loan Schedule reflecting the addition to the Collateral of each new Qualified Substitute Mortgaged Property and Lease, and each new Qualified Substitute Mortgage Loan and the removal from the Collateral of each repurchased Mortgaged Property and Lease, and repurchased Mortgage Loan.  Upon such substitution, the Qualified Substitute Mortgaged Property and/or Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the applicable Cure Party shall be deemed to have made the representations and warranties, as of the date of such substitution, with respect to the Qualified Substitute Mortgaged Property and/or Qualified Substitute Mortgage Loan contained in the Purchase and Sale Agreement, except to the extent the Insurers, in their discretion, otherwise give their prior written consent to any modification of such representations and warranties and 20 days’ prior written notice is given to the Rating Agencies.

(b)        Upon receipt of an Officer’s Certificate from the Property Manager to the effect that the full amount of the Payoff Amount for any Mortgage Loan or Mortgaged Property (or the shortfalls and expenses related to any substitution) as contemplated by Section 2.04(a) has been deposited in the Release Account or the Collection Account, as applicable, and that all requirements for such repurchase (or substitution) have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager promptly after such requirements have been satisfied, the Indenture Trustee or the Custodian, as applicable, shall release or cause to be released to the Person acquiring such Mortgaged Property or Mortgage Loan, or its designee, the related Lease File or Loan File, as applicable, and each of the Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver such instruments of release, transfer and assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Person the ownership of such Mortgaged Property and the related Lease or Mortgage Loan, free and clear of the lien of the Indenture and the related Mortgage.  The Property Manager shall, and is hereby authorized and empowered by the Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of the Issuer, the Indenture Trustee and the Collateral Agent or any of them, the endorsements, assignments and other documents contemplated by this Section 2.04(b), and the Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D necessary to permit the Property Manager to do so; provided, however, that none of the Issuer, the Issuer Member, the Indenture Trustee or the Collateral Agent shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify the Issuer, the Issuer Member, the Indenture Trustee and the Collateral Agent against, and hold the Issuer, the Issuer Member, the Indenture Trustee and the Collateral Agent harmless from, any loss or liability arising from any misuse of such power of attorney.  In connection with any such repurchase or substitution by any Cure Party, the Property Manager or the Special Servicer, as appropriate, shall deliver the related Lease File or Loan File, as applicable, to such Cure Party.

(c)         If any Cure Party or the Support Provider defaults on its obligations to repurchase or substitute for any Mortgaged Property as contemplated by Section 2.04(a) or the Performance Undertaking, as applicable, the Property Manager shall promptly notify the Issuer, the Insurers, the Backup Manager and the Indenture Trustee and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, as the Property Manager shall determine, in its good faith and reasonable judgment, are in the best interests of the Issuer, the Noteholders and the Insurers.  In the event the Property Manager fails to take such actions, the Back-Up Manager shall do so if it has notice of such default by the Property Manager.  Any and all expenses incurred by the Property Manager or the Back-Up Manager with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Mortgaged Property.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES

Section 3.01.          Administration of the Mortgaged Properties, Leases and Mortgage Loans.

(a)         Each of the Property Manager and the Special Servicer shall service and administer the Mortgaged Properties, Leases and Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Issuer, and in the best interests and for the benefit of the holders of the Notes and the LLC Interests and the Insurers (as a collective whole) in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard.  Without limiting the foregoing, and subject to Section 3.20, (i) the Property Manager shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which no Servicing Transfer Event has occurred and each Corrected Lease and Corrected Mortgage Loan, and (ii) the Special Servicer shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which a Servicing Transfer Event has occurred and that is not a Corrected Lease or Corrected Mortgage Loan, as applicable; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and the Issuer required hereunder with respect to any Specially Serviced Leases (and the related Mortgaged Properties) and Specially Serviced Mortgage Loans, and further to render such incidental services with respect to any Specially Serviced Assets as are specifically provided for herein.  No direction or approval or lack of approval of any Insurer or Controlling Party may (and the Special Servicer or the Property Manager will ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer or the Property Manager has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Property Manager to violate applicable law, the Servicing Standard (unless Spirit Finance is the Property Manager or Special Servicer, as applicable) or the terms of any Mortgage Loan or any Lease or (B) expand the scope of the Property Manager’s or Special Servicer’s responsibilities under this Agreement.  In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity, shall take any action or omit to take any action as lessor of any Collateral if such action or omission would materially and adversely affect the interests of the holders of the Notes or the LLC Interests, the Insurers or the Issuer.  None of the Property Manager, the Special Servicer or the Back-Up Manager shall be liable to the Indenture Trustee, the Insurer, any Noteholder or any other Person for following any direction of the Insurer or Controlling Party hereunder.

(b)        Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable.  Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Mortgaged Properties, Leases and Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Issuer and the Indenture Trustee to execute and deliver, on behalf of the Issuer and the Indenture Trustee: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Asset File on the related Collateral, (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.19, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Asset File and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments.  Subject to Section 3.10, the Issuer and the Indenture Trustee shall, at the written request of a Servicing Officer of the Property Manager or the Special Servicer, furnish, or cause to be so furnished, to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit D attached hereto) and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that none of the Issuer, the Issuer Member or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify the Issuer, the Issuer Member, each Insurer, the Backup Manager and the Indenture Trustee against, and hold the Issuer, the Issuer Member, each Insurer, the Backup Manager and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse by it of such power of attorney.  Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture

Trustee’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.

(c)         Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee and the Insurers, (i) the most recent inspection report prepared or obtained by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent available operating statement and financial statements of the related Obligor collected by the Property Manager or the Special Servicer pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.12(c); and (iii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 10.08 of the Indenture.

(d)        The relationship of each of the Property Manager and the Special Servicer to the Issuer and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02.          Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts.

(a)         Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases and the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Leases and Mortgage Loans.  Consistent with the foregoing, the Special Servicer or the Property Manager, as the case may be, may waive any Net Default Interest or late payment charge it is entitled to in connection with any delinquent payment on a Lease or Mortgage Loan it is obligated to service hereunder.

(b)        The Property Manager shall establish and maintain one or more segregated accounts (each, a “Lockbox Account”) with one or more banks (each, a “Lockbox Account Bank”).  The Obligors shall be instructed to make all payments into a Lockbox Account.  Each Lockbox Account shall be an Eligible Account and may be an account to which payments relating to other assets serviced or managed by the Property Manager are paid; provided, that such account shall be in the nature of a clearing account and the Property Manager shall not have access to such account.  Each of the Property Manager and the Special Servicer shall, on or prior to each Series Closing Date (or, if applicable, such other date of acquisition), as to those Leases and Mortgage Loans it is obligated to service hereunder, instruct the related Obligor to make all Monthly Lease Payments and Monthly Loan Payments to a Lockbox Account.  The Property Manager shall cause all amounts deposited into the Lockbox Account with respect to the Collateral to be transferred to the Collection Account or the Lockbox Transfer Account within one Business Day after such funds have been identified, cleared and become available in accordance with the polices of the Lockbox Account Bank.

(c)         The Property Manager may establish and maintain one or more segregated accounts in the name of the Property Manager on behalf of the Indenture Trustee, held for the benefit of the Noteholders (each, a “Lockbox Transfer Account”) with one or more banks

(each, a “Lockbox Transfer Account Bank”).  Each Lockbox Transfer Account shall be an Eligible Account.  Each Lockbox Transfer Account shall be subject to an Account Control Agreement among the Property Manager, the Indenture Trustee and the applicable Lockbox Transfer Account Bank.  Except as expressly permitted herein, neither the Property Manager nor the Issuer will have any right of withdrawal from the Lockbox Transfer Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Lockbox Transfer Account.

Section 3.03.          Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; Emergency Property Expenses.

(a)         Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties, Leases and Mortgage Loans it is obligated to service hereunder, establish and maintain one or more accounts (the “Servicing Accounts”), and shall cause to be deposited from the Lockbox Transfer Account or otherwise into such Servicing Accounts all Escrow Payments, security deposits received from Tenants pursuant to the Leases, subject to the Tenants’ rights to such amounts (“Lease Security Deposits”) and amounts required to be paid by the Issuer as lessor under the Leases in respect of sales taxes (“Sales Tax Deposits”).  Notwithstanding the foregoing, no Servicing Accounts shall be established and maintained with respect to those Mortgaged Properties, Leases or Mortgage Loans pursuant to which the Tenant or Borrower is not required to make Escrow Payments, Lease Security Deposit or Sales Tax Deposits.  Each Servicing Account shall be an Eligible Account.  Withdrawals of amounts so collected from a Servicing Account (other than Lease Security Deposits) may be made only to:  (i) effect payment of real estate or personal property taxes, sales taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage); (ii) refund to Obligors any sums as may be determined to be overages; (iii) pay interest, if required and as described below in clause (b), to Obligors on balances in the Servicing Account; (iv) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.01; or (v) withdraw any amounts deposited in error; provided, however, that Lease Security Deposits may not be withdrawn for such purposes and shall be withdrawn only in accordance with the terms of the related Lease, to be repaid to the related Tenant or applied in full or partial satisfaction of the obligations of the related Tenant in accordance with the Servicing Standard (for application in the same manner as payments in respect of such obligations).  Any remaining portion of such Lease Security Deposit shall be withdrawn by the Property Manager from the Servicing Account and deposited into the Collection Account and shall constitute part of the Available Amount on the next Payment Date.

(b)        The Property Manager and the Special Servicer shall each pay or cause to be paid to the Obligors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Lease or Mortgage Loan.  If the Property Manager or the Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

(c)         Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties and Mortgage Loans it is obligated to service hereunder, maintain accurate records with respect to any Mortgaged Property and Mortgage Loan reflecting the status of real estate taxes, ground rents, assessments and other similar items that are or may become a lien thereon, and the status of insurance premiums payable in respect thereof that, in each case, the Obligor is contractually or legally obligated to pay under the terms of the applicable Lease or Mortgage Loan, and the Property Manager shall effect payment thereof, as a Property Protection Advance or otherwise as payment of an Emergency Property Expense from funds on deposit in the Collection Account, as described below, if not paid by the Obligor prior to the applicable penalty or termination date, promptly after the Property Manager receives actual notice from any source of such nonpayment by the Obligor.  For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Lease or Mortgage Loan or, if such Lease or Mortgage Loan does not require the Obligor to escrow for the payment of real estate taxes, assessments and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Lease and Mortgage Loan that the Obligor make payments in respect of such items at the time they first become due.

(d)        In accordance with the Servicing Standard, the Property Manager shall advance with respect to each such Mortgaged Property, Lease and Mortgage Loan all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, (ii) Ground Lease payments, (iii) premiums on Property Insurance Policies, (iv) any necessary costs and expenses associated with Tenant evictions and collections from Tenants (including attorneys’ fees) and (v) other amounts necessary to preserve the security interest and lien of the Indenture Trustee in, and value of, such Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property such as repair and maintenance expenses, tenant improvements and leasing commissions) and Mortgage Loan in each instance if and to the extent Escrow Payments (if any) collected from the Obligor or otherwise on deposit in a Servicing Account (other than the Lease Security Deposit) are insufficient to pay such item when due and the Obligor has failed to pay such item on a timely basis; provided, that the particular advance would not, if made in accordance with the Servicing Standard, constitute a Nonrecoverable Property Protection Advance.  The Property Manager shall not have any obligation under this Section 3.03(d) to advance any funds in respect of delinquent payments of principal or interest in respect of the Mortgage Loans or real estate taxes or premiums on Property Insurance Policies that the Obligor or the Issuer is not contractually or legally obligated to pay, nor to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than the Obligor or the Issuer, unless it has actual knowledge of the non-payment of such items and would otherwise make such advance in accordance with the Servicing Standard.  Each of the Property Manager and the Back-Up Manager will be entitled to recover any Property Protection Advance (i) from general collections if such Property Protection Advance is determined to be a Nonrecoverable Property Protection Advance, (ii) from any amounts subsequently received on the related Mortgage Loan or Lease or with respect to the related Mortgaged Property or (iii) in the case of the Back-Up Manager, to the extent not recovered under (i) and (ii), from the Property Manager or any Successor Property Manager.  The Property Manager shall give prompt written notice to the Indenture Trustee in the event that it has not made, and does not intend to make, any Property

Protection Advance it is required to make hereunder.  Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager and each Insurer.  If the Indenture Trustee does not receive confirmation that the full amount of such Property Protection Advance has been made within four (4) Business Days following the date of such notice, then (i) the Back-Up Manager, upon written notice from the Indenture Trustee, shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Property Manager in accordance with the Servicing Standard, unless the Back-Up Manager determines in accordance with the Servicing Standard that such Property Protection Advance would be a Nonrecoverable Property Protection Advance, and (ii) such failure shall constitute a Servicer Replacement Event under Section 6.01 hereof with respect to the Property Manager.  Any such Property Protection Advance made by the Back-Up Manager shall be deemed made by the Back-Up Manager in its capacity as successor to the Property Manager and shall thereafter be reimbursable to the Back-Up Manager, together with Advance Interest thereon, in accordance with Section 3.05 of this Agreement and Section 2.11 of the Indenture or from any Successor Property Manager.

(e)         If, prior to making any Property Protection Advance, the Property Manager shall have determined, in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders and the Insurers, the Property Manager shall, in accordance with the Servicing Standard, withdraw (or, in the event the Property Manager is Spirit Finance, direct the Indenture Trustee to withdraw) funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Mortgaged Property and Mortgage Loan.  Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date.

(f)         The determination by the Property Manager (or the Back-Up Manager) that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Issuer and the Indenture Trustee setting forth the basis for such determination.  In making such recoverability determination, such Person shall be entitled to (a) consider (among other things) the obligations of the Obligor under the terms of the related Lease Documents or Loan Documents as they may have been modified, (b) consider the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Property Manager or the Backup Manager) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties or REO Properties, (c) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Backup Manager) (among other things) future expenses, (d) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager, the Special Servicer or the Backup Manager) (among other things) the timing of recoveries, and (e) give due regard to the existence of any Nonrecoverable Property Protection Advance with respect to other Leases, Mortgage Loans, Mortgaged Properties or REO Properties in light of the fact that proceeds on the related Lease, Mortgage Loan, Mortgaged Property or REO Property are a source of recovery not only for the Property Protection Advance under consideration, but also as a potential source of recovery of other outstanding Nonrecoverable Property Protection Advances.  In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Protection Advance is a Nonrecoverable Property Protection Advance) and, consistent with the Servicing Standard, in the case of the Property Manager or the Back-Up Manager, may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.  The determination by the Property Manager or the Back-Up Manager, as the case may be, that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Back-Up Manager or Property Manager to the other and to the Issuer, the Indenture Trustee and the Insurers.  Any such determination shall be conclusive and binding on the Issuer, the Property Manager or the Back-Up Manager. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Property Manager or the Backup Manager, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Lease, Mortgage Loan or Mortgaged Property or REO Property).  The Special Servicer shall promptly furnish any party required to make Property Protection Advances hereunder with any information in its possession regarding the Specially Serviced Assets which are Leases, Mortgaged Properties, Mortgage Loans and REO Properties as such party required to make Property Protection Advances may reasonably request for purposes of making recoverability determinations.  In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross-collateralized Mortgage Loan.

Section 3.04.          Collection Account; Release Account.

(a)         The Property Manager shall establish and maintain one or more separate accounts in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurers, for the collection of payments on and other amounts received in respect of the Leases, the Mortgaged Properties and the Mortgage Loans (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement.  The Collection Account shall be an Eligible Account.  If the Property Manager is Spirit Finance, the Property Manager shall establish and maintain the Collection Account at a Collection Account Bank designated by the Indenture Trustee and the Indenture Trustee shall have the sole right of withdrawal from such account.  If the Property Manager is not Spirit Finance or another Affiliate of the Issuer, the Collection Account shall be subject to an Account Control Agreement among the Issuer, the Property Manager, the Indenture Trustee and the Collection Account Bank.

The Property Manager shall deposit or cause to be deposited in the Collection Account, within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Property Manager on or after the later of the applicable Transfer Date (other than payments due before the applicable Transfer Date), or, in the case of collections and payments to the Lockbox Account, on each Business Day, the Property Manager shall instruct each Lockbox Account Bank to transfer the following payments and collections deposited in the Lockbox Account prior to the end of such Business Day (A) to the Lockbox Transfer Account and, within one Business Day thereafter from the Lockbox Transfer Account into the Collection Account or (B) directly into the Collection Account, in each case, immediately after such funds have been identified, cleared and become available in accordance with the policies of the Lockbox Account Bank:

(i)            all payments on account of Monthly Lease Payments, Monthly Loan Payments and so long as an Early Amortization Event has occurred and is continuing Excess Cashflow;

(ii)           all payments of other amounts payable by the Obligors on the Leases and the Mortgage Loans, including without limitation Yield Maintenance Premiums;

(iii)          all Property Insurance Proceeds and Condemnation Proceeds (other than proceeds paid to the related Borrower or Tenant as required by Loan Documents or Lease Documents, as applicable or otherwise in accordance with the Servicing Standard) and all cash proceeds and other amounts received and retained in connection with the liquidation of any Mortgage Loan, Mortgaged Property or Lease relating to a Specially Serviced Asset;

(iv)          all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property to the extent not deposited into the Release Account; and all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property transferred from the Release Account to the Collection Account pursuant to Section 3.05(b) and all proceeds representing earnings on investments in the Release Account (including interest on any Permitted Investments) made with such proceeds;

(v)           any amounts required to be deposited into the Collection Account pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard insurance policy;

(vi)          any amounts received on account of payments under the Guaranties, the Purchase and Sale Agreements, the Performance Undertaking or an Environmental Indemnity Agreement; and

(vii)         any other amounts required to be so deposited under this Agreement.

The Property Manager shall not make any withdrawals from the Collection Account except in accordance with this Section 3.04 and Section 3.05(a) hereof.  The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for certificates, bonds or notes of other series serviced by and the other accounts of the Property Manager.

Upon receipt of any of the amounts described above with respect to any Specially Serviced Asset, the Special Servicer shall promptly but in no event later than the second Business Day after receipt, remit such amounts to the Property Manager for deposit into the Collection Account in accordance with the first paragraph of this Section 3.04(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited therein because of a restrictive endorsement or other reasonably appropriate reason.  The Property Manager shall not deposit into the Collection Account any collections allocated to Companion Loans, any Additional Servicing Compensation, amounts received on account of Excess Cashflow (so long as no Early Amortization Event has occurred and is continuing), Sales Tax Deposits, Escrow Payments, Lease Security Deposits, amounts received as reimbursement for any cost paid by the Issuer (other than as a Property Protection Advance, Emergency Property Expense or a Collateral Pool Expense) as lessor or lender under the Lease or Mortgage Loan, as applicable, amounts collected by or on behalf of the Issuer and held in escrow or impound as lender or lessor to pay future obligations or other amounts specified herein.

With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one (1) Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason.  The funds held in the Collection Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(a).  Any interest or other income earned on funds in the Collection Account will be added to the Available Amount.

(b)        The Property Manager shall establish and maintain at a bank designated by the Indenture Trustee a segregated account in the name of the Indenture Trustee for the deposit of cash proceeds from the sale of any Mortgage Loan or Mortgaged Property (the “Release Account”).  The Release Account shall be an Eligible Account.  The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(b).  The Release Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture.  The Property Manager will deposit or cause to be deposited in the Release Account, on the date of receipt, any cash proceeds from the sale of any Mortgage Loan or Mortgaged Property.

Section 3.05.          Withdrawals From the Collection Account and the Release Account.

(a)         If the Property Manager is Spirit Finance, then the Indenture Trustee shall make withdrawals upon the written direction of the Property Manager from the Collection

Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) and (iii) on any date, to remove amounts deposited in the Collection Account in error.  If the Property Manager is an entity other than Spirit Finance, then the Property Manager shall make withdrawals from the Collection Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) on any date, to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fees, any Liquidation Fees and any Workout Fees (each, pursuant to Section 3.11), (iii) on any date, to reimburse the Property Manager or the Back-Up Manager for any Property Protection Advances and Advance Interest thereon as provided in Section 3.03(d), (iv) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) or (v) on any date, to remove amounts deposited in the Collection Account in error.  Except as provided in Section 3.04(a), no other amounts may be withdrawn from the Collection Account by the Property Manager.

(b)        Amounts deposited in the Release Account (including Net Investment Earnings on funds on deposit therein) shall be applied by the Property Manager (or the Indenture Trustee based on the instructions of the Property Manager if the Property Manager is Spirit Finance), first, to reimburse the Property Manager, the Special Servicer and the Back-Up Manager any amounts owed with respect to the Mortgage Loan, Lease or Mortgaged Property being released (including any unreimbursed Extraordinary Expenses, Property Protection Advances and Advance Interest thereon and Emergency Property Expenses related to such Mortgage Loan, Lease or Mortgaged Property and to pay the expenses related to such release and, second, to acquire Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties to make an Unscheduled Principal Payment in reduction of the principal of the Notes.  Any amounts remaining in the Release Account following the twelve month period from the related Release shall be transferred to the Collection Account and applied as Unscheduled Proceeds on the following Payment Date.  During the continuance of an Early Amortization Event, all amounts in the Release Account shall be deposited into the Collection Account and will be included in the Available Amount on the following Payment Date.

Section 3.06.          Investment of Funds in the Collection Account and the Release Account.

(a)         The Property Manager shall direct any institution maintaining the Collection Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date, which may be in the form of a standing direction.

(b)        The Property Manager may direct any institution maintaining the Release Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the

Business Day immediately preceding the day such amounts are required to be distributed pursuant to Section 3.05(b), which may be in the form of a standing direction.

(c)         The Property Manager may direct any institution maintaining the Servicing Accounts with respect to Lease Security Deposits to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to the related Lease and this Agreement, which may be in the form of a standing direction.

(d)        [Reserved]

(e)         All Permitted Investments in the Collection Account, the Release Account and the Servicing Accounts shall be held to maturity, unless payable on demand.  Any investment of funds in the Collection Account, the Release Account and the Servicing Accounts shall be made in the name of the Indenture Trustee (in its capacity as such).  The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law.  If amounts on deposit in the Collection Account, the Release Account or the Servicing Accounts are at any time invested in a Permitted Investment payable on demand, the Property Manager, shall:

(i)            consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)           demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account, the Release Account or the Servicing Accounts, as applicable.

(f)         Interest and investment income realized on funds deposited in the Collection Account and, if applicable, the Release Account, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be deposited to the Collection Account and added to the Available Amount for such Collection Period.  Notwithstanding the investment of funds held in the Collection Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account.  Except as provided in Section 5.03(a), the Property Manager shall have no liability for any investment of funds in the Collection Account, the Release Account or Servicing Account.

(g)        Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Property Manager may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07.          Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

(a)         The Property Manager (other than with respect to Specially Serviced Assets) and the Special Servicer (with respect to Specially Serviced Assets) shall use reasonable efforts in accordance with the Servicing Standard to cause the related Obligor to maintain for each related Mortgaged Property all insurance coverage as is required under the terms of such Lease or Mortgage Loan, as applicable (including for the avoidance of doubt, any Environmental Policy); provided, that if and to the extent that any such Lease permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Obligor is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other similar Leases or Mortgage Loans with express provisions governing such matters; and provided, further, that, if and to the extent that a Lease or Mortgage Loan so permits, the related Obligor shall be required to obtain the required insurance coverage from Qualified Insurers that have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide.  If such Obligor does not maintain the required insurance or, with respect to any Environmental Policy in place as of the related Series Closing Date or Transfer Date, the Property Manager will itself cause such insurance to be maintained with Qualified Insurers; provided, that the Property Manager shall not be required to maintain such insurance if the Indenture Trustee (as mortgagee of record on behalf of the Noteholders) does not have an insurable interest or the Property Manager has determined (in its reasonable judgment in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time not commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate.  Subject to Section 3.17(b), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property, no less insurance coverage than was previously required of the Obligor under the related Mortgage or Lease and at a minimum, (i) hazard insurance with a replacement cost rider and (ii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims-paying ability rated at least “A-:VIII” by A.M. Best’s Key Rating Guide.  The cost of any such insurance coverage obtained by either the Property Manager or the Special Servicer shall be a Property Protection Advance to be paid by the Property Manager.  All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager, as agent of and for the account of the Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance.  Any amounts collected by the

Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b)        The Property Manager or Special Servicer may satisfy its obligations under Section 3.07(a) by obtaining, maintaining or causing to be maintained a blanket or forced place insurance policy.  If applicable the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of the Issuer, a master forced place insurance policy or a blanket policy (or an endorsement to an existing policy) insuring against hazard losses (not otherwise insured by a Tenant or Borrower due to a default by such Tenant or Borrower under the insurance covenants of its Lease or Mortgage Loan or because a Tenant or Borrower permitted to self-insure fails to pay for casualty losses) on Mortgaged Properties that it is required to service and administer, which policy shall (i) be obtained from a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, and (ii) provide protection equivalent to the individual policies otherwise required under Section 3.07(a).  The Property Manager and the Special Servicer shall bear the cost of any premium payable in respect of any such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided that if the Property Manager or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property shall constitute, and be reimbursable as, a Property Protection Advance to the extent that, except with respect to an REO Property, such blanket policy provides insurance that the related Borrower or Tenant has failed to maintain.  If the Property Manager or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Protection Advance.  Such policy may contain a deductible clause (not in excess of a customary amount) in which case the Property Manager or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a) and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause.  The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Any payments on such policy shall be made to the Property Manager as agent of and for the account of the Issuer, the Noteholders and the Indenture Trustee.

(c)         Each of the Property Manager, the Special Servicer and the Back-Up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a fidelity bond in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to any Insurance Policy (as evidenced in writing from each Rating Agency).  Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be.  Such fidelity bond shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer, each Insurer and the Indenture Trustee.

Each of the Property Manager, the Special Servicer and the Back-up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A: VIII” by A.M. Best’s Key Rating Guide and at least  “A” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured and shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to any Insurance Policy (as evidenced in writing from each Rating Agency).  Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be.  Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer, each Insurer and the Indenture Trustee.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also, on behalf of the Issuer, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Notes without giving effect to any Insurance Policy (as evidenced in writing from each Rating Agency).  Any such general liability insurance policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuer, each Insurer and the Indenture Trustee.  Any payments on such policy shall be made to the Property Manager as agent of and for the account of the Issuer and the Indenture Trustee.

If the Property Manager (or its corporate parent), the Special Servicer (or its corporate parent) or the Back-Up Manager (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s, “A” by S&P and “A” by Fitch (or each Insurer consents in writing), the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, may self-insure with respect to any insurance coverage or fidelity bond coverage required hereunder, in which case it shall not be required to maintain an insurance policy with respect to such coverage; provided that Spirit Finance may not self-insure with respect to any such insurance coverage or fidelity bond.

Section 3.08.          Enforcement of Alienation Clauses; Consent to Assignment.

With respect to those Leases and Mortgage Loans it is obligated to service hereunder, each of the Property Manager and the Special Servicer, on behalf of the Issuer and the Indenture Trustee for the benefit of the holders of the Notes and the Insurers, shall enforce the restrictions contained in the related Lease and Mortgage Loans or in any other document in the related Lease File or Loan File on transfers or further encumbrances of the related Mortgaged Property and Mortgage Loan and on transfers of interests in the related Tenant, unless it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard.  After having made any such determination, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Indenture Trustee (and the Property Manager in the case of the Special Servicer) an Officer’s Certificate setting forth the basis for such determination.  In connection with any assignment or sublet by a Tenant of its interest under a Lease, the Issuer shall not take any action to release such Tenant from its obligations under such Lease unless a new Tenant approved by the Issuer assumes the obligations under such Lease and any applicable requirements set forth in the applicable Lease have been satisfied.

Section 3.09.          Realization Upon Specially Serviced Assets.

(a)         If the Special Servicer has determined, in its good faith and reasonable judgment, that any material default related to a Specially Serviced Asset will not be cured by the related Obligor, the Special Servicer will be required to evaluate the possible alternatives available in accordance with the Servicing Standard and this Agreement with respect to such Specially Serviced Asset.  Such alternatives may include, among other things, modification or restructuring of the related Mortgage Loan or Lease, sale or exchange of the related Mortgage Loan or Mortgaged Property in accordance with Section 3.18 or the enforcement of remedies available under the related Mortgage Loan or Lease in accordance with Section 3.19, including foreclosure of the Mortgage Loan or eviction of the Tenant, as applicable, and the re-leasing of the related Mortgaged Property.  Subject to all other provisions and limitations set forth herein, the Special Servicer shall take such actions with respect to each Specially Serviced Asset as it determines in accordance with the Servicing Standard, acting in the best interests of the Issuer, the Noteholders and the Insurers.  If the Property Manager re-leases any Mortgaged Property, the Property Manager shall deliver to the Indenture Trustee and the Issuer an amended Exhibit A-1 reflecting the addition of such Lease to the Collateral Pool.  If the Lease has not been assumed and the related Mortgaged Property has not been sold or re-leased within 24 months of the related Lease becoming a Specially Serviced Asset, the Series 2005-1 Insurer may, upon written notice, require the Special Servicer to sell such Mortgaged Property in accordance with Section 3.18 and the cash proceeds will be applied pursuant to Section 3.05.

(b)        Upon the request of the Special Servicer, the Property Manager shall pay, as Property Protection Advances or Emergency Property Expenses, as applicable, in accordance with Section 3.17(c), all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Property Protection Advance) incurred in connection with each Specially Serviced Asset, and shall be entitled to reimbursement therefor as provided in Section 2.11 of the Indenture.  If and when the Property Manager or the Special Servicer deems it necessary and prudent for purposes of establishing the Fair Market Value of any Mortgaged Property related to a Specially Serviced Asset, the Special Servicer or the Property Manager; as the case may be, is authorized to have an appraisal done by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall constitute a Property Protection Advance).

(c)         Notwithstanding anything to the contrary contained herein, neither the Property Manager nor the Special Servicer shall, on behalf of the Issuer, obtain title to a Mortgaged Property that secures a Mortgage Loan by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property that secures a Mortgage Loan, if, as a result of any such action, the Issuer or the Indenture Trustee could, in the reasonable judgment of the Property Manager or the Special Servicer, as the case may be, made in accordance with the Servicing Standard and which shall be based on Opinions of Counsel, be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

(i)  the Property Manager or the Special Servicer, as the case may be, has previously determined in accordance with the Servicing Standard, based on (x) a Phase I Environmental Assessment or comparable environmental assessment (and any additional environmental testing, investigation or analysis that the Property Manager or the Special Servicer, as applicable, deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts such environmental testing, investigation or analysis, or (y) any environmental testing, investigation and/or analysis conducted in connection with any related Environmental Policy, and performed during the twelve-month period preceding any such acquisition of title or other action and in each case after consultation with an environmental expert, that:

(A)          the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to effect such compliance, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; and

(B)           there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to take such actions, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; and

(ii) if the Property Manager or the Special Servicer, as applicable, has determined that the Mortgaged Property is not in compliance with applicable environmental laws or regulations, or that any such circumstances or conditions described in clause (i)(B) above are present at the Mortgaged Property, it shall have notified the Indenture Trustee in writing that it has determined that the Issuer or the Indenture Trustee could not reasonably be considered to be a potentially responsible party (which determination may be based on an Opinion of Counsel the cost of which shall be a Property Protection Advance).

(d)        Any such determination by the Property Manager or the Special Servicer shall be evidenced by an Officer’s Certificate to such effect delivered to the Indenture Trustee, the Controlling Parties and, in the case of the Special Servicer, the Property Manager, specifying all of the bases for such determination, such Officer’s Certificate to be accompanied by all related environmental reports. The Property Manager or the Special Servicer, as appropriate, shall undertake, reasonable efforts to make the determination referred to in clause (ii)(1), and may conclusively rely on any related environmental assessments referred to above in making such determination. The cost of any such environmental assessments, additional environmental testing and remedial, corrective or other further action contemplated by clause (i)(A) and clause (i)(B), shall be reimbursed, to the extent not paid by an Environmental Insurer or other party with liability for such amounts, to the Property Manager or the Special Servicer from the Collection Account as a Property Protection Advance pursuant to Section 3.05, subject to Section 5.03.

(e)         If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i)(A) and (i)(B) have not been satisfied with respect to any Mortgaged Property, the Property Manager or Special Servicer, as applicable, shall take such action as is in accordance with the Servicing Standard and, at such time as it deems appropriate, may, on behalf of the Issuer and the Indenture Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided, that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Property Manager or the Special Servicer, as applicable, shall have notified the Indenture Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Indenture Trustee shall have notified the Controlling Parties in writing of the intention to so release all or a portion of such Mortgaged Property and (iii) the Series 2005-1 Insurer has not objected to such release within 30 days of the distribution of the last of such notices.

(f)         The Property Manager or the Special Servicer, as applicable, shall report to the Indenture Trustee, the Property Manager (if applicable) and the Insurers monthly in writing as to any actions taken by such party with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in the first sentence of either clause (i)(A) and (i)(B) have not been satisfied, in each case until such matter has been resolved.

(g)        The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Collateral securing a Specially Serviced Mortgage Loan is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

(h)        The Special Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code and promptly deliver to the Insurers and the Indenture Trustee an Officer’s Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

(i)          All sales of Mortgaged Properties pursuant to this Section 3.09 shall be conducted in accordance with the provisions of Section 3.18 and Article VII as applicable.

(j)            Unless the Series 2005-1 Controlling Party or the Series 2005-1 Insurer provide written notice of an approval or objection with respect to any action proposed by the Property Manager, the Special Servicer or the Back-Up Manager pursuant to this Section 3.09, Section 3.18 or as otherwise provided herein within 30 days after the related request for approval or consent is given to the Series 2005-1 Controlling Party or to the Series 2005-1 Insurer, such approval or consent shall be deemed to have been denied by the Series 2005-1 Controlling Party or the Series 2005-1 Insurer, as applicable.  Notwithstanding the foregoing, the Special Servicer may take action prior to the lapse of either such 30-day period or at any other time without the consent of the Series 2005-1 Controlling Party or the Series 2005-1 Insurer if it determines, in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Noteholders and is in the nature of an emergency.

Section 3.10.          Issuer, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files.

(a)         If from time to time, and as appropriate for servicing of any Mortgage Loan, Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Mortgaged Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File or Loan File, as applicable (or any portion thereof), the Custodian, upon request of the Property Manager and receipt from the Property Manager of a Request for Release in the form of Exhibit B attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit C attached hereto, shall release such Lease File or Loan File, as applicable (or portion thereof), to the Property Manager or the Special Servicer, as the case may be.  Upon return of such Lease File or Loan File, as applicable (or portion thereof), to the Custodian, or upon the Special Servicer’s delivery to the Indenture Trustee of an Officer’s Certificate stating that (i) such Lease or Mortgage Loan has been liquidated and all amounts received or to be received in connection with such Lease or Mortgage Loan are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgaged Property has been sold, a copy of the Request for Release shall be released by the Indenture Trustee to the Property Manager or the Special Servicer, as applicable.

(b)        Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies the Issuer, the Insurers and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease, foreclosure or sale in respect of any Mortgage Loan or Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the related Lease or Mortgage Loan or to obtain a judgment against an Obligor, or to enforce any other remedies or rights provided by the Lease or Mortgage Loan or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Issuer, the Property Manager or the Special Servicer; provided, that each of the Issuer and the Indenture Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit D issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Issuer or the Indenture Trustee, as the case may be; provided, however, that neither the Issuer nor the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer.  Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of the Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Issuer or the Indenture Trustee, as the case may be) be executed by the Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

(c)         Upon the payment in full of any Mortgage Loan, or the receipt by the Property Manager of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Property Manager shall promptly notify the Insurers, the Custodian and the Indenture Trustee by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit B attached hereto, shall be accompanied by the form of any necessary release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it and release of the related Loan File. Upon receipt of such certification and request, the Custodian shall promptly cause the release of the related Loan File to the Property Manager and the Indenture Trustee shall deliver to the Property Manager such release or discharge, duly executed. Except customary fees and expenses, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or to the Indenture Trustee.

Section 3.11.          Servicing Compensation; Interest on Property Protection Advances.

(a)         As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool.  As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Property Management Fee shall accrue at the related Property Management Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan and shall be calculated with respect to each Mortgage Loan on the same basis as interest accrues on such Mortgage Loan and with respect to each Mortgaged Property on a 30/360 Basis.  The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement.  Earned but unpaid Property Management Fees shall be payable monthly out of general collections on deposit in the Collection Account pursuant to Section 3.05 and Section 2.11 of the Indenture.

(b)        Subject to the last sentence of Section 3.11(d), on each Remittance Date, the Property Manager shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges from Obligors with respect to Mortgaged Properties, Leases and Mortgage Loans that are not Specially Serviced Assets; and (ii) any default interest collected on a Mortgaged Property, Lease or Mortgage Loan, but only to the extent that (x) such default interest is allocable to the period (not to exceed 60 days) when such Mortgaged Property, Lease or Mortgage Loan did not constitute a Specially Serviced Asset and (y) such default interest is not allocable to cover interest payable to the Property Manager or the Back-Up Manager with respect to any Property Protection Advances made in respect of such Mortgage Loan, Lease or Mortgaged Property (collectively, the “Property Manager Additional Servicing Compensation”).

(c)         As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Asset.  As to each Specially Serviced Asset, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the Collateral Value of such Specially Serviced Asset and shall be calculated with respect to each Mortgage Loan on the same basis as interest accrues on such Mortgage Loan and with respect to each Mortgaged Property on a 30/360 Basis.  The Special Servicing Fee with respect to any Specially Serviced Asset shall cease to accrue if such Specially Serviced Asset (i) is sold or exchanged for a Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan, as applicable or (ii) becomes a Corrected Lease or a Corrected Mortgage Loan or (iii) becomes a Liquidated Lease or liquidated Mortgage Loan, as applicable.  Earned but unpaid Special Servicing Fees shall be payable monthly out of collections on deposit in the Collection Account pursuant to Section 3.05 hereof and Section 2.11 of the Indenture.

The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d)        Subject to the last sentence of this Section 3.11(d), on each Payment Date, the Special Servicer shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges received on or with respect to the Specially Serviced Assets; and (ii) any default interest collected on a Specially Serviced Asset (to the extent that such default interest is not allocable to cover interest payable to the Property Manager or Back-Up Manager with respect to any Property Protection Advances made in respect of the related Mortgage Loan, Lease or Mortgaged Property) as additional servicing compensation out of funds available for such purpose pursuant to Section 2.11 of the Indenture (collectively, the “Special Servicer Additional Servicing Compensation”).  Notwithstanding the foregoing, if the Special Servicer is terminated at a time when no Servicer Replacement Event existed with respect to the Special Servicer and such Special Servicer was servicing or administering any Specially Serviced Assets as of the date of such termination, and such servicing or administration had been continuing for at least two (2) months, then the terminated Special Servicer will be entitled to 50% of all modification fees earned by its successor with respect to such Specially Serviced Assets during the 12-month period following the date of such termination.

(e)         As and to the extent permitted by Section 2.11 of the Indenture, the Property Manager and the Back-Up Manager shall each be entitled to receive Advance Interest on the amount of each Property Protection Advance made thereby for so long as such Property Protection Advance is outstanding.  The Property Manager and the Back-Up Manager shall be reimbursed for Property Protection Advances from funds available for such purpose pursuant to Section 3.03(d), in accordance with Section 3.05(a) and (b) hereof and Section 2.11 of the Indenture.

The Property Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it.  In addition, the Property Manager and the Special Servicer shall not be reimbursed for its own internal costs and expenses and overhead expenses, such as office space expenses, office equipment costs, supply costs or employee salaries or related costs and expenses.

(f)            A Workout Fee shall be payable to the Special Servicer with respect to each Corrected Mortgage Loan or Corrected Lease. As to each such Corrected Mortgage Loan or Corrected Lease, the Workout Fee will be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of rents, interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Corrected Mortgage Loan or Corrected Lease, as applicable, so long as it remains a Corrected Lease or Corrected Mortgage Loan; provided, that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with (i) the purchase of any Specially Serviced Mortgage Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer

or (ii) the repurchase of any Specially Serviced Mortgage Loan or Mortgaged Property related to any Specially Serviced Lease by the Originator or Support Provider due to a Collateral Defect within the period provided to the Originator and Support Provider to cure such Collateral Defect.  In addition, no Workout Fee shall be payable with respect to any Corrected Loan or Corrected Lease if and to the extent (i) the Mortgage Loan again became a Specially Serviced Mortgage Loan under clause (b) of the definition of “Specially Serviced Mortgage Loan” or the Lease again became a Specially Serviced Lease under clause (b) of the definition of “Specially Serviced Lease” and (ii) no default under the Mortgage Loan or Lease, as applicable, actually occurs, or if such default has occurred, it is cured within the 60 days provided in such clauses. The Workout Fee with respect to any such Corrected Mortgage Loan or Corrected Lease shall cease to be payable if such loan or lease again becomes a Specially Serviced Asset; provided, that a new Workout Fee will become payable if and when such loan or lease again ceases to be a Specially Serviced Asset. If the Special Servicer is terminated (with or without cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Corrected Mortgage Loans or Corrected Leases during the period that it had responsibility for servicing Specially Serviced Assets (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan or Corrected Lease ceases to be payable in accordance with the preceding sentence.  If the Special Servicer is terminated for any reason or resigns as Special Servicer hereunder, and prior to such resignation or termination, such Specially Serviced Asset would have been a Corrected Mortgage Loan or Corrected Lease but for the related Borrower or Tenant having made three full and consecutive Monthly Payments as provided in the Lease Documents or Loan Documents, then such terminated or resigning Special Servicer shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Workout Fee payable in connection with such Specially Serviced Asset after it actually becomes a Corrected Mortgage Loan or Corrected Lease, as applicable.

(g)           A Liquidation Fee shall be payable to the Special Servicer with respect to (i) each Mortgage Loan or Mortgaged Property repurchased by the related Originator or the Support Provider due to a Collateral Defect if purchased after the applicable cure period, (ii) any Specially Serviced Asset as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower of a Mortgage Loan or for some or all of the Collateral Value from the Mortgaged Property related to a Lease from the Tenant, or (iii) any Specially Serviced Asset or REO Property as to which the Special Servicer recovers any Liquidation Proceeds; provided, that no Liquidation Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any Specially Serviced Mortgage Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer. As to each such Mortgage Loan or Lease repurchased by the related Originator as described above or any Specially Serviced Asset and REO Property, the Liquidation Fee shall be payable out of the related payment or proceeds and shall be calculated by application of the Liquidation Fee Rate to such related payment or proceeds.

(h)           As compensation for its activities hereunder, the Back-Up Manager shall be entitled to receive the Back-Up Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool.  As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Back-Up Fee shall accrue at the related Back-Up Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan.  The right to receive the Back-Up Fee may not be transferred in whole or in part except in connection with the transfer of all of the Back-Up Manager’s responsibilities and obligations under this Agreement.  Earned but unpaid Back-Up Fees shall be payable monthly pursuant to Section 3.05(a) hereof and Section 2.11 of the Indenture.

Section 3.12.          Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a)         If a Lease or Mortgage Loan becomes a Specially Serviced Asset, the Special Servicer shall perform a physical inspection of the related Mortgaged Property as soon as practicable thereafter and, if such Lease or Mortgage Loan remains a Specially Serviced Asset for more than two years, at least annually thereafter.  The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of (i) any sale or transfer of such Mortgaged Property, or (ii) any change in the condition or value of the Mortgaged Property that it, in its good faith and reasonable judgment, considers material.  The Special Servicer shall deliver to the Issuer, the Indenture Trustee, the Property Manager, the Insurer and the Rating Agencies a copy of each such written report prepared by it during each calendar quarter within 15 days of the end of such quarter.  The Special Servicer shall receive reimbursement for reasonable out-of-pocket expenses related to any such inspection from the Issuer pursuant to Section 2.11(b) of the Indenture.

(b)        The Special Servicer, in the case of any Specially Serviced Asset, and the Property Manager, in the case of all other Leases and Mortgage Loans, shall make reasonable efforts to collect promptly from each related Obligor, as applicable and review annual operating statements of the related Mortgaged Properties, and financial statements of such Obligor.

(c)         Not later than December 15 of each year, commencing December 15, 2005, the Property Manager shall deliver to the Issuer, the Indenture Trustee, the Insurers and the Special Servicer (i) from information, if any, that the Property Manager has most recently received pursuant to Section 3.12(b), a report setting forth the aggregate Fixed Charge Coverage Ratios of all Obligors from whom it has received financial information sufficient to permit it to calculate such Fixed Charge Coverage Ratio (either at the “unit” level or corporate level, as applicable) and, in each case, identifying the period covered by the related financial statements in its possession, and (ii) a schedule, in the form of the Mortgaged Property Schedule, prepared as if the applicable Series Closing Date or, if applicable, such other Transfer Date, were the preceding October 1 and further identifying on such schedule each Lease or Mortgage Loan (x) that has become a Liquidated Lease or Liquidated Mortgage Loan since the most recent delivery of a schedule pursuant to this Section 3.12(c) (or, in the case of the first such delivery, since the Initial Closing Date), and specifying the date on which the sale or re-lease of the related Mortgaged Property or Mortgage Loan occurred or (y) that has otherwise terminated in accordance with its terms and, in each case, specifying the date of such sale, re-lease or termination, the amount collected in connection therewith and the amount of any unreimbursed Property Protection Advances, Emergency Property Expenses, Extraordinary

Expenses and other amounts due under the related Mortgage Loan or Lease incurred in connection therewith.

Section 3.13.          Annual Statement as to Compliance.

Each of the Property Manager and the Special Servicer shall deliver to the Issuer, to each Insurer, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, as soon as available and in any event by the 15th day after each March 31 of each year (or the next succeeding Business Day if any such day is not a Business Day) beginning in March 2006, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Property Manager or the Special Servicer, as the case may be, during the prior calendar year, and of its performance under this Agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.14.          Reports by Independent Public Accountants.

On or before March 31 of each year, beginning in March 2006, each of the Property Manager and the Special Servicer, at its expense, shall cause an independent, registered public accounting firm (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to the Issuer, each Insurer and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.13 regarding compliance by the Property Manager or the Special Servicer, as the case may be, with the minimum servicing standards in the Uniform Single Attestation for Mortgage Bankers during the preceding fiscal year (or from the Initial Closing Date through December 31, 2005, in the case of the first such report) is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of leases and mortgage loans by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Manager.

Section 3.15.          Access to Certain Information; Delivery of Certain Information.

(a)         Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuer, the Insurers, the Indenture Trustee and the Rating Agencies and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any holder of Notes or LLC Interests, reasonable access to any documentation regarding the Leases, Mortgage Loans and Mortgaged Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Issuer or the holders of the Notes or the LLC Interests.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

(b)        The Property Manager or the Special Servicer shall notify the Rating Agencies, the Indenture Trustee and the Insurers of any Mortgaged Property whose Tenant has ceased to exercise its business activity on such Mortgaged Property within 30 days of becoming aware of such a circumstance.

Section 3.16.          Appraisals After a Property Protection Event; Title to REO Property.

(a)         If any Property Protection Event occurs at any time that an Insurance Policy is in effect, the Special Servicer shall obtain, as soon as reasonably practical, a new full narrative (complete summary) or, with respect to Mortgaged Properties in the Restaurant Business Sector, limited scope (limited restricted) MAI appraisal with respect to the related Mortgaged Properties securing each Mortgage Loan or Lease which first becomes a Specially Serviced Asset after the date of such Property Protection Event (i) within six months after the date the Mortgage Loan or Lease related to such Mortgaged Property first becomes a Specially Serviced Asset (unless such requirement is waived by the Series 2005-1 Insurer) and (ii) unless the Property Manager furnishes a certificate to the Indenture Trustee stating that no circumstances exist that would materially affect the value of such Specially Serviced Asset since the most recent appraisal, on or about each twelve month anniversary of the date of such new appraisal for so long as the Mortgage Loan or Lease related to such Mortgaged Property remains a Specially Serviced Asset.

(b)        If title to any REO Property is acquired by the Special Servicer on behalf of the Issuer, the deed or certificate of sale shall be issued to the Issuer.  Upon acquisition of such REO Property, the Special Servicer shall, if any amounts remain due and owing under the related Mortgage Note, cause the Issuer to execute and deliver to the Indenture Trustee or the Collateral Agent a new Mortgage (along with appropriate Financing Statements), as applicable, in favor of the Indenture Trustee or the Collateral Agent to secure the lien of the Indenture.

(c)         The Special Servicer shall remit to the Property Manager for deposit in the Collection Account or Release Account, as applicable, upon receipt, all REO Revenues, Property Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property or Specially Serviced Asset.

Section 3.17.          Management of REO Properties and Mortgaged Properties relating to Defaulted Assets.

(a)         [Reserved]

(b)        At any time that a Mortgaged Property is not subject to a Lease or is subject to a Lease that is a Defaulted Asset or with respect to an REO Property, the Special Servicer’s decision as to how such Mortgaged Property or REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to the best interest of the Issuer, the Insurers and Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent lease servicers and asset managers operating property comparable to the respective Mortgaged Property or REO Property.  The Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the Issuer in connection with determinations required under this Section 3.17(b).  Neither the Indenture Trustee nor the Special Servicer shall be liable to the Issuer, the Insurers, the holders of the Notes, the other parties hereto or each other, nor shall the Issuer be liable to the Insurers, any such holders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(b).  Nothing in this Section 3.17(b) is intended to prevent the sale or re-lease of a Mortgaged Property or REO Property pursuant to the terms and subject to the conditions of Section 3.18 and Article VII, as applicable.

(c)         The Special Servicer shall have full power and authority to do any and all things in connection with the servicing and administration of any Mortgaged Property subject to a Defaulted Asset and any REO Property as are consistent with the Servicing Standard and, consistent therewith, shall request that the Property Manager make, and the Property Manager shall make, Property Protection Advances, or pay Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Mortgaged Property or REO Property, including:

(i)            all insurance premiums due and payable in respect of such Mortgaged Property or REO Property;

(ii)           all real estate and personal property taxes and assessments in respect of such Mortgaged Property or REO Property that may result in the imposition of a lien thereon (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage);

(iii)          any ground lease rents in respect of such Mortgaged Property or REO Property; and

(iv)          all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such Mortgaged Property or REO Property.

Notwithstanding the foregoing, the Property Manager shall have no obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee) the Property Manager determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Property Protection Advance.  The Special Servicer shall submit requests to make Property Protection Advances to the Property Manager not more than once per month unless the Special Servicer determines on an emergency basis in accordance with the Servicing Standard that earlier payment is required to protect the interests of the Issuer and the Noteholders.

Section 3.18.          Sale and Exchange of Mortgage Loans, Leases and Mortgaged Properties.

(a)         The Property Manager, the Special Servicer and the Issuer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or Mortgaged Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.04, Section 3.09, Article VII and Article VIII.  Except with respect to repurchases or substitutions by a related Originator or the Support Provider due to a Collateral Defect, the Issuer may only sell or exchange Mortgaged Properties and Mortgage Loans to or with any of its Affiliates subject to the applicable conditions set forth in the Indenture (including any applicable Series Supplement).  The aggregate Collateral Value of Qualified Substitute Mortgage Loans and Qualified Substitute Mortgaged Properties acquired by the Issuer from any Affiliate of the Issuer (including with proceeds from sales to third parties) may not exceed the applicable values set forth in the Indenture (including any applicable Series Supplement).

(b)        The Property Manager shall act on behalf of the Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgaged Property or Mortgage Loan, other than a Mortgaged Property related to a Defaulted Asset or REO Property and the collection of all amounts payable in connection therewith.  The Special Servicer shall take such actions in connection with the sale of any such Defaulted Asset, Mortgaged Property related to a Defaulted Asset, or REO Property as it determines in accordance with the Servicing Standard will be in the best interests of the Issuer, the Noteholders and the Insurers.  Any sale of a Mortgaged Property, Defaulted Asset or REO Property shall be free and clear of the lien of the Indenture and shall be final and without recourse to the Issuer or the Indenture Trustee.  If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to the Issuer, the Insurers or any holder of Notes with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

Section 3.19.          Modifications, Waivers, Amendments and Consents.

(a)         The Property Manager and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of the Obligor on or any Guarantor of, any Lease or Mortgage Loan it is required to service and administer hereunder, without the consent of the Insurers, the Issuer, the Indenture Trustee, any holder of Notes or any Controlling Party, subject to each of the following limitations, conditions and restrictions:

(i)  if an Early Amortization Event has occurred and is continuing, neither the Property Manager nor the Special Servicer will agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Lease or Mortgage Loan, without the prior written consent of the Series 2005-1 Insurer; and

(ii)  other than as provided in Sections 3.02 and 3.08, without the prior written consent of the Series 2005-1 Insurer, the Property Manager shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Lease or Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related Lease or Mortgage Loan payment or other amount payable thereunder or, in the Property Manager’s good faith and reasonable judgment, would materially reduce the likelihood of timely payment of amounts due thereon or would materially impair the security for any Mortgage Loan or Lease; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions, with respect to any Specially Serviced Asset that would have any such effect, but only if a material default on such Lease or Mortgage Loan has occurred or, in the Special Servicer’s reasonable and good faith judgment, a default in respect of payment on such Lease or Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis than would liquidation;

provided, that (x) the limitations, conditions and restrictions set forth in subparagraphs (i) and (ii) shall not apply to any modification, waiver, amendment or other action with respect to any Lease or Mortgage Loan that is required, without the exercise of the Issuer’s discretion, under the terms of such Lease or Mortgage Loan or that is solely within the control of the related Obligor, (y) notwithstanding the foregoing, neither the Property Manager, nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar and (z) none of the limitations, conditions and restrictions set forth above shall limit the Property Manager’s or the Special Servicer’s ability to terminate any Lease or Mortgage Loan in accordance with the terms thereof;

(b)        The Property Manager and the Special Servicer shall have no liability to the Issuer, the Indenture Trustee, the Insurers, the holders of the Notes or to any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.19(a) would not materially reduce the likelihood of timely payment of amounts due thereon, or that such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis than would an alternative course of action, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in accordance with the Servicing Standard in good faith by the Property Manager or the Special Servicer, as the case may be;

(c)         The Property Manager and the Special Servicer each may, as a condition to its granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease or Mortgage Loan and is permitted by the terms of this Agreement, require that such Obligor pay to it, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; and

(d)        All modifications, waivers, amendments and other actions entered into or taken in respect of the Lease or Mortgage Loan pursuant to this Section 3.19 shall be in writing.  Each of the Property Manager and the Special Servicer shall notify the other such party and the Issuer, the Insurers and the Indenture Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease or Mortgage Loan pursuant to this Section 3.19 and the date thereof, and shall deliver to the Custodian for deposit in the related Lease File or Loan File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof.  In addition, following any modification, waiver, amendment or other action agreed to by the Property Manager or the Special Servicer pursuant to Section 3.19(a) above, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Issuer, to the Insurers, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, an Officer’s Certificate setting forth in reasonable detail the basis of the determinations made by it pursuant to such Section 3.19(a) above.

Section 3.20.          Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a)         Upon determining that a Servicing Transfer Event has occurred with respect to any Lease or Mortgage Loan and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Lease or Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager.  The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Serviced Asset has become a Corrected Lease or Corrected Mortgage Loan and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and upon giving such notice, and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Lease or Mortgage Loan, and (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Lease or Mortgage Loan, shall terminate, and (iii) the obligations of the Property Manager to service and administer such Lease or Mortgage Loan shall resume, in each case, effective as of the first day of the following calendar month.

(b)        In servicing any Specially Serviced Assets, the Special Servicer shall provide to the Custodian, for the benefit of the Indenture Trustee, originals of documents included within the definition of “Lease File” for inclusion in the related Lease File and “Loan File” for inclusion in the related Loan File (with a copy of each such original to the Property Manager), and copies of any additional related Lease and Mortgage Loan information, including correspondence with the related Obligor.

(c)         Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.21.          Sub-Management Agreements.

(a)         The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), the Back-Up Manager, or any Successor Property Manager or Successor Special Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Property Manager or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Issuer, the Back-Up Manager, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that (except to the extent the Back-Up Manager or Successor Property Manager or Successor Special Servicer assumes the obligations of the Property Manager or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and, in such case, only from the date of such assumption) none of the Issuer, the Indenture Trustee, the Back-Up Manager, the Insurers, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any holder of Notes or LLC Interests or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgaged Property or Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgaged Property or Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.19 hereof without the written consent of the Property Manager or Special Servicer, as the case may be; and (vi) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral.  In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that such agreement shall terminate with respect to any Lease and the related Mortgaged Property, and Mortgage Loan serviced thereunder at the time such Lease or Mortgage Loan becomes a Specially Serviced Asset, and each Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Serviced Assets and shall terminate with respect to any such Lease or Mortgage Loan that ceases to be a Specially Serviced Asset.

The Property Manager and the Special Servicer shall each deliver to the Issuer, each Insurer and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.  References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager hereunder to make Property Protection Advances shall be deemed to have been advanced by the Property Manager out of its own funds and, accordingly, such Property Protection Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager.  For so long as they are outstanding, Property Protection Advances shall accrue Advance Interest in accordance with Sections 3.11(e) and 4.02(d), such interest to be allocable between the Property Manager and such Sub-Manager as they may agree.  For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment.  The Property Manager and the Special Servicer each shall notify the other, the Issuer, each Insurer and the Indenture Trustee in writing promptly of the appointment by it of any Sub-Manager.

(b)        Each Sub-Manager shall be authorized to transact business in the state or states in which the Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

(c)         The Property Manager and the Special Servicer, for the benefit of the Issuer, shall (at no expense to the Issuer or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements.  Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgaged Properties and the Mortgage Loans.  Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of the Issuer.

(d)        If the Property Manager or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of a Servicer Replacement Event) and no Successor Property Manager or Successor Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder, then the Back-Up Manager shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer under any Sub-Management Agreement, unless (with the consent of each Insurer) the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms.  In any event, if a Sub-Management Agreement is to be assumed by the Back-Up

Manager, then the Property Manager or the Special Servicer, as applicable, at its expense shall, upon request of the Back-Up Manager, deliver to the Back-Up Manager all documents and records relating to such Sub-Management Agreement and the Mortgaged Properties and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e)         Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to the Issuer, the Noteholders, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans, the Mortgaged Properties and Leases for which it is responsible.

(f)         The Property Manager or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees.

ARTICLE IV

REPORTS

Section 4.01.          Reports to the Issuer, the Indenture Trustee and the Insurers.

(a)         Not later than 2:00 p.m. New York City time, three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each of the Issuer, the Insurers and the Indenture Trustee a report containing the information specified on Exhibit F hereto, and such other information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as the Indenture Trustee or the Insurers may reasonably request (such report, the “Determination Date Report”), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format.  The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as is required by the Indenture Trustee for purposes of making the payments required by Section 2.11(b) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture and otherwise therein, in each case as set forth in written specifications or guidelines issued by the Issuer or the Indenture Trustee, as the case may be, from time to time.  The Property Manager shall also provide to the Indenture Trustee the wire instructions for the relevant parties to which payments under Section 2.11(b) of the Indenture will be made.  The Determination Date Report shall also contain a certification by the Property Manager that the Issuer has not incurred any indebtedness except indebtedness permitted by the Transaction Documents.  Such information shall be delivered by the Property Manager to each of the Issuer, the Indenture Trustee and the Insurer in agreed-upon format and such electronic or other form as may be reasonably acceptable to the Issuer, the Indenture Trustee or the Insurer, as applicable.  The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Serviced Assets as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to the Issuer, the Insurers or the Indenture Trustee.

(b)        By 1:00 p.m. New York City time two (2) Business Days after the last day of each Collection Period, the Special Servicer shall deliver to the Property Manager, the Insurers and the Indenture Trustee a report containing such information relating to the Mortgage Loans, the Leases and Mortgaged Properties managed by it and in such form as the Indenture Trustee or the Insurers may reasonably request (such report, the “Special Servicer Report”) reflecting information as of the close of business on the last day of such Collection Period.

(c)         Not later than the 30th day following the end of each calendar quarter, commencing with the quarter ended September 30, 2005, the Special Servicer shall deliver to the Indenture Trustee, the Insurers and the Property Manager a report containing such information and in such form as the Indenture Trustee or the Insurers may reasonably request (such report a “Modified Collateral Detail and Realized Loss Report”) with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter.

(d)        Not later than 3:00 p.m. New York City time on the fourth Business Day prior to each Payment Date, the Property Manager shall provide to the Indenture Trustee such information as is necessary for the Indenture Trustee to determine whether a claim will be required (and if so, the amount of such claim) under any Insurance Policy on such Payment Date.

Section 4.02.          Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact, including Sub-Managers, in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.  The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V hereof, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03(a).  Such indemnities shall be expenses, costs and liabilities of the Issuer, and any such agent or attorney-in-fact shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 2.11 of the Indenture.

ARTICLE V

THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01.          Liability of the Property Manager and the Special Servicer.

The Property Manager and the Special Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Property Manager and the Special Servicer, respectively, herein.

Section 5.02.          Merger, Consolidation or Conversion of the Property Manager and the Special Servicer.

Subject to the following paragraph, the Property Manager and the Special Servicer shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Property Manager and the Special Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager or the Special Servicer is a party, or any Person succeeding to the business of the Property Manager or the Special Servicer, will be the successor Property Manager or the successor Special Servicer, as the case may be, hereunder, and each of the Property Manager and the Special Servicer may transfer its rights and obligations under this Agreement to any Person; provided, however, that no such successor, surviving Person or transferee shall succeed to the rights of the Property Manager or the Special Servicer unless it shall have furnished to the Issuer, the Insurers and the Indenture Trustee the Series 2005-1 Insurer’s written consent and the Rating Condition is satisfied.

Section 5.03.          Limitation on Liability of the Property Manager and the Special Servicer; Environmental Liabilities.

(a)           None of the Property Manager, the Special Servicer or the Back-Up Manager or any director, officer, employee or agent of any such party or Control Person over any of them shall be under any liability to the Issuer, the Insurers, the Indenture Trustee or the holders of the Notes or the LLC Interests for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that none of the Property Manager, the Special Servicer or the Back-Up Manager shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder.  The Property Manager and the Special Servicer and the Back-Up Manger and any director, officer, employee, agent or Control Person of any of them shall be entitled to indemnification by the Issuer, payable, subject to Section 5.04 of the Indenture, from the Available Amount, against any loss, liability or expense incurred in connection with any legal action that relates to this Agreement, the Indenture, the Purchase and Sale Agreements or the Notes; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under this Agreement.  The Issuer, the Indenture Trustee and the Collateral Agent and any director, officer, employee, agent or Control Person of any of them shall be entitled to indemnification by the Property Manager, the Special Servicer and the Back-Up Manager, as applicable, against any loss, liability or expense incurred in the performance of obligations or duties by the Property Manager, the Back-Up Manager or the Special Servicer, as applicable, under this Agreement.  None of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Property Manager, the Back-Up Manager and the Special Servicer shall be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of the Issuer hereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuer, the Property Manager, the Special Servicer and the Back-Up Manager, as the case may be, shall be entitled to be reimbursed therefore in accordance with Section 2.11(b) of the Indenture.

(b)           The Property Manager shall enforce or pursue in accordance with the Servicing Standard any claim for payment, indemnity or reimbursement available to the Issuer or the Indenture Trustee in respect of any environmental liabilities, losses, claims, costs or expenses, including, without limitation, any right to payment under the Environmental Indemnity Agreement or the Performance Undertaking. The Property Manager shall seek payment from the Support Provider for any indemnities due under the Environmental Indemnity Agreement to the extent any such amounts are not paid by the Issuer on a current basis from the Available Amount remaining after payment of all other amounts owed by the Issuer on any Payment Date. Any amounts advanced by Spirit Finance, in its capacity as Property Manager, in respect of environmental matters that are payable by the Issuer under the Environmental Indemnity Agreement and are not reimbursed on a current basis as described above, shall be deemed to be payment by Spirit Finance, in its capacity as Support Provider, and Spirit Finance shall not be entitled to reimbursement of any such amounts as a Property Protection Advance.

Section 5.04.          Term of Service; Property Manager and Special Servicer Not to Resign.

The Issuer may, upon written consent by the Series 2005-1 Insurer and written notice (without any requirement of consent) to the Property Manager and the Special Servicer, transfer the servicing duties and obligations of the Property Manager or the Special Servicer or both to a new servicer or servicers.  Any such transfer shall be contingent upon receipt by the Indenture Trustee of written confirmation from: (1) each Rating Agency that such transfer will not adversely affect its then current rating of the Notes without giving effect to any Insurance Policy; and (2) the replacement Property Manager or Special Servicer of its acceptance of its appointment.  The Issuer and the replacement Property Manager or Special Servicer shall execute and deliver a transfer agreement (the “Servicing Transfer Agreement”) mutually agreed upon in advance and effective on the transfer date (the “Servicing Transfer Date”), whereby the replacement Property Manager or Special Servicer will agree to perform all of the duties and obligations of the Property Manager or the Special Servicer, as the case may be, under this Agreement.  The replacement Property Manager and Special Servicer shall be entitled to payment of a prorated portion (which shall be based on actual days of service and a year of 365 or 366 days, as applicable) of the Property Management Fee and the Special Servicing Fee during its term of service.  Each Servicing Transfer Agreement shall include any additional terms and provisions that the parties to this Agreement reasonably determine are necessary or appropriate and which additional terms and provisions shall be approved by all the parties to the Servicing Transfer Agreement, which approvals shall not be unreasonably withheld.  The Servicing Transfer Agreement shall contain a provision stating that the former Property Manager or Special Servicer is relieved from all liability under this Agreement for acts or omissions occurring after the Servicing Transfer Date.

Neither the Property Manager nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, such other activities causing such a conflict being of a type and nature carried on by the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement.  Any such determination permitting the resignation of the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to the Issuer, the Insurers and the Indenture Trustee.  No such resignation shall become effective until the Back-Up Manager or another successor shall have assumed the responsibilities and obligations of the resigning party hereunder.  Notwithstanding the foregoing, each of the Property Manager and the Special Servicer may cause all of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign its rights, benefits or privileges hereunder to, an Affiliate or, with the prior written approval of the Issuer and the Series 2005-1 Insurer, a servicer that is not an Affiliate, in each case, upon its delivery to the Issuer, the Insurers and the Indenture Trustee of written confirmation from each Rating Agency that such a transfer and assignment will not adversely affect its then-current rating of the Notes without giving effect to any Insurance Policy, and the assumption by the assignee of all of the obligations and duties of the Property Manager and/or the Special Servicer, as applicable.  Upon any such assignment and assumption by the assignee of all of the obligations of the Property Manager and/or the Special Servicer, the assignor, Spirit Finance (or its successor acting prior to such assignment), shall be relieved from all liability hereunder for acts or omissions of the Property Manager and/or the Special Servicer, as applicable, occurring after the date of the assignment and assumption.

Except as expressly provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations.  If, pursuant to any provision hereof, the duties of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property

Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Section 5.05.          Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also to the Issuer, the Insurers and the Indenture Trustee, upon reasonable notice, during normal business hours, (a) access to all records maintained by it relating to the Mortgage Loans, Mortgaged Properties and Leases included in the Collateral Pool and in respect of its rights and obligations hereunder and (b) access to such of its officers as are responsible for such obligations.  The Issuer may, but is not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder; or exercise the rights of the Property Manager or the Special Servicer hereunder; provided, however, that none of the Property Manager or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Issuer or its designee.  The Issuer shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06.          [Reserved].

Section 5.07.          Property Manager or Special Servicer as Owner of Notes.

The Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer, may become the holder of any Notes or any LLC Interests with the same rights as it would have if it were not the Property Manager, the Special Servicer or any such Affiliate.  Subject to Section 3.19, if, at any time during which the Property Manager, the Special Servicer or any of their respective Affiliates is the holder of any Note or LLC Interest, the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the holders of the Notes and the LLC Interests to such action or omission by delivering to the Issuer, the Insurers and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the portion of Notes and LLC Interests beneficially owned by the Property Manager or the Special Servicer or an Affiliate of the Property Manager or the Special Servicer, as applicable, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take.  Upon receipt of such notice, the Issuer shall forward such notice to the holders of the LLC Interests.  If, at any time, the holders of LLC Interests representing greater than 50% of the LLC Interests and a Requisite Global Majority (calculated without regard to the Notes or LLC Interests beneficially owned by the Property Manager and its Affiliates or the Special Servicer and its Affiliates, as applicable) separately consent in writing to the proposal described in the related notices, and if the Property Manager or the Special Servicer shall act as proposed in the written notice, and if the Property Manager or the Special Servicer, as the case may be, takes action or omits to take action as proposed in such notice, such action or omission will be deemed to comply with the Servicing Standard.  It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI

SERVICER REPLACEMENT EVENTS

Section 6.01.          Servicer Replacement Events.

(a)         “Servicer Replacement Event,” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i)            any failure by the Property Manager or the Special Servicer to remit moneys, as required under the Indenture or this Agreement, to the Collection Account, the Release Account or the Payment Account, which failure remains unremedied for one (1) Business Day; or

(ii)           the Property Manager fails to make any Property Protection Advance, or fails to pay (or, in the event the Property Manager is Spirit Finance, fails to direct the Indenture Trustee to pay) any Emergency Property Expense from funds on deposit in the Collection Account, in each case as required by the Indenture or this Agreement, which failure remains unremedied for three (3) Business Days; or

(iii)          either the Property Manager or the Special Servicer fails to comply in any material respect with any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which notice of such failure is given to the Property Manager or the Special Servicer, as applicable (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained pursuant to this Agreement or such fewer days as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable); provided, however, that if the failure is capable of being cured and the Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(iv)          any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuer, the Noteholders or the Insurers and that continues unremedied for a period of 30 days after the date on which notice of such breach is given to the Property Manager or the Special Servicer, as applicable; provided, that if the breach is capable of being cured and the Property Manager or the Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(v)           the Property Manager or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or relating to all or substantially all of its assets or admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations; or

(vi)          a decree or order of a court having jurisdiction in any involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Property Manager or the Special Servicer and the decree or order remains in force for a period of 60 days; provided, that if any decree or order cannot be discharged, dismissed or stayed within the 60-day period, the Property Manager or Special Servicer will have an addition 30 days to effect the discharge, so long as it commenced proceedings to have the decree or order dismissed within the initial 60-day period and it is continuing to pursue the discharge; or

(vii)         In addition, for so long as Spirit Finance is the Property Manager or Special Servicer, the following Servicer Replacement Events will be applicable:

(A)          a Change of Control of Spirit Finance has occurred without the prior written consent of the Insurers;

(B)           an Early Amortization Event or Event of Default has occurred and is continuing;

(C)           Spirit Finance shall permit its Net Worth at the end of any fiscal quarter to be less than $400,000,000; and

(D)          any final judgment in excess of $5,000,000 is entered against Spirit Finance that is not paid, discharged, bonded or stayed within 60 days.

When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one capacity shall constitute a Servicer Replacement Event in each capacity; provided, however, that, subject to Section 6.01(b), the Issuer may (with the consent of the Series 2005-1 Insurer) at its option elect to terminate the Property Manager or the Special Servicer in one or the other capacity rather than both such capacities.  Each of the Property Manager and the Special Servicer will notify the Indenture Trustee and the Insurers in writing of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining knowledge thereof.

(b)        (i)  If any Servicer Replacement Event with respect to the Property Manager or the Special Servicer (in either case, for purposes of this Section 6.01(b), the “Defaulting Party”) shall occur and be continuing, then, and in each and every such case, so long as the Servicer Replacement Event shall not have been remedied, the Issuer (i) may, with the consent of the Series 2005-1 Insurer (and shall at the direction of the Series 2005-1 Insurer), (x) terminate the Defaulting Party by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto) and (y) terminate all of the rights and obligations accruing from and after such notice of the Defaulting Party under this Agreement and in and to the Collateral (other than as a holder of any Note or LLC Interest).  In addition, upon the occurrence of a Servicer Replacement Event, the Indenture Trustee may (with the consent of the Requisite Global Majority), and shall at the direction of the Requisite Global Majority, terminate the Property Manager and/or Special Servicer, as applicable.  In addition, the Series 2005-1 Insurer shall be entitled to terminate the rights and obligations of the Property Manager and/or the Special Servicer under this Agreement, upon 30 Business Days’ written notice to the Property Manager, the Special Servicer and the Indenture Trustee.  Following any such termination, the Back-up Manager shall serve as Property Manager and/or Special Servicer, as applicable, subject to and in accordance with Section 6.02(b) and, the Issuer may appoint a successor property manager (the “Successor Property Manager”) and/or a successor special servicer (the “Successor Special Servicer”) in accordance with Section 6.01(b)(iii), each of which shall serve as and have all the rights and obligations of the Property Manager of the Special Servicer, as applicable.

(ii)           Any such appointment of a Successor Property Manager or Successor Special Servicer will be subject to, among other things, (i) the satisfaction of the Rating Condition, (ii) the Series 2005-1 Insurer’s prior written consent and (iii) the written agreement of the Successor Property Manager or Successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement.  Subject to the foregoing, any person, including any holder of Notes or LLC Interests or any Affiliate thereof, may be appointed as Successor Property Manager or Successor Special Servicer.

(iii)          In the event that a Successor Property Manager or Successor Special Servicer has failed to assume the responsibilities of the Property Manager or Special Servicer as provided in this Agreement within 30 days of written notice of termination to the Defaulting Party (the “Successor Replacement Date”), the Back-Up Manager shall be the Property Manager or the Special Servicer, as applicable, under this Agreement; provided, however, that the Issuer shall have the right to replace the Back-Up Manager acting as Property Manager or Special Servicer without cause upon 30 days written notice, subject to the Series 2005-1 Insurer’s written consent.

(iv)          Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.01(b), it shall promptly (and in any event not later than ten (10) Business Days prior to the effective date of such termination) provide the Back-Up Manager or any Successor Property Manager or Successor Special Servicer, as applicable, with all documents and records in accordance with Section 6.02(b) hereof and shall cooperate with such successor in effecting the termination of the responsibilities and rights of the Property Manager or Special Servicer hereunder, including the transfer within two (2) Business Days after receipt by the terminated Property Manager or Special Servicer to the Back-Up Manager or any Successor Property Manager for administration by it of all cash amounts that shall at the time be or should have been credited to the Collection Account, the Release Account or any Servicing Account or thereafter be received by or on behalf of it with respect to any Mortgage Loan, Lease or Mortgaged Property; provided, however, that the Property Manager and the Special Servicer each shall, if terminated pursuant to this Section 6.01(b), continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Property Protection Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03(a) notwithstanding any such termination.

Section 6.02.          Back-Up Manager.

(a)         Following the Successor Replacement Date with respect to the Property Manager, the Property Manager, shall arrange for the delivery to the Back-Up Manager of all of the Servicing Files, which Servicing Files shall contain sufficient data to permit the Back-Up Manager to assume the duties of the Property Manager or Special Servicer hereunder without delay on account of the absence of relevant servicing information.  Following the Successor Replacement Date with respect to the Special Servicer, the Property Manager or the Special Servicer, as applicable, shall arrange for the delivery to the Back-Up Manager of each of the Servicing Files for any Specially Serviced Asset which Servicing Files shall contain sufficient data to permit the Back-Up Manager to assume the duties of the Special Servicer hereunder without delay on account of the absence of relevant servicing information.

(b)        Following the Successor Replacement Date, the Back-Up Manager shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer with the cooperation of the Defaulting Party.  From and after the date physical transfer of servicing is completed (the “Back-Up Servicing Transfer Date”), the Back-Up Manager shall service and/or specially service the Mortgage Loans and Leases in accordance with the provisions of this Agreement with all the rights and obligations of the Property Manager and the Special Servicer and shall have no liability or responsibility with respect to any obligations of each Defaulting Party, arising prior to the Transfer Date.  The Issuer, if it determines in its reasonable discretion that enforcement rights and/or remedies are available to the holders of the Notes against the terminated Property Manager or Special Servicer and it is prudent under the circumstances to enforce such rights, agrees to enforce its rights under this Agreement against the terminated Property Manager or Special Servicer, including any rights it has to enforce each Defaulting Party’s obligation to fully cooperate in the orderly transfer and transition of servicing and otherwise comply with the terms of this Agreement.  In the event that the Back-Up Manager discovers or becomes aware of any errors in any records or data of each Defaulting Party’s which impairs its ability to perform its duties hereunder, the Back-Up Manager shall notify the Issuer, each Insurer and the Indenture Trustee in writing of such errors and shall, at each Defaulting Party’s expense and upon the Issuer’s direction, undertake to correct or reconstruct such records or data.

(c)         From and after the date of this Agreement until the Transfer Date, the Property Manager shall provide or cause to be provided to the Back-Up Manager on the 20th day of each month, in electronic form, a complete data tape of the Loan Schedule, the Mortgaged Property Schedule and such other information as the Issuer or any Insurer may reasonably deem necessary including all information necessary to determine the Release Price and original purchase price paid by Originator, and shall make available to the Back-Up Manager a copy of the Determination Date Report and any Special Servicer Report.  The Back-Up Manager will perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager.  To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is adequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide the Issuer and the Indenture Trustee with written notice to that effect.  To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to the Issuer, each Insurer and the Property Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager.  The Property Manager shall use its best efforts to provide any such deficient information to the Back-Up Manager within ten (10) calendar days of receipt of such notice from the Back-Up Manager.

(d)        Within ten (10) Business Days of the date of receipt from the Property Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Determination Date Report, the Special Servicer Report and the Modified Collateral Detail and Realized Loss Report, each in the form agreed to by the Property Manager, the Insurer and the Back-Up Manager.  Provided the data in the Determination Date Report, the Special Servicer Report and the Modified Collateral Detail and Realized Loss Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Property Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Determination Date Reports and Special Servicer Reports, as applicable,  following the Transfer Date.

(e)         On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Determination Date Report and the Special Servicer Report required to be delivered by the Property Manager, together with any other records and data supplied to the Issuer, Insurers, Indenture Trustee or otherwise hereunder, by Property Manager with respect to the Mortgage Loans and Leases, and (y) verify that such records and data are in a readable format.

(f)            The Back-Up Manager may resign from its obligations under this Agreement (i) with the consent of the Requisite Global Majority, (ii) upon a determination that such obligations are no longer permitted under applicable law or (iii) if the Back-Up Manager identifies a successor back-up manager who agrees to undertake the obligations of the Back-Up

Manager under this Agreement and receives the written consent of the Series 2005-1 Insurer and written confirmation of satisfaction of the Rating Condition.

Section 6.03.          Additional Remedies of the Issuer and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, the Issuer shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Insurers, the holders of the LLC Interests and the Notes (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

ARTICLE VII

TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES AND MORTGAGE
LOANS BY ISSUER; RELEASE OF MORTGAGED PROPERTIES AND MORTGAGE
LOANS BY ISSUER.

Section 7.01.          Released Mortgage Loans and Released Mortgaged Properties.

(a)           The Issuer may obtain the release (the “Release”) of Mortgage Loans or Mortgaged Properties (any such Mortgage Loan or Mortgaged Property, a “Released Mortgage Loan” or “Released Mortgaged Property” as applicable) in connection with (i) the exercise of a Third Party Purchase Option, (ii) the purchase or substitution of a Delinquent Asset or Defaulted Asset by the Special Servicer or the Property Manager or any assignee thereof, (iii) the repurchase or substitution of a Mortgage Loan or Mortgaged Property by the related Originator or Support Provider due to a Collateral Defect, (iv) the sale of a Mortgage Loan or Mortgaged Property to a third party or to a Spirit SPE or (v) the exchange of a Mortgage Loan or Mortgaged Property with a third party, the Support Provider or a Spirit SPE; provided, however, that in no event shall the Issuer obtain any such release unless, after giving effect to any such Release and any resulting changes to the Collateral Pool, the Indenture Trustee shall have received an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, no tax gain or loss will be recognized by any Noteholder or the Issuer with respect to any outstanding Series solely as a result of such Release and the resulting changes in the Collateral Pool (the “Tax Required Condition”).  In addition, without the consent of the Series 2005-1 Insurer and at least 20 days’ prior written notice to the Rating Agencies, no Mortgage Loan or Mortgaged Property shall constitute a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property, as applicable, unless, after giving effect to the transfer of such

Mortgage Loan or Mortgaged Property to the Issuer in exchange for a Released  Mortgage Loan or Released Mortgaged Property, either (i) no Property Concentration shall exceed the applicable Maximum Property Concentration, or (ii) if any Property Concentration on the date of such substitution exceeds the related Maximum Property Concentration, such Property Concentration shall be reduced or remain unchanged after giving effect to such substitution.

(b)           Except in connection with the release of a Mortgage Loan or a Mortgaged Property in exchange for a Qualified Substitute Mortgage Loan or a Qualified Substitute Mortgaged Property, the Issuer will be required to obtain the applicable Release Price in order to obtain the Release of a Mortgage Loan or Mortgaged Property.  The “Release Price” for any Mortgage Loan or Mortgaged Property will be an amount equal to (i) the Third Party Purchase Price if the release occurs in connection with any Third Party Purchase Option, (ii) the greater of the Fair Market Value and the Allocated Collateral Amount with respect to any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof, (iii) the Payoff Amount with respect to any Mortgage Loan or Mortgaged Property repurchased by the related Originator due to a Collateral Defect, (iv) the greater of (A) the Fair Market Value and (B) the sum of 125% of the Allocated Collateral Amount plus unreimbursed Property Protection Advances and Emergency Property Expenses for any Mortgage Loan or Mortgaged Property sold to a third party or a Spirit SPE or (v) the Fair Market Value of any Mortgage Loan or Mortgaged Property, as applicable, if the Property Manager or the Special Servicer deems the release and sale of such Mortgage Loan or Mortgaged Property to be in the best interest of the Noteholders and the Series 2005-1 Insurer gives its prior written consent to the release and sale of such Mortgage Loan or Mortgaged Property.  In determining the Fair Market Value, the Property Manager or the Special Servicer, as applicable, shall establish a price determined to be the most probable price which such Mortgage Loan or Mortgaged Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.  In making any such determination, the Property Manager or Special Servicer may obtain an appraisal of the related Mortgaged Property and shall assume the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Mortgage Loan or Mortgaged Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.  The Property Manager or Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan or Lease, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser foreclosing on the related Mortgaged Property. In addition, the Property Manager or the Special Servicer, as applicable, shall refer to all other relevant information obtained by it or otherwise contained in the Servicing File taking into account any change in circumstances regarding the related Mortgaged Property known to the Property Manager or the Special Servicer, as applicable, that would materially affect the value of the related Mortgaged Property reflected in the most recent appraisal. Furthermore, the

Property Manager or the Special Servicer, as applicable, may consider objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Property Manager or the Special Servicer, as applicable, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Property Manager or the Special Servicer, as applicable, may also conclusively rely on any opinions or reports of qualified independent experts in real estate or commercial mortgage loan matters. All reasonable out-of-pocket costs and expenses incurred by the Property Manager or the Special Servicer, as applicable, pursuant to making a determination of Fair Market Value shall constitute, and be reimbursable as, Property Protection Advances.

(c)           Any Release Price (plus sales proceeds in excess thereof (any such excess amount, a “Purchase Premium”)) received by the Issuer in connection with the release of a Mortgage Loan or Mortgaged Property shall first be deposited into the Release Account and, after payment of any unreimbursed Property Protection Advances and Emergency Protection Expenses related to such Mortgage Loan or Mortgaged Property and the expenses related to such Release pursuant to Section 3.11(e), shall either (i) be deposited into the Collection Account to be paid as Unscheduled Proceeds on the related Payment Date or (ii) be applied by the Issuer to acquire a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property within twelve months following the related Release.  Any amounts remaining in the Release Account, related to such a Release and following such twelve month period will be transferred to the Collection Account and applied as Unscheduled Principal Payments on the following Payment Date.  Notwithstanding the foregoing, during the continuance of an Early Amortization Event, all amounts on deposit in the Release Account will be transferred to the Collection Account and applied as Unscheduled Principal Payments on the following Payment Date.

Section 7.02.          Third Party Purchase Options; Release of Mortgaged Properties to Affiliates under Defaulted or Delinquent Assets; Other Sales or Exchanges.

(a)         In the event any third party authorized to do so exercises a Third Party Purchase Option in accordance with the terms of the applicable Lease, the Third Party Purchase Price paid by such third party shall be deposited into the Release Account, at the direction of the Property Manager, and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been made (which the Property Manager shall deliver to the Indenture Trustee, each Insurer and the Issuer promptly after such deposit is made), the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release the related Mortgage or any other lien on or security interest in such Mortgaged Property (each, a “Third Party Option Mortgaged Property”); provided, however, that the Tax Required Condition is met.  Each of the Issuer and the Property Manager hereby covenant and agree that they shall not solicit any Person to exercise any Third Party Purchase Option.

(b)        A Mortgaged Property leased under any Delinquent Asset or any Defaulted Asset, or a Mortgage Loan secured by such a Mortgaged Property, may at the option of the Property Manager or Special Servicer be (a) purchased by the Special Servicer or the Property Manager or any assignee thereof for cash in an amount equal to the applicable Release Price, or (b) substituted for one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans owned by the Special Servicer, the Property Manager or any affiliate thereof; provided, that no Early Amortization Event has occurred and is continuing or would occur as a result of such purchase or substitution; provided, further, that the Tax Required Condition is met.  With respect to any Lease that is a Defaulted Asset, if such Lease has not been assumed and the related Mortgaged Property has not been sold or re-leased within 24 months of such Defaulted Asset becoming a Specially Serviced Asset, the Series 2005-1 Insurer may, upon written notice and subject to the Tax Required Condition, require the Property Manager or Special Servicer to sell such Mortgaged Property.

(c)         The Issuer may (i) sell any Mortgage Loan or Mortgaged Property and related Lease for cash equal to any amount not less than the applicable Release Price or (ii) exchange such Mortgage Loan or Mortgaged Property for one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties, as applicable, in each case in a transaction with a third party or a Spirit SPE; provided, however, that the Tax Required Condition is met and that any Spirit SPE purchasing such Mortgage Loan or Mortgaged Property may not thereafter transfer or sell such Mortgage Loan or Mortgaged Property to the Support Provider or any Affiliate thereof that was a prior owner of such Mortgage Loan or Mortgaged Property without the receipt of a favorable Opinion of Counsel.

Section 7.03.          Transfer of Lease to New Mortgaged Property.

In the event a Tenant under a Lease requests that such Lease be modified to apply to a property other than the related Mortgaged Property or substituted for a Lease on a different property owned by such Tenant or an Affiliate thereof, the substitute property will be acquired by the Issuer (with the consent of the Property Manager or Special Servicer, as applicable) from such Tenant or Affiliate thereof in exchange for the original Mortgaged Property (each such original Mortgaged Property, a “Lease Transfer Mortgaged Property”) and such substitute property will be mortgaged to the Indenture Trustee; provided, however, that none of the Issuer, the Property Manager or the Special Servicer shall consent to the substitution of a Lease Transfer Mortgaged Property unless (i) the substitute Mortgaged Property is a Qualified Substitute Mortgaged Property, (ii) the Property Manager or Back-up Manager is reimbursed for all Property Protection Advances and Emergency Property Expenses related to the Lease Transfer Mortgaged Property pursuant to Section 3.11(e) and (iii) the Tax Required Condition is met.  Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Property Manager to the effect that such modification or substitution has been completed in accordance with the terms hereof (which shall include a certification that the Issuer has executed and delivered a Mortgage with respect thereto to the Indenture Trustee), the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the Issuer and are reasonably necessary to release any lien or security interest in the Lease Transfer Mortgaged Property, whereupon such Lease Transfer Mortgaged Property may be sold, transferred or otherwise disposed of by the Issuer, free and clear of the lien of the Indenture and any Mortgage.  Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Release Account.

ARTICLE VIII

TERMINATION

Section 8.01.          Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture.

The respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Back-Up Manager and the Issuer shall terminate upon the earlier of (i) liquidation or final payment under the last remaining Mortgage Loan, Mortgage Property and Lease and (ii) satisfaction of the indebtedness evidenced by the Notes and all amounts owed to the Insurers.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01.          Amendment.

Subject to the provisions of Article VIII of the Indenture governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto with the prior written consent of the Series 2005-1 Insurer and 20 days’ prior written notice to the Rating Agencies.  The Property Manager shall furnish to each party hereto and to the Issuer a fully executed counterpart of each amendment to this Agreement.

Section 9.02.          Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

Section 9.03.          GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04.          Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to:

(a)         in the case of the Property Manager and the Special Servicer, Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, Attention: Catherine Long, Chief Financial Officer, facsimile number: 480-606-0826, with a copy to Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, Attention: Paul E. Belitz, facsimile number: 303-292-7799;

(b)        in the case of the Back-Up Manager, Midland Loan Services, Inc., P.O. Box 25965, Shawnee Mission, Kansas 66225-5965, Attention: President, facsimile number: 913-253-9001, with a copy to Stinson Morrison Hecker LLP, 1201 Walnut, Kansas City, Missouri 64106, Attention: Kenda K. Tomes, facsimile number: 816-474-4208;

(c)         in the case of the Issuer, Spirit Master Funding, LLC, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, Attention: Catherine Long, Chief Financial Officer, facsimile number: 480-606-0826, with a copy to Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, Attention: Paul E. Belitz, facsimile number: 303-292-7799;

(d)        in the case of the Indenture Trustee, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency and Trust- Spirit Master Funding, LLC, Series 2005-1, facsimile number: 212-816-5527;

(e)         in the case of each Insurer, at its address for notices specified in the Indenture;

(f)         in the case of any Originator, at its address for notices specified in the related Purchase and Sale Agreement; provided, however, that any notice required to be given hereunder to any Originator which has ceased to exist as a legal entity for any reason may be given directly to the Support Provider;

(g)        in the case of the Support Provider, at its address for notices specified in the Performance Undertaking;

(h)        in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Asset-Backed Monitoring, facsimile number: 212-553-1350; and

(i)          in the case of S&P, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10004, Attention: Asset-Backed Surveillance Department, facsimile number: 212-438-2435;

or, as to each such Person, to such other address and facsimile number as shall be designated by such Person in a written notice to parties hereto.  Any notice required or permitted to be delivered to a holder of LLC Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the LLC Agreement and the Indenture, respectively.  Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05.          Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06.          Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07.          Notices to Insurers and Rating Agencies.

(a)         The Indenture Trustee shall promptly provide notice to the Insurers and the Rating Agencies with respect to each of the following of which the Indenture Trustee has actual knowledge:

(i)            the occurrence of any Servicer Replacement Event that has not been cured; and

(ii)           the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b)        The Property Manager shall promptly provide notice to the Insurers and the Rating Agencies with respect to each of the following of which it has actual knowledge:

(i)            the resignation or removal of the Indenture Trustee and the appointment of a successor;

(ii)           any change in the location of the Collection Account or the Release Account;

(iii)          any change in the identity of an Obligor; and

(iv)          any addition or removal of a Mortgage Loan or Mortgaged Property from the Collateral.

(c)         Each of the Property Manager and the Special Servicer, as the case may be, shall furnish each Rating Agency and the Insurers such information with respect to the Mortgage Loans, Leases and Mortgaged Properties as such Rating Agency or the Insurers shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d)        Each of the Property Manager and the Special Servicer, as the case may be, shall promptly furnish the Insurers with copies of the following items:

(i)            each of its annual statements as to compliance described in Section 3.13;

(ii)           each of its annual independent registered public accounting firm’s servicing reports described in Section 3.14; and

(iii)          each report prepared by it pursuant to Section 3.12 or Section 4.01.

(e)         Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, the Issuer Member on behalf of the Issuer or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or LLC Interests shall also be concurrently forwarded by such Person to Spirit Finance, the Issuer, the Initial Purchasers and the Insurers to the extent not otherwise required to be so forwarded.

Section 9.08.          Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Issuer, the Insurers and the holders of the Notes.  No other person, including any Obligor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.  Each Insurer is an intended third party beneficiary of this Agreement and will have the right to enforce this Agreement as if it were a party hereto.

Section 9.09.          Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 8.01.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10.          Certain Rights of Insurers; Insurer Default.

(a)         If an Insurer Default has occurred and is continuing, any provision giving the related Insurer the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Agreement, shall be inoperative; provided, however, that upon the cure of any such Insurer Default, such rights shall be reinstated.

(b)        So long as no Insurer Default shall have occurred and be continuing, the related Insurer shall have the right to exercise all voting and consent rights otherwise granted to the Noteholders in this Agreement and any other Transaction Document, subject to Section 8.02 of the Indenture.

Section 9.11.          Consent to Jurisdiction

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.  Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.12.          No Proceedings.

Each of the Property Manager and the Special Servicer hereby agrees that it shall not institute against, or join any other person or entity in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law (including the U.S. Bankruptcy Code), for two years and 31 days after the last Note issued by the Issuer is paid in full.  The agreements in this paragraph shall survive termination of this Agreement.

IN WITNESS WHEREOF, the Issuer, the Property Manager, the Special Servicer and the Back-Up Manager have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: Senior Vice President

SPIRIT FINANCE CORPORATION,
as Property Manager and Special Servicer

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: Senior Vice President

MIDLAND LOAN SERVICES, INC. as Back-Up Manager

By:	/s/ Lawrence D. Ashley
Name: Lawrence D. Ashley
Title: Senior Vice President

Signature page to Property Management and Servicing Agreement

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of July, 2005, before me, a notary public in and for said State, personally appeared Michael T. Bennett, known to me to be the Senior Vice President of Spirit Master Funding, LLC, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mirna Cardona
Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of July, 2005, before me, a notary public in and for said State, personally appeared Michael T. Bennett, known to me to be the Senior Vice President of SPIRIT FINANCE CORPORATION, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mirna Cardona
Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of July, 2005, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

MORTGAGED PROPERTY LOAN SCHEDULE

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000047	Flying J. Inc.	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	3307 N
P0000048	Flying J. Inc.	Flying J Travel Plaza	10226 Old Federal Highway	Carnesville	GA	30521
P0000049	Flying J. Inc.	Flying J Travel Plaza	5300 S SR 3	Spiceland	IN	47385
P0000050	Flying J. Inc.	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129-9211
P0000122	America’s Power Sports	KC’s Powersports	12401 S. Memorial Parkway	Huntsville	AL	35803
P0000159	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3075 Gulf Breeze Parkway	Gulf Breeze	FL	32561
P0000160	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	431 Mary Esther Blvd	Mary Esther	FL	32569
P0000161	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1117 Hwy 231 Bypass	Troy	AL	36081
P0000162	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1701 South Texas Avenue	Bryan	TX	77801
P0000163	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	625 18th Avenue North	Columbus	MS	39701
P0000164	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2167 E. Silver Springs Blvd	Ocala	FL	34470
P0000165	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3814 University Boulevard West	Jacksonville	FL	32217
P0000166	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2611 US 27 North	Sebring	FL	33872
P0000167	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	100 Live Oaks Boulevard	Casselberry	FL	32707
P0000172	Hastings Entertainment, Inc.	Hastings	726 10th Avenue South	Great Falls	MT	59401
P0000177	AMC Entertainment, Inc.	AMC Theatre	2515 E. Camelback Road	Phoenix	AZ	85016
P0000178	Pike Holding Plane Nursery LLC	Pike Plane Nursery	5795 State Bridge Road	Alpharetta	GA	30022
P0000179	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3431 Ernest W. Barrett Pkwy	Marietta	GA	30064
P0000180	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3985 Holly Springs Pkwy	Canton	GA	30115
P0000181	Pike Holding Plane Nursery LLC	Pike Plane Nursery	4020 Roswell Road	Atlanta	GA	30342
P0000182	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2955 Holcomb Bridge Road	Alpharetta	GA	30022
P0000183	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2900 Johnson Ferry Road	Marietta	GA	30062
P0000188	Grand Canyon University	Grand Canyon University	3300 West Camelback Rd.	Phoenix	AZ	85017
P0000300	NPC International, Inc.	Pizza Hut	925 N Green River Rd	Evansville	IN	47715-2418
P0000301	NPC International, Inc.	Pizza Hut	4127 Frederica St	Owensboro	KY	42301-7455
P0000302	NPC International, Inc.	Pizza Hut	606 N 1st St	Madill	OK	73446-1410

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000303	NPC International, Inc.	Pizza Hut	1000 W Maple Ave	Geneva	AL	36340-1638
P0000304	NPC International, Inc.	Pizza Hut	715 Columbia Rd	Blakely	GA	31723-1423
P0000305	NPC International, Inc.	Pizza Hut	1119 Paris Rd	Mayfield	KY	42066-4988
P0000306	Skyline Chili, Inc.	Skyline Chili	2805 Centre Dr	Fairborn	OH	45324-2670
P0000309	Carrols Corporation	Burger King	349 Tryon Rd	Raleigh	NC	27603-3529
P0000310	Carrols Corporation	Burger King	979 US Highway 70 E	New Bern	NC	28560-6535
P0000311	Carrols Corporation	Burger King	1294 Canton Rd	Akron	OH	44312-3951
P0000312	Carrols Corporation	Burger King	14834 State Route 49	Edon	OH	43518-9714
P0000313	Max & Erma’s Restaurants, Inc.	Max & Erma’s	201 Bridewell Dr	Burr Ridge	IL	60521-0834
P0000314	Max & Erma’s Restaurants, Inc.	Max & Erma’s	2240 N Canton Center Rd	Canton	MI	48187-2906
P0000315	Max & Erma’s Restaurants, Inc.	Max & Erma’s	936 Sheraton Dr	Mars	PA	16046-9414
P0000316	Max & Erma’s Restaurants, Inc.	Max & Erma’s	8901 Kingsridge Dr	Dayton	OH	45458-1621
P0000317	Max & Erma’s Restaurants, Inc.	Max & Erma’s	6420 Grand Ave	Gurnee	IL	60031-1620
P0000318	Max & Erma’s Restaurants, Inc.	Max & Erma’s	130 Andrews Dr	Pittsburgh	PA	15275-1200
P0000319	Interfoods of America, Inc.	Popeye’s	1727 Finley Blvd	Birmingham	AL	35204-1736
P0000323	Casa Ole’ Restaurants	Casa Mexico	1459 S Vinnell Way	Boise	ID	83709-1659
P0000324	Banyan, Inc.	Grandy’s	1400 Juan Tabo Blvd NE	Albuquerque	NM	87112-4406
P0000326	Interfoods of America, Inc.	Popeye’s	11413 Reulet Ave	Baton Rouge	LA	70816-8525
P0000327	Burger King Corporation	Burger King	488 E Main St	Apopka	FL	32703-5374
P0000328	Burger King Corporation	Burger King	2400 13th St	Saint Cloud	FL	34769-4136
P0000329	Burger King Corporation	Burger King	11834 E Colonial Dr	Orlando	FL	32826-4701
P0000330	R & L Foods, LLC	Wendy’s	2983 Cottingham Expy	Pineville	LA	71360-4389
P0000331	Southeast Food Services Company, LLC	Wendy’s	1219 Oak Ridge Tpke	Oak Ridge	TN	37830-6404
P0000332	Southeast Food Services Company, LLC	Wendy’s	2544 Decatur Pike	Athens	TN	37303-4929
P0000335	ARG Enterprises	Black Angus	7606 W Bell Rd	Glendale	AZ	85308-8619

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000336	Thomas & Thomas Investments	Whataburger	Loop 323 N of Highway 31	Tyler	TX
P0000338	Tacala, L.L.C.	Taco Bell	2303 Dayton Blvd	Red Bank	TN	37415-6224
P0000349	Skyline Chili, Inc.	Skyline Chili	9135 Owenfield Dr	Lewis Center	OH	43035-9149
P0000350	Interfoods of America, Inc.	Popeye’s	361 Palisades Blvd	Birmingham	AL	35209-5149
P0000351	Interfoods of America, Inc.	Popeye’s	2265 Oneal Ln	Baton Rouge	LA	70816-3319
P0000354	Fuddruckers, Inc.	Fuddruckers	10050 State St	Sandy	UT	84070
P0000355	Fuddruckers, Inc.	Fuddruckers	1915 Scenic Hwy N	Snellville	GA	30078
P0000356	Fuddruckers, Inc.	Fuddruckers	5271 E Main St	Columbus	OH	43213
P0000357	Fuddruckers, Inc.	Fuddruckers	6607 N IH 35	Austin	TX	78752
P0000358	Fuddruckers, Inc.	Fuddruckers	3586 W Dublin Granville Rd	Columbus	OH	43235
P0000359	Fuddruckers, Inc.	Fuddruckers	14035 E Evans Ave	Aurora	CO	80014
P0000360	Fuddruckers, Inc.	Fuddruckers	3929 Southwest Fwy	Houston	TX	77027
P0000361	Fuddruckers, Inc.	Fuddruckers	11825 Technology Dr	Eden Prairie	MN	55344
P0000362	Fuddruckers, Inc.	Fuddruckers	6455 E Southern Ave	Mesa	AZ	85206
P0000363	Fuddruckers, Inc.	Fuddruckers	14500 Weaver Lake Rd	Maple Grove	MN	55311
P0000364	Fuddruckers, Inc.	Fuddruckers	121 E Campus View Blvd	Columbus	OH	43235
P0000365	Fuddruckers, Inc.	Fuddruckers	7250 Highway 6 N	Houston	TX	77095
P0000366	Fuddruckers, Inc.	Fuddruckers	3560 Fishinger Blvd	Hilliard	OH	43026
P0000367	Fuddruckers, Inc.	Fuddruckers	13010 Northwest Fwy	Houston	TX	77040
P0000368	Fuddruckers, Inc.	Fuddruckers	101 Regal Way	Newport News	VA	23602
P0000369	Fuddruckers, Inc.	Fuddruckers	7800 W Bell Rd	Glendale	AZ	85308
P0000370	Fuddruckers, Inc.	Fuddruckers	9996 Escort Dr	Mason	OH	45040
P0000371	Fuddruckers, Inc.	Fuddruckers	8955 Springbrook Dr NW	Coon Rapids	MN	55433
P0000372	Fuddruckers, Inc.	Fuddruckers	1105 Merchants Way	Chesapeake	VA	23320
P0000373	Fuddruckers, Inc.	Fuddruckers	11992 Chase Plz	Cincinnati	OH	45240
P0000374	Fuddruckers, Inc.	Fuddruckers	10500 Town and Country Way	Houston	TX	77024
P0000375	Fuddruckers, Inc.	Fuddruckers	4360 Kingwood Dr	Kingwood	TX	77339
P0000378	Interfoods of America, Inc.	Popeye’s	8194 Plank Road	Baton Rouge	LA	70811
P0000379	Southeast Food Services Company, LLC	Wendy’s	8749 Campo Road	La Mesa	CA	91941
P0000380	Interfoods of America, Inc.	Popeye’s	3411 N Pace Blvd	Pensacola	FL	32505-5127

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000381	NPC International, Inc.	Pizza Hut	1551 W Main St	Salem	IL	62881-3805
P0000382	Dickinson Theatres, Inc.	Dickinson Theaters	4900 NE 80th Street	Kansas City	MO	64119
P0000383	Dickinson Theatres, Inc.	Dickinson Theaters	1451 NE Douglas Street	Lees Summit	MO	64086
P0000384	Hastings Entertainment, Inc.	Hastings	1705 North Main Street	Roswell	NM	88201
P0000385	Allwell	Golden Corral	616 So. Ridge Road Circle	Wichita	KS	67209
P0000386	Allwell	Golden Corral	2830 W. 18th Avenue	Emporia	KS	66801
P0000387	Ferrellgas, L.P	Blue Rhino	300 County Road 448	Tavares	FL	32778
P0000390	Famous Dave’s of America	Famous Dave’s	14200 60th St N	Stillwater	MN	55082-6309
P0000391	Famous Dave’s of America	Famous Dave’s	7825 Vinewood Ln	Maple Grove	MN	55369-7013
P0000392	Famous Dave’s of America	Famous Dave’s	7593 147th St W	Apple Valley	MN	55124-6998
P0000393	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	90 N Genesee St	Utica	NY	13502-2527
P0000394	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	600 Mountain View Dr	Colchester	VT	05446-1901
P0000395	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	697 Troy Schenectady Rd	Colonie	NY	12110-2501
P0000396	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	632 Bloomfield Ave	West Caldwell	NJ	07006-7518
P0000397	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	11 Main St	West Harwich	MA	02671-1041
P0000398	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	936 Walnut Bottom Rd	Carlisle	PA	17013-9177
P0000399	Interfoods of America, Inc.	Popeye’s	5534 NW 7th Ave	Miami	FL	33127-1402
P0000400	Interfoods of America, Inc.	Popeye’s	233 W Hillsboro Blvd	Deerfield Beach	FL	33441-3311
P0000401	Interfoods of America, Inc.	Popeye’s	3291 W Broward Blvd	Fort Lauderdale	FL	33312-1112
P0000402	Interfoods of America, Inc.	Popeye’s	14620 Plank Rd	Baker	LA	70714-5445
P0000403	Interfoods of America, Inc.	Popeye’s	1940 Main St	Baker	LA	70714-2843
P0000404	Interfoods of America, Inc.	Popeye’s	5946 Airline Hwy	Baton Rouge	LA	70805-3201
P0000405	Interfoods of America, Inc.	Popeye’s	290 Lobdell Hwy	Port Allen	LA	70767-4198
P0000406	Interfoods of America, Inc.	Popeye’s	107 S 25th St	Fort Pierce	FL	34947-3602
P0000408	Interfoods of America, Inc.	Popeye’s	9854 Halls Ferry Rd	Saint Louis	MO	63136-4017
P0000409	Interfoods of America, Inc.	Popeye’s	8654 Natural Bridge Rd	Saint Louis	MO	63121-4110

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000410	Interfoods of America, Inc.	Popeye’s	2877 Target Dr	Saint Louis	MO	63136-4639
P0000411	Interfoods of America, Inc.	Popeye’s	9376 Greenwell Springs Rd	Baton Rouge	LA	70814-2909
P0000412	Interfoods of America, Inc.	Popeye’s	2200 S Range Ave	Denham Springs	LA	70726-5214
P0000415	1st University Credit Union	Other	605 S University Parks Dr	Waco	TX	76706-1053
P0000416	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	325 S Mcgee Ave	Apopka	FL	32703-4479
P0000417	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1070 S Volusia Ave	Orange City	FL	32763-7039
P0000418	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	6706 highway 63	Moss Point	MS	39563-9539
P0000419	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	12475 Highway 49	Gulfport	MS	39503-2785
P0000420	Checker’s Drive-In Restaurants	Rally’s	3979 W Tennessee St	Tallahassee	FL	32304-1015
P0000421	Checker’s Drive-In Restaurants	Rally’s	401 Vincennes Ave	New Albany	IN	47150-3053
P0000424	Checker’s Drive-In Restaurants	Rally’s	7843 US Highway 42	Florence	KY	41042-1803
P0000425	Checker’s Drive-In Restaurants	Rally’s	1709 N Galvez St	New Orleans	LA	70119-1602
P0000426	Checker’s Drive-In Restaurants	Rally’s	2371 Saint Claude Ave	New Orleans	LA	70117-8352
P0000428	Checker’s Drive-In Restaurants	Rally’s	602 N. Baldwin Avenue	Marion	IN	46952-3462
P0000429	Goldco, Inc.	Burger King	1400 W Jefferson St	Quincy	FL	32351-2130
P0000431	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1275 E Dublin Granville Rd	Columbus	OH	43229-3359
P0000432	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1391 Arrowhead Dr	Maumee	OH	43537-1729
P0000433	Max & Erma’s Restaurants, Inc.	Max & Erma’s	4279 Cemetery Rd	Hilliard	OH	43026-1203
P0000434	QK, Inc.	Denny’s	17053 E Shea Blvd	Fountain Hills	AZ	85268-6635
P0000436	RTM Restaurant Group	Arby’s	1375 N Main St	Madisonville	KY	42431-1283
P0000437	RTM Restaurant Group	Arby’s	163 Altama Connector Blvd	Brunswick	GA	31525-1881
P0000438	RTM Restaurant Group	Arby’s	450 E State Rd	American Fork	UT	84003-2559
P0000439	RTM Restaurant Group	Arby’s	251 S Main St	Tooele	UT	84074-2743
P0000440	RTM Restaurant Group	Arby’s	2501 Mayport Rd	Jacksonville	FL	32233-2801
P0000442	RTM Restaurant Group	Arby’s	1116 Highway 81 W	McDonough	GA	30253-6423
P0000443	RTM Restaurant Group	Arby’s	403 Tri County Plz	Cumming	GA	30040-2777

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000446	RTM Restaurant Group	Arby’s	181 Highway 90	Daphne	AL	36526-9588
P0000449	RTM Restaurant Group	Arby’s	7750 Airport Blvd	Mobile	AL	36608-5025
P0000450	RTM Restaurant Group	Arby’s	7002 Georgetown Rd	Indianapolis	IN	46268-4445
P0000451	RTM Restaurant Group	Arby’s	11190 Beach Blvd	Jacksonville	FL	32246-4804
P0000453	RTM Restaurant Group	Arby’s	9361 Atlantic Blvd	Jacksonville	FL	32225-8218
P0000454	RTM Restaurant Group	Arby’s	622 Fair Rd	Statesboro	GA	30458-4927
P0000455	RTM Restaurant Group	Arby’s	514 N Highway 52	Moncks Corner	SC	29461-3131
P0000456	Interfoods of America, Inc.	Popeye’s	5275 Government St	Baton Rouge	LA	70806-6027
P0000457	Interfoods of America, Inc.	Popeye’s	2137 Staring Ln	Baton Rouge	LA	70810-1038
P0000459	Interfoods of America, Inc.	Popeye’s	2490 NW 79th St	Miami	FL	33147-4930
P0000461	Gander Mountain Company	Gander Mountain	6801 120th Avenue	Kenosha	WI	53140
P0000462	Carmike Cinemas, Inc.	Carmike Cinemas	2435 Edgewood Road SW	Cedar Rapids	IA	52404
P0000463	Humperdink’s Texas, LLC	Humperdink	3820 Belt Line Road	Addison	TX	75001
P0000464	Humperdink’s Texas, LLC	Humperdink	6050 Greenville Ave.	Dallas	TX	75206
P0000465	Humperdink’s Texas, LLC	Humperdink	2208 W. NW Hwy.	Dallas	TX	75220
P0000466	Humperdink’s Texas, LLC	Humperdink	700 Six Flags Drive	Arlington	TX	76011
P0000467	Taco Bueno Restaurants, Inc.	Taco Bueno	1601 Garth Brooks Blvd	Yukon	OK	73099
P0000468	Taco Bueno Restaurants, Inc.	Taco Bueno	2416 S. Georgia Street	Amarillo	TX	79109
P0000469	Taco Bueno Restaurants, Inc.	Taco Bueno	3124 Regency Lane	Denison	TX	75020
P0000470	Taco Bueno Restaurants, Inc.	Taco Bueno	2520 82nd Street	Lubbock	TX	79423
P0000471	Gander Mountain Company	Gander Mountain	8635 Clinton Street	New Hartford	NY	13413
P0000473	Dave & Buster’s, Inc.	Dave & Buster’s	2215 D & B Drive	Marietta	GA	30067
P0000476	Hill Country Furniture Partners, Ltd.	Ashley Furniture	7903 Pat Booker Road	Live Oak	TX	78223
P0000477	RBLS, Inc. (a Texas corporation)	Ashley Furniture	1411 Airway Boulevard	El Paso	TX	79925
P0000478	Gander Mountain Company	Gander Mountain	5038-A Miller Road	Flint	MI	48507
P0000479	Ferrellgas, L.P	Blue Rhino	1750 Agua Mansa Road	Riverside	CA	92509

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000481	Gander Mountain Company	Gander Mountain	2121 43rd St., SW	Fargo	ND	58103
P0000482	Sonic Corp.	Sonic	202 N Main Ave	Erwin	TN	37650
P0000483	Sonic Corp.	Sonic	3307 No. Broadway St.	Knoxville	TN	37918
P0000484	Sonic Corp.	Sonic	113 1st St.	Radford	VA	24141
P0000533	Sonic Corp.	Sonic	355 No. Franklin St.	Christiansburg	VA	24073
P0000534	Sonic Corp.	Sonic	647 E. Main St.	Pulaski	VA	24301
P0000535	Sonic Corp.	Sonic	790 E. Main St.	Wytheville	VA	24382
P0000536	Sonic Corp.	Sonic	2010 E. Broadway Ave.	Maryville	TN	37804
P0000537	Sonic Corp.	Sonic	411 Foothills Mall Drive	Maryville	TN	37801
P0000538	Sonic Corp.	Sonic	608 Oak Ridge Turnpike	Oak Ridge	TN	37830
P0000539	Sonic Corp.	Sonic	1124 E. Stone Dr.	Kingsport	TN	37660
P0000540	Sonic Corp.	Sonic	104 Cedar Lane	Knoxville	TN	37912
P0000541	Sonic Corp.	Sonic	6949 Maynardsville Pike	Knoxville	TN	39912
P0000542	Sonic Corp.	Sonic	1015 Volunteer Parkway	Bristol	TN	37625
P0000543	Sonic Corp.	Sonic	1108 No. Charles G. Seivers Blvd.	Clinton	TN	37716
P0000545	Dickinson Theatres, Inc.	Dickinson Theaters	10301 So. Memorial Drive	Bixby	OK	74133
P0000551	Gander Mountain Company	Gander Mountain	5864 Carmenica Drive	Cicero	NY	13039
P0000552	Rite Aid Corporation	Rite Aid	3601 Midvale Avenue	Philadelphia	PA	19129
P0000553	Rite Aid Corporation	Rite Aid	120 Jefferson Avenue	Moundsville	WV	26041
P0000554	Rite Aid Corporation	Rite Aid	104 Genesee Street	Oneida	NY	13421
P0000556	Rite Aid Corporation	Rite Aid	735 North Water Street	Uhrichsville	OH	44683
P0000559	Rite Aid Corporation	Rite Aid	1410 Delaware Avenue	Buffalo	NY	14209
P0000560	Rite Aid Corporation	Rite Aid	804 East Winthrop Avenue	Millen	GA	30442
P0000561	Rite Aid Corporation	Rite Aid	301 South Broad Street	Thomasville	GA	31792
P0000566	Sonic Corp.	Sonic	1003 W Elk Avenue	Elizabethton	TN	37643
P0000596	Flying Star Cafe	Flying Star Café	8001 Menaul Blvd NE	Albuquerque	NM	87110
P0000597	Flying Star Cafe	Flying Star Café	4501 Juan Tabo Blvd NE	Albuquerque	NM	87111
P0000634	Hughes Supply, Inc.	Hughes Supply	8700 Hwy 27 S	Sebring	FL	33876
P0000844	Hughes Supply, Inc.	Hughes Supply	914 Chris Drive	West Columbia	SC	29169
P0000845	Hughes Supply, Inc.	Hughes Supply	990 Pedigo Way	Bowling Green	KY	42103
P0000637	Hughes Supply, Inc.	Hughes Supply	8326 Lemon Rd	Port Richey	FL	34668
P0000848	Hughes Supply, Inc.	Hughes Supply	850 E Pine Log Rd	Aiken	SC	29803

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000849	Hughes Supply, Inc.	Hughes Supply	856 Henri DeTonti Blvd	Tontitown	AR	72770
P0000640	Hughes Supply, Inc.	Hughes Supply	6854 Distribution Ave S	Jacksonville	FL	32256
P0000850	Hughes Supply, Inc.	Hughes Supply	7281 East 30th Street	Indianapolis	IN	46219
P0000642	Hughes Supply, Inc.	Hughes Supply	8091 Supply Drive	Fort Myers	FL	33912
P0000851	Hughes Supply, Inc.	Hughes Supply	5905 Old Rutledge Pike	Knoxville	TN	37924
P0000644	Hughes Supply, Inc.	Hughes Supply	6231 Idlewild Street	Fort Myers	FL	33912
P0000852	Hughes Supply, Inc.	Hughes Supply	6501 Amsterdam Way	Wilmington	NC	28405
P0000646	Hughes Supply, Inc.	Hughes Supply	4355 Drane Field Rd	Lakeland	FL	33811
P0000647	Hughes Supply, Inc.	Hughes Supply	5311 Doolittle Rd	Jacksonville	FL	32254
P0000648	Hughes Supply, Inc.	Hughes Supply	5409-100 Broadway Ave	Jacksonville	FL	32254
P0000649	Hughes Supply, Inc.	Hughes Supply	341 Gees Mill Bus Pkwy	Conyers	GA	30013
P0000650	Hughes Supply, Inc.	Hughes Supply	3509 N Loop 336 W	Conroe	TX	77304
P0000854	Hughes Supply, Inc.	Hughes Supply	4339 White Lick Dr	Whitestown	IN	46075
P0000855	Hughes Supply, Inc.	Hughes Supply	238 Hurricane Shoals Rd	Lawrenceville	GA	30045
P0000856	Hughes Supply, Inc.	Hughes Supply	2820 Mary Linda Ave NE	Roanoke	VA	24012
P0000857	Hughes Supply, Inc.	Hughes Supply	315 9th Street SE	Hickory	NC	28602
P0000655	Hughes Supply, Inc.	Hughes Supply	2007 NW 15th Ave	Pompano Beach	FL	33069
P0000858	Hughes Supply, Inc.	Hughes Supply	2208 S 14th Street	Mattoon	IL	61938
P0000859	Hughes Supply, Inc.	Hughes Supply	229 N St. Augustine Rd	Valdosta	GA	31601
P0000658	Hughes Supply, Inc.	Hughes Supply	1751 L Avenue	Riviera Beach	FL	33401
P0000860	Hughes Supply, Inc.	Hughes Supply	1840 Shelton Ave	Stateville	NC	28677
P0000861	Hughes Supply, Inc.	Hughes Supply	1930 31st Street	Gulfport	MS	39501
P0000862	Hughes Supply, Inc.	Hughes Supply	1234 S Pleasantburg Dr	Greenville	SC	29605
P0000863	Hughes Supply, Inc.	Hughes Supply	1430 N Chase St	Athens	GA	30601
P0000864	Hughes Supply, Inc.	Hughes Supply	1705 River Street	Valdosta	GA	31601
P0000865	Hughes Supply, Inc.	Hughes Supply	1118 Interstate Blvd	Florence	SC	29501
P0000866	Hughes Supply, Inc.	Hughes Supply	117 Industrial Circle	Martinsburg	WV	25401
P0000867	Hughes Supply, Inc.	Hughes Supply	1215 N Bradley Rd	Spokane	WA	99212
P0000868	Hughes Supply, Inc.	Hughes Supply	1065 Sunset Blvd	West Columbia	SC	29169
P0000869	Hughes Supply, Inc.	Hughes Supply	1069 Canton Rd	Marietta	GA	30066
P0000870	Hughes Supply, Inc.	Hughes Supply	1070 S Highland Ave	Jackson	TN	38301
P0000871	Hughes Supply, Inc.	Hughes Supply	100 Tandem Dr	Greer	SC	29650
P0000846	Hughes Supply, Inc.	Hughes Supply	103 Industrial Drive	Hattiesburg	MS	39401

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000847	Hughes Supply, Inc.	Hughes Supply	10645 Auto Mall Pkwy	D’lberville	MS	39540
P0000673	RTM Restaurant Group	Arby’s	5660 Beach Boulevard	Jacksonville	FL	32207
P0000675	RTM Restaurant Group	Arby’s	2600 S Orange Ave	Orlando	FL	32806
P0000676	RTM Restaurant Group	Arby’s	1305 Tuskawilla Rd	Winter Springs	FL	32708
P0000677	RTM Restaurant Group	Arby’s	2649 Richmond Road	Lexington	KY	40509
P0000678	RTM Restaurant Group	Arby’s	4170 Shelbyville Rd	Louisville	KY	40207
P0000679	RTM Restaurant Group	Arby’s	16005 US Highway 441	Eustis	FL	32726
P0000680	Casa Ole’ Restaurants	Casa Ole	5705 4th St	Lubbock	TX	79416
P0000681	Casa Ole’ Restaurants	Casa Ole	1520 Southmore Ave	Pasadena	TX	77502
P0000682	Casa Ole’ Restaurants	Casa Ole	2726 Spencer Hwy	Pasadena	TX	77504
P0000683	Casa Ole’ Restaurants	Casa Ole	2730 East Highway 190	Copperas Cove	TX	76522
P0000685	Casa Ole’ Restaurants	Garibaldi’s	525 Caldwell Blvd	Nampa	ID	83651
P0000687	Casa Ole’ Restaurants	Monterey’s Tex Mex	410 S. Gordon St	Alvin	TX	77511
P0000688	Casa Ole’ Restaurants	Monterey’s Tex Mex	12520 Greenspoint Dr	Houston	TX	77060
P0000689	Casa Ole’ Restaurants	Monterey’s Tex Mex	3201 Freedom Blvd	Bryan	TX	77802
P0000691	Casa Ole’ Restaurants	Monterey’s Tex Mex	5694 W Skelly Dr	Tulsa	OK	74107
P0000692	RTM Restaurant Group	Arby’s	1228 South Broadway Street	Lexington	KY	40504-2738
P0000693	Rite Aid Corporation	Rite Aid	5601 Chestnut Street	Philadelphia	PA	19139
P0000694	Sportsman’s Warehouse	Sportsman’s Warehouse	1551 Lawrence Drive	DePere	WI	54115
P0000696	Apollo College	Apollo Colleges	630 W. Southern Ave	Mesa	AZ	85210
P0000697	Apollo College	Apollo Colleges	3550 N. Oracle Road	Tucson	AZ	85704
P0000698	Apollo College	Apollo Colleges	2701 W. Bethany Home Road	Phoenix	AZ	85017
P0000699	Apollo College	Apollo Colleges	8503 N. 27th Avenue	Phoenix	AZ	85051
P0000705	Pilgrim’s Pride Corporation	Pilgrim’s Pride Freezer Warehouse Facility	3330 Woodrow Wilson Drive	Jackson	MS	39209
P0000706	Stonebrook Properties LLC	Golden Corral	1300 South Morgan	Granbury	TX	76048
P0000707	Corral of Michigan LLC	Golden Corral	37101 Warren Road	Westland	MI	48185

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000708	Pizza Properties, Ltd	Peter Piper Pizza	2210 West University Drive	Edinburg	TX	78539
P0000709	Pizza Properties, Ltd	Peter Piper Pizza	402 South Bibb Ave	Eagle Pass	TX	78852
P0000710	Pizza Properties, Ltd	Peter Piper Pizza	4526 East Hwy 83	Rio Grande City	TX	78582
P0000711	Pizza Properties, Ltd	Peter Piper Pizza	3101 East Expressway 83	Weslaco	TX	78596
P0000730	HOM Furniture, Inc	HOM Furniture Showrooms	4726 Mall Drive	Hermantown	MN	55811
P0000731	HOM Furniture, Inc.	HOM Furniture Showrooms	2921 Mall Drive	Eau Claire	WI	54701
P0000732	Hastings Entertainment, Inc.	Hastings	200 Hwy 332 West	Lake Jackson	TX	77566
P0000737	Pizza Properties, Ltd	Peter Piper Pizza	9450 Dyer Street	El Paso	TX	79924
P0000738	Rite Aid Corporation	Rite Aid	21500-21508 Harper Avenue	St. Clair Shores	MI	48081
P0000747	Anvia, Inc.	Ashley Home Center	4597 Southwest Drive	Abilene	TX	79605
P0000748	Sky Ventures, LLC	Pizza Hut	545 Hwy 9 E	Forest City	IA	50436
P0000749	Sky Ventures, LLC	Pizza Hut	419 2nd Ave SE	Cresco	IA	52136
P0000750	Sky Ventures, LLC	Pizza Hut	260 Carson Ave	Elk River	MN	55330
P0000751	Sky Ventures, LLC	Pizza Hut	1325 Town Centre Dr	Eagan	MN	55123
P0000752	Sky Ventures, LLC	Pizza Hut	964 Hwy 15 S	Hutchinson	MN	55350
P0000753	Sky Ventures, LLC	Pizza Hut	5501 Grand Ave	Duluth	MN	55808
P0000754	Sky Ventures, LLC	Pizza Hut	3600 N Douglas	Crystal	MN	55422
P0000755	Sky Ventures, LLC	Pizza Hut	32 Sheridan St	Ely	MN	55731
P0000756	Sky Ventures, LLC	Pizza Hut	701 Highway 33 S	Cloquet	MN	55720
P0000757	Sky Ventures, LLC	Pizza Hut	1101 Hwy 25 N	Buffalo	MN	55313
P0000758	Sky Ventures, LLC	Pizza Hut	1918 London Rd	Duluth	MN	55812
P0000759	Sky Ventures, LLC	Pizza Hut	1725 E Main St	Albert Lea	MN	56007
P0000760	Sky Ventures, LLC	Pizza Hut	623 Hammond Ave	Superior	WI	54880
P0000761	Sky Ventures, LLC	Pizza Hut	3854 N Central Ave	Columbia Heights	MN	55421
P0000762	Sky Ventures, LLC	Pizza Hut	100 N Phillips	Algona	IA	50511
P0000763	Sky Ventures, LLC	Pizza Hut	1653 Weir Dr	Woodbury	MN	55125
P0000764	Sky Ventures, LLC	Pizza Hut	W Hwy 18	Mason City	IA	50401
P0000765	Sky Ventures, LLC	Pizza Hut	1211 7th Ave	Two Harbors	MN	55616
P0000766	Sky Ventures, LLC	Pizza Hut	257 Marschall Rd	Shakopee	MN	55379
P0000767	Sky Ventures, LLC	Pizza Hut	Hwy 18	Clear Lake	IA	50428
P0000768	Sky Ventures, LLC	Pizza Hut	1157 S Main	Sauk Centre	MN	56378
P0000769	Sky Ventures, LLC	Pizza Hut	15065 Canada Rd	Rosemount	MN	55068
P0000770	Sky Ventures, LLC	Pizza Hut	1504 13th Street S	Virginia	MN	55792
P0000771	Sky Ventures, LLC	Pizza Hut	7500 Bass Lake Rd	New Hope	MN	55428
P0000772	Sky Ventures, LLC	Pizza Hut	1300 W Broadway	Minneapolis	MN	55411
P0000773	Sky Ventures, LLC	Pizza Hut	319 N Benton	Sauk Rapids	MN	56379
P0000774	Sky Ventures, LLC	Pizza Hut	1685 White Bear Ave	Maplewood	MN	55109
P0000775	Sky Ventures, LLC	Pizza Hut	17305 Kenrick Ave	Lakeville	MN	55044
P0000776	Sky Ventures, LLC	Pizza Hut	2001 W Hwy 52	Rochester	MN	55901

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000777	Sky Ventures, LLC	Pizza Hut	1101 37th St East	Hibbing	MN	55746
P0000778	Sky Ventures, LLC	Pizza Hut	806 S Pokegama	Grand Rapids	MN	55744
P0000779	Sky Ventures, LLC	Pizza Hut	1404 E College Dr	Marshall	MN	56258
P0000780	Falcon Holdings	Church’s	276 Park Ave W	Mansfield	OH	44902
P0000781	Falcon Holdings	Church’s	700 S Arlington	Akron	OH	44306
P0000782	Falcon Holdings	Church’s	1520 E Main	Columbus	OH	43205
P0000783	Falcon Holdings	Church’s	920 N Grand Ave	St. Louis	MO	63106
P0000784	Falcon Holdings	Church’s	4375 Refugee Rd	Columbus	OH	43232
P0000785	Falcon Holdings	Church’s	1391 Wooster Ave	Akron	OH	44320
P0000786	Falcon Holdings	Church’s	3525 N Grand Blvd	St. Louis	MO	63107
P0000787	Falcon Holdings	Church’s	410 9th St NE	Canton	OH	44704
P0000788	Falcon Holdings	Church’s	805 N Kings Hwy	St. Louis	MO	63108
P0000789	Falcon Holdings	Church’s	7260 Manchester Rd	Maplewood	MO	63143
P0000790	Falcon Holdings	Church’s	1211 S. Main	Akron	OH	44301
P0000791	Falcon Holdings	Church’s	1753 Woodson Rd	Overland	MO	63114
P0000792	Falcon Holdings	Church’s	4414 N Saginaw	Flint	MI	48505
P0000793	Falcon Holdings	Church’s	4401 Marshall Rd	St. Louis	MO	63134
P0000794	Falcon Holdings	Church’s	10646 New Halls Ferry	Ferguson	MO	63135
P0000795	Falcon Holdings	Church’s	16100 Livernois	Detroit	MI	48221
P0000796	Falcon Holdings	Church’s	7215 Natural Bridge Rd	Normandy	MO	63121
P0000797	Falcon Holdings	Church’s	9137 W Grand River	Detroit	MI	48204
P0000798	Falcon Holdings	Church’s	13611 West 8 Mile Rd	Detroit	MI	48235
P0000799	Falcon Holdings	Church’s	24990 Dequindre	Warren	MI	48091
P0000800	Falcon Holdings	Church’s	15525 Chicago Ave	Detroit	MI	48228
P0000801	Falcon Holdings	Church’s	11501 Woodward Ave	Detroit	MI	48202
P0000802	Falcon Holdings	Church’s	2928 E 7 Mile Rd	Detroit	MI	48234
P0000803	Falcon Holdings	Church’s	13531 Fenkell Ave	Detroit	MI	48227
P0000804	Falcon Holdings	Church’s	4850 West 16th St	Indianapolis	IN	46224
P0000805	Falcon Holdings	Church’s	14260 Gratiot Ave	Detroit	MI	48205
P0000806	Falcon Holdings	Church’s	5443 East 21st St	Indianapolis	IN	46218
P0000807	Falcon Holdings	Church’s	3860 N College Ave	Indianapolis	IN	46205
P0000808	Falcon Holdings	Church’s	11965 E Warren Ave	Detroit	MI	48214
P0000809	Falcon Holdings	Church’s	3970 Lafayette Rd	Indianapolis	IN	46254
P0000810	Falcon Holdings	Church’s	5520 Caseyville Ave	Washington Park	IL	62204
P0000811	Falcon Holdings	Church’s	5040 E 38th St	Indianapolis	IN	46218
P0000812	Falcon Holdings	Church’s	4590 W 5th Ave	Gary	IN	46406
P0000813	Falcon Holdings	Church’s	333 E 159th St	Harvey	IL	60426
P0000814	Falcon Holdings	Church’s	3863 N Post Rd	Indianapolis	IN	46226
P0000815	Falcon Holdings	Church’s	500 S Western Avenue	Peoria	IL	61605
P0000816	Falcon Holdings	Church’s	5400-08 W. Cermak Rd	Cicero	IL	60650

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000817	Falcon Holdings	Church’s	3701 Grant St	Gary	IN	46408
P0000818	Falcon Holdings	Church’s	1409 South Broadway	Gary	IN	46407
P0000819	Falcon Holdings	Church’s	4812 W North Ave	Chicago	IL	60639
P0000820	Falcon Holdings	Church’s	345 Collins St	Joliet	IL	60432
P0000821	Falcon Holdings	Church’s	7102 S Stony Island Ave	Chicago	IL	60649
P0000822	Falcon Holdings	Church’s	200 E 103rd St	Chicago	IL	60628
P0000823	Falcon Holdings	Church’s	2601 State St	East St. Louis	IL	62201
P0000824	Falcon Holdings	Church’s	431 N Austin Blvd	Chicago	IL	60644
P0000825	Falcon Holdings	Church’s	101 E 35th St	Chicago	IL	60616
P0000826	Falcon Holdings	Church’s	6600 S Halsted St	Chicago	IL	60621
P0000827	Falcon Holdings	Church’s	1808 W 47th St	Chicago	IL	60609
P0000828	Falcon Holdings	Church’s	1855 S Blue Island Ave	Chicago	IL	60608
P0000829	Falcon Holdings	Church’s	2806 W Cermak Ave	Chicago	IL	60623

EXHIBIT A-2

MORTGAGE LOAN SCHEDULE

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000051	Taco Bueno Restaurants, Inc.	Taco Bueno	1321 Desiree Lane	Hurst	TX	74145-4818
P0000052	Taco Bueno Restaurants, Inc.	Taco Bueno	2307 S Cooper St	Arlington	TX	76015-1602
P0000053	Taco Bueno Restaurants, Inc.	Taco Bueno	5600 Camp Bowie Blvd	Fort Worth	TX	76107-5119
P0000054	Taco Bueno Restaurants, Inc.	Taco Bueno	1528 Brown Trl	Bedford	TX	76021-5343
P0000055	Taco Bueno Restaurants, Inc.	Taco Bueno	7436 E Admiral Pl	Tulsa	OK	74115-7913
P0000056	Taco Bueno Restaurants, Inc.	Taco Bueno	8601 Highway 80 W	Fort Worth	TX	76116-6101
P0000057	Taco Bueno Restaurants, Inc.	Taco Bueno	205 Spur 350	Euless	TX	76040-4583
P0000058	Taco Bueno Restaurants, Inc.	Taco Bueno	4117 Buffalo Gap Rd	Abilene	TX	79605-7233
P0000059	Taco Bueno Restaurants, Inc.	Taco Bueno	5748 SW Green Oaks Blvd	Arlington	TX	76017-1201
P0000060	Taco Bueno Restaurants, Inc.	Taco Bueno	1550 W University Dr	Denton	TX	76201-1790
P0000061	Taco Bueno Restaurants, Inc.	Taco Bueno	6350 Lake Worth Blvd	Lake Worth	TX	76135-3102
P0000062	Taco Bueno Restaurants, Inc.	Taco Bueno	8611 S Lewis Ave	Tulsa	OK	74137-3206
P0000063	Taco Bueno Restaurants, Inc.	Taco Bueno	5724 Broadway Blvd	Garland	TX	75043-5818
P0000064	Taco Bueno Restaurants, Inc.	Taco Bueno	1113 W Northwest Hwy	Grapevine	TX	76051-5034
P0000065	Taco Bueno Restaurants, Inc.	Taco Bueno	301 W Shawnee St	Muskogee	OK	74401-4152
P0000066	Taco Bueno Restaurants, Inc.	Taco Bueno	2001 NW 23rd St	Oklahoma City	OK	73106-1203
P0000067	Taco Bueno Restaurants, Inc.	Taco Bueno	7057 Ridgmar Meadow Rd	Fort Worth	TX	76116-1516
P0000068	Taco Bueno Restaurants, Inc.	Taco Bueno	1210 W Will Rogers Blvd	Claremore	OK	74017-3426
P0000069	Taco Bueno Restaurants, Inc.	Taco Bueno	1301 S Meridian Ave	Oklahoma City	OK	73108-1707
P0000070	Taco Bueno Restaurants, Inc.	Taco Bueno	6112 S Garnett Rd	Broken Arrow	OK	74012-1217
P0000071	Taco Bueno Restaurants, Inc.	Taco Bueno	2630 S Buckner Blvd	Dallas	TX	75227-6901
P0000072	Taco Bueno Restaurants, Inc.	Taco Bueno	722 S Main St	Sapulpa	OK	74066-5104
P0000073	Taco Bueno Restaurants, Inc.	Taco Bueno	5010 US Highway 277 S	Abilene	TX	79605-4543
P0000074	Taco Bueno Restaurants, Inc.	Taco Bueno	3023 SW 29th St	Oklahoma City	OK	73119-1713

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000075	Taco Bueno Restaurants, Inc.	Taco Bueno	6834 Wesley St	Greenville	TX	75402-7303
P0000076	Taco Bueno Restaurants, Inc.	Taco Bueno	2951 N Belt Line Rd	Irving	TX	75062-5248
P0000077	Taco Bueno Restaurants, Inc.	Taco Bueno	5380 N Beach St	Haltom City	TX	76137-2730
P0000078	Taco Bueno Restaurants, Inc.	Taco Bueno	5341 William D Tate Ave	Grapevine	TX	76051-7357
P0000079	Taco Bueno Restaurants, Inc.	Taco Bueno	2404 Westport Pkwy	Fort Worth	TX	76177-5302
P0000080	Taco Bueno Restaurants, Inc.	Taco Bueno	3204 SE Loop 820	Forest Hill	TX	76140-1107
P0000081	Taco Bueno Restaurants, Inc.	Taco Bueno	3700 Eldorado Pkwy	McKinney	TX	75070-4228
P0000082	Taco Bueno Restaurants, Inc.	Taco Bueno	5032 S Sheridan Rd	Tulsa	OK	74145-5714
P0000083	Taco Bueno Restaurants, Inc.	Taco Bueno	1725 W Owen K Garriott Rd	Enid	OK	73703-5604
P0000084	Taco Bueno Restaurants, Inc.	Taco Bueno	2814 E 11th St	Tulsa	OK	74104-4113
P0000085	Taco Bueno Restaurants, Inc.	Taco Bueno	2305 E Southlake Blvd	Southlake	TX	76092-6603
P0000086	Advance Auto Parts, Inc.	Discount Auto Parts	1603 S Main St	Atmore	AL	36502-3501
P0000087	Advance Auto Parts, Inc.	Discount Auto Parts	5605 E Rite Rd	Theodore	AL	36582-1665
P0000088	Advance Auto Parts, Inc.	Discount Auto Parts	8300 NW 103rd St	Hialeah	FL	33016-2253
P0000089	Advance Auto Parts, Inc.	Discount Auto Parts	615 N Dixie Fwy	New Smyrna Beach	FL	32168-6409
P0000090	Advance Auto Parts, Inc.	Discount Auto Parts	7522 Southgate Blvd	Margate	FL	33068-1362
P0000091	Advance Auto Parts, Inc.	Discount Auto Parts	5121 Powerline Rd	Fort Lauderdale	FL	33309-3156
P0000092	Advance Auto Parts, Inc.	Discount Auto Parts	3012 W Hillsborough Ave	Tampa	FL	33614-5963
P0000093	Advance Auto Parts, Inc.	Discount Auto Parts	10824 S US Highway 41	Gibsonton	FL	33534-4708
P0000094	Advance Auto Parts, Inc.	Advance Auto Parts	2636 S Smithville Rd	Dayton	OH	45420-2642
P0000095	Advance Auto Parts, Inc.	Advance Auto Parts	3210 Library Rd	Castle Shannon	PA	15234-2631
P0000096	Advance Auto Parts, Inc.	Advance Auto Parts	3317 Agency St	Burlington	IA	52601-1959
P0000097	Advance Auto Parts, Inc.	Discount Auto Parts	311 E Oakland Ave	Camilla	GA	31730-1969
P0000098	Advance Auto Parts, Inc.	Discount Auto Parts	2815 Montgomery St	Savannah	GA	31405-3200
P0000099	Advance Auto Parts, Inc.	Discount Auto Parts	1501 Manchester Expy	Columbus	GA	31904-6659
P0000100	Advance Auto Parts, Inc.	Discount Auto Parts	203 W 6th St	Waynesboro	GA	30830-1461

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000101	Advance Auto Parts, Inc.	Discount Auto Parts	402 Columbia St	Blakeley	GA	31723-1703
P0000102	Advance Auto Parts, Inc.	Discount Auto Parts	2196 US Highway 17	Richmond Hill	GA	31324-3671
P0000103	Advance Auto Parts, Inc.	Discount Auto Parts	3602 Peach Orchard Rd	Augusta	GA	30906-9436
P0000104	Advance Auto Parts, Inc.	Discount Auto Parts	760 E King Avenue	Kingsland	GA	31548-6317
P0000105	Advance Auto Parts, Inc.	Discount Auto Parts	310 W Taylor St	Griffin	GA	30223-3029
P0000106	Advance Auto Parts, Inc.	Discount Auto Parts	5621 Riverdale Dr	College Park	GA	30349-6443
P0000107	Advance Auto Parts, Inc.	Discount Auto Parts	1496 US Highway 19	Leesburg	GA	31763-4834
P0000108	Advance Auto Parts, Inc.	Discount Auto Parts	950 E Boston St	Covington	LA	70433-3282
P0000109	Advance Auto Parts, Inc.	Advance Auto Parts	2602 Washington Ave	Alton	IL	62002-5466
P0000110	Advance Auto Parts, Inc.	Advance Auto Parts	3510 Gravois Ave	Saint Louis	MO	63118-3504
P0000111	Advance Auto Parts, Inc.	Discount Auto Parts	5060 Hardy St	Hattiesburg	MS	39402-1307
P0000112	Advance Auto Parts, Inc.	Discount Auto Parts	300 US Highway 80 W	Clinton	MS	39056
P0000113	Advance Auto Parts, Inc.	Discount Auto Parts	1259 Ellis Ave	Jackson	MS	39209-7328
P0000114	Advance Auto Parts, Inc.	Discount Auto Parts	179 Sgt Prentiss Dr	Natchez	MS	39120-4733
P0000115	Advance Auto Parts, Inc.	Discount Auto Parts	198 Northside Dr	Newton	MS	39345-9747
P0000116	Advance Auto Parts, Inc.	Discount Auto Parts	614 Central Ave W	Wiggins	MS	39577-2531
P0000117	Advance Auto Parts, Inc.	Discount Auto Parts	550 E Baruch St	Denmark	SC	29042-1307

EXHIBIT B

FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

[Date]

Midland Loan Services, Inc.

10851 Master Suite 300

Overland Park, Kansas 66210

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention:  Structured Finance Agency-Spirit Master Funding, LLC, Series 2005-1

Spirit Master Funding, LLC

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series 2005

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Property Management and Servicing Agreement, dated as of July 26, 2005 (the “Property Management Agreement”), among Spirit Master Funding, LLC, as issuer (the “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, Inc., as back-up manager (the “Back-Up Manager”), the undersigned as Property Manager hereby requests a release of the Lease File (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

Lease No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

☐            1.             Lease paid in full and terminated.

The undersigned hereby certifies that all amounts received in connection with the Lease that are required to be deposited in the Collection Account pursuant to the Property Management Agreement, have been or will be so deposited.

☐            2.             Other.  (Describe)

B-1

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Lease has become a Liquidated Lease, in which case the Lease File (or such portion thereof) will be retained by us permanently.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

SPIRIT FINANCE CORPORATION
as Property Manager

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

[Date]

Midland Loan Services, Inc.

10851 Master Suite 300

Overland Park, Kansas 66210

Spirit Master Funding, LLC

Re:          Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series 2005-1

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Property Management and Servicing Agreement, dated as of July 26, 2005 (the “Property Management Agreement”), among Spirit Master Funding, LLC, as issuer (the “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, Inc., as back-up manager (the “Back-Up Manager”), the undersigned as Special Servicer hereby requests a release of the Lease File (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

Loan No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

☐            1.             The Tenant is being evicted.

☐            2.             Other.  (Describe)

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless (i) the Tenant is being evicted, in which case the Lease File (or such portion thereof) will be returned when no longer required by us for such purpose, or (ii) we deliver to the Indenture Trustee an Officer’s Certificate stating that the Lease has become a Liquidated Lease and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Release Account or the Collection Account pursuant to Section 3.04(a) have been or will be so deposited.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

C-1

SPIRIT FINANCE CORPORATION as
Special Servicer

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LIMITED POWERS OF ATTORNEY
FROM ISSUER OR INDENTURE TRUSTEE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to that certain Property Management and Servicing Agreement, dated as of July 26, 2005 (the “Agreement”), among Spirit Master Funding, LLC, as Issuer (the “Issuer”), Spirit Finance Corporation (“Spirit Finance”), as property manager (the “Property Manager”) and special servicer (the “Special Servicer”), and Midland Loan Services, Inc., as back-up manager (the “Back-Up Manager”), the [Property Manager] [Special Servicer] (hereafter, the “Servicer”) administers and services certain “Mortgaged Properties” and “Leases” as such terms are defined in the Agreement, in accordance with the terms of the Agreement and such Leases, and,

WHEREAS, pursuant to the terms of the Agreement, Spirit Finance is granted certain powers, responsibilities and authority in connection with its servicing and administration subject to the terms of the Agreement; and

WHEREAS, the [Issuer] [Indenture Trustee] (hereafter, the “Grantor”) has been requested by Spirit Finance pursuant to the Agreement to grant this Limited Power of Attorney to Spirit Finance to enable it to execute and deliver, on behalf of the Grantor, certain documents and instruments related to the Mortgaged Properties and Leases, thereby empowering Spirit Finance to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

The Grantor does make, constitute and appoint [Spirit Finance Corporation, a Delaware limited liability company], its true and lawful agent and attorney in fact with respect to the Mortgaged Properties and Leases held by the Grantor, in its name, place and stead, to (A) prepare, execute and deliver: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the validity, enforceability, perfection and priority of the Grantor’s interest in any real property (collectively, the “Mortgaged Property”) and any Lease with respect to any Mortgaged Property; (ii) subject to the provisions of the Agreement, any and all modifications, waivers, consents, assumptions, amendments or subordinations with respect to a Lease or documents relating thereto; and (iii) any and all instruments necessary or appropriate for the eviction of any Tenant under a Lease serviced by Spirit Finance and consistent with the authority granted by the Agreement; and (B) to take any and all actions on behalf of the Grantor in connection with maintaining and defending the enforceability of any such Lease obligation, including but not limited to the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Lease obligation in accordance with the terms of the Agreement.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Property Manager as the Grantor’s attorney in fact of full power and authority with respect to the Leases and Mortgaged Properties to execute and deliver any such documents, instrument or other writing as fully, in all intents and purposes, as Grantor might or could do if personally present.  The Grantor hereby ratifies and confirms whatsoever such attorney in fact shall and may do by virtue hereof, and the Grantor agrees and represents to those dealing with such attorney in fact that they may rely upon this power of attorney until termination of the power of attorney under the provisions of Article III below.  As between the Grantor and the Property Manager, the Property Manager may not exercise any right, authority or power granted by this instrument in a manner that would violate the terms of the Agreement or the servicing standard imposed on the Property Manager by the Agreement, but any and all third parties dealing with Property Manager as the Grantor’s attorney in fact may rely completely, unconditionally and conclusively on the Property Manager’s authority and need not make inquiry about whether the Property Manager is acting pursuant to the Agreement or such standard.  Any trustee, title company or other third party may rely upon a written statement by the Property Manager that any particular lease or property in question is subject to and included under this power of attorney and the Agreement.

ARTICLE II

An act or thing lawfully done hereunder by the Property Manager shall be binding on the Grantor and the Grantor’s successor and assigns.

ARTICLE III

This power of attorney shall continue in full force and effect from the date hereof until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Grantor:

(i)            the suspension or termination of this limited power of attorney by the Grantor;

(ii)           the transfer of the Property Manager’s servicing rights and obligations as the [Property Manager] [Special Servicer] under the Agreement from the Property Manager to another servicer;

(iii)          the appointment of a receiver or conservator with respect to the business of the Property Manager;

(iv)          the filing of a voluntary or involuntary petition in bankruptcy by or against the Property Manager; or

(v)           the occurrence of a Servicer Replacement Event.

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Grantor or Spirit Finance thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the         day of                      ,        .

SPIRIT MASTER FUNDING, LLC, as Issuer under that certain Property Management and Servicing Agreement dated as of July 26, 2005

By:
Name:
Title:]

STATE OF	)
	)	ss.:
COUNTY OF	)

On the           day of                    ,         , before me, a notary public in and for said State, personally appeared                                  , known to me to be a                                                   of                                              , one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT E

CALCULATION OF FIXED CHARGE COVERAGE RATIOS

1.             Adjusted EBITDAR:  As to any Tenant (including any Guarantor), an amount equal to the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees, and (vi) all operating lease or rent expense (including with respect to any Equipment Loans) less (vii) all non-recurring income and normalized overhead based on parent company’s general and administrative expenses as a percent of sales (if not available, industry standards applied);

2.             Fixed Charges:  As to any Obligor (including any Guarantor), an amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense, and (iii) scheduled principal payments on indebtedness, in each case for the period of time as to which such figure is presented; and

3.             FCCR:  Adjusted EBITDAR/Fixed Charges.

Or in summarized Form

(EBITDA + Management Fees + Rent) / ( Rent + Principal + Interest)